    As filed with the Securities and Exchange Commission on February 21, 1997
                                                   Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           --------------------------

                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           --------------------------

                                   INSCI CORP.
             (Exact name of registrant as specified in its charter)

    Delaware                       7373                          06-1302773

(Jurisdiction of        (Primary Standard Industrial       (I.R.S. Employer I.D.
incorporation)           Classification Code Number)              Number)


                          Two Westborough Business Park
                        Westborough, Massachusetts 01581
                                 (508)-870-4000
            (Name, address, including zip code, and telephone number,
                 including area code, of Registrant's Principal
                                Executive Office)


                           --------------------------
                             Joseph A. Baratta, Esq.
                               Baratta & Goldstein
                                597 Fifth Avenue
                            New York, New York 10017
                                 (212)-750-9700
 (Name, address, including zip code, and telephone number, including area code, of Agent for Service)


 Approximate date of commencement of proposed sale by the selling shareholders to the public: From time to time after the effective date
                         of this registration statement.

      If any of the securities being registered on this Form are offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                           --------------------------

                                                CALCULATION OF REGISTRATION FEE
=============================================================================================================================
                                                                    PROPOSED MAXIMUM
TITLE OF EACH CLASS OF                          PROPOSED MAXIMUM     OFFERING PRICE        AMOUNT OF
SECURITIES TO BE                                  AMOUNT TO BE            PER              AGGREGATE
REGISTERED                                         REGISTERED            SHARE           OFFERING PRICE     REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------
Common Stock par value, $.01 per share(1)          6,605,411          $ 4.37  (2)         $28,865,646          $ 9,953.67
-----------------------------------------------------------------------------------------------------------------------------
Common Stock par value, $.01 per share,
issuable upon conversion of 10% Convertible
Redeemable Preferred Stock(3)                        585,538          $ 4.37  (4)         $ 2,558,801          $   882.35
-----------------------------------------------------------------------------------------------------------------------------
Common Stock par value, $.01 per share,
issuable upon conversion of 10%
Convertible Preferred Stock(5)                       501,434          $ 4.37  (4)         $ 2,191,267          $   755.61
-----------------------------------------------------------------------------------------------------------------------------
Common Stock par value, $.01 per share,
issuable upon conversion of Units(6)               2,214,697          $ 4.37  (4)         $ 9,678,226          $ 3,337.32
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share,
issuable upon exercise of Options                  3,212,700          $ 4.37  (4)         $14,039,499          $ 4,841.21
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share,
issuable upon exercise of Initial
Public Offering Warrants                             625,000          $ 9.00  (8)         $ 5,625,000          $ 1,939.66
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share,
issuable upon exercise of reissued
underwriter warrants                                 187,500          $ 4.37  (4)         $   819,375          $   282.54
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share,
issuable upon exercise of 1994 warrants               39,272          $ 4.37  (4)         $   171,619          $    59.18
-----------------------------------------------------------------------------------------------------------------------------
Common Stock par value, $.01 per share
issuable upon exercise of Options                     25,000          $18.00  (7)         $   450,000          $   155.17
-----------------------------------------------------------------------------------------------------------------------------
Common Stock par value, $.01 per share
issuable upon exercise of Option                      10,000          $ 7.00  (7)         $    70,000          $    24.14
-----------------------------------------------------------------------------------------------------------------------------
Common Stock par value, $.01 issuable
upon exercise of Options                             400,000          $ 6.25  (7)         $ 2,500,000          $   862.07
-----------------------------------------------------------------------------------------------------------------------------
Common Stock par value, $.01 per share
issuable upon exercise of Options                     50,000          $ 6.00  (7)         $   300,000          $   103.45
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value, $.01 per share
issuable upon exercise of warrants                   133,334          $ 5.50  (8)         $   733,337          $   252.87
-----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value, $.01 per share
issuable upon exercise of warrants                 1,333,334          $ 5.00  (8)         $ 6,666,670          $ 2,298.85
=============================================================================================================================
TOTAL REGISTRATION FEE                                                                                         $25,748.09
=============================================================================================================================

(1) Includes 4,000,000 shares of Common Stock par value $.01 per share ("Common Stock") reserved by INSCI Corp. ("INSCI or the "Company") for acquisition purposes; 2,605,411 shares of Common Stock issued by the Company to selling stockholders.

(2) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933.

(3) Represents 585,538 shares of Common Stock underlying 10% Convertible Redeemable Preferred Stock ("10% Convertible Redeemable Stock") and dividends to be issued on the 10% Convertible Redeemable Stock (assuming an average market price of $5.00 a share for conversion purposes);

(4) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(g) under the Securities Act of 1933.

(5) Represents 501,434 shares of Common Stock underlying 10% Convertible Preferred Stock and dividends to be issued on the 10% Convertible Preferred Stock (assuming an average market price of $5.00 a share for conversion purposes);

(6) Represents 2,214,697 shares of Common Stock underlying 8% Convertible Redeemable Preferred Stock derived from 8% Units). Includes shares of Common Stock underlying dividends to be issued on shares of 8% Preferred Stock which underlie the Units;

(7) Exercise price of options.

(8) Exercise price of warrants.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DAY OR DATE AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) MAY DETERMINE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under securities laws of any such State.

                 Subject to Completion, Dated February 21, 1997
PROSPECTUS
                              {INSCI CORP. LOGO}


                        15,923,220 SHARES COMMON STOCK


      This Prospectus relates to the subsequent resale or offer for sale by Selling Stockholders (as hereinafter defined) of up to 15,923,220 shares (the "Shares") of Common Stock, par value $.01 per share ("Common Stock"), of INSCI Corp. ("INSCI" or the "Company"), a Delaware corporation including 2,605,411 shares of Common Stock currently owned by the Selling Stockholders; 4,000,000 shares of Common Stock reserved by the Company for acquisitions, 585,538* shares of Common Stock issuable upon conversion of the Company's 10% Convertible Redeemable Preferred Stock; 501,434* shares of Common Stock underlying 10% Convertible Preferred Stock: 3,681,365* shares of Common Stock underlying the Company's Units (each unit comprised of one share of 8% Redeemable Preferred Stock which is convertible into a share of Common and Stock and a three year Warrant to purchase one share of Common Stock at $5.00 per share (the placement agents warrants are exercisable at $5.50 per share)); 851,772 shares of Common Stock issuable upon the exercise of Warrants; and 3,697,700 shares of Common Stock which may be issued upon the exercise of Options granted by the Company. The distribution of the Shares may be effected in one or more transactions through one or more transactions through one or more brokers or dealers, through privately negotiated transactions or otherwise at market prices prevailing at the time of sale or at prices otherwise negotiated.

      Upon any sale of the Shares covered by this Prospectus, Selling Stockholders and any participating brokers or dealers may be deemed to be underwriters as that term is defined in the Securities Act of 1933, as amended (the "Act"), and commissions or discounts or any profits realized on the sale of such Shares received by Selling Stockholders and such brokers or dealers may be deemed to be underwriting commissions or discounts within the meaning of the Act.

      The Common Stock and Warrants of the Company are listed on the NASDAQ(SM) Small Cap Market under the symbols "INSI" for the Common Stock and "INSIW" for the Warrants. The Common Stock and Warrants are also listed on the Boston Stock Exchange under the symbols "INI" and "INIW" respectively. On February 19, 1997, the last sale price of the Common Stock as reported by NASDAQ(SM) was $ 4.37 per share of Common Stock, on February 4, 1997 the last sale price of the warrants as reported by NASDAQ(SM) WAS $.75 per Warrant.

      The expenses of this offering will be paid by the Company.

            FOR INFORMATION CONCERNING CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS, SEE "RISK FACTORS" BEGINNING ON PAGE 5 .

                           --------------------------

          THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE
           A HIGH DEGREE OF RISK AND SUBSTANTIAL IMMEDIATE DILUTION
                    UPON EXERCISE OF OPTIONS AND WARRANTS.
                               SEE "RISK FACTORS"
                           --------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
        THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION
           PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
          ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      The Company will not receive any proceeds from the sale of Common Stock under the Offering by Selling Stockholders. In the event a warrant or option holder elects to exercise then in that event the Company will receive proceeds.

                The date of this Prospectus is February   , 1997
----------
*Number of underlying shares based upon assumed market price of $5.00 per share of the Company's Common Stock. The actual number of shares may vary depending upon the market price at time of conversion.

--------------------------------------------------------------------------------
                                 PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus, including information under "Risk Factors". The Common Stock offered hereby involves a high degree of risk.

                               OVERVIEW OF THE COMPANY

      INSCI Corp. (INSCI or the "Company") develops, markets, installs and services electronic information and document management systems designed to meet the enterprise-wide needs of organizations which produce large quantities of computer-generated documents and require the storage of and access to a broad array of document types. The Company provides its customers with the ability to electronically capture documents and computer output from a variety of sources, to store information electronically and to access and deliver the information either electronically or via reprints in a fashion that lowers costs, improves quality, improves service and provides greater control to the customer. INSCI's products focus on the desktop imaging, integrated output management and document management market and the automated document factory production market.

      INSCI's software products marketed under the name, COINSERV, utilize a customer's existing host computer and computer network to link powerful "Server" computers, which perform automated document indexing and optical disk storage functions. This is accomplished with the customer's existing network of "client" computers, which are used by the customer's employees to search, retrieve and distribute documents. COINSERV is an optical-disk based client/server computer output to laser disk (COLD) system. The COLD market addresses print and microfiche replacement using digital-based techniques to replace printing and microfiche production and allowing on-line viewing of reports that would otherwise need to be printed. This produces rapid and major savings for users.

      In fiscal year 1996 (ending March 31), INSCI introduced the COINS-CD product aimed at both the corporate and service bureau markets. The new product combines INSCI's core technology with CD- Recordable media for purposes of electronic information distribution. COINS-CD offers the user the advantage of using low-cost and easily available CDS which can be used for distribution of large quantities of data. Use of this type of technology also offers rapid payback for users and service bureaus. These products are often used in conjunction with optical disk-based products and are particularly useful for low cost - large volume information distribution.

      During fiscal year 1997, INSCI introduced Augusta, an advanced technology imaging and document management system through its acquisition of certain assets of the Courtland Group, Inc. ("Courtland"). Augusta provides a document storage system by allowing the user to see and store images of documents and to store and retrieve documents in mixed data formats such as image, word process documents and spreadsheet documents.

      INSCI offers services including software installation, training, software maintenance support and systems integration. INSCI's advanced systems integration services division works with its customers to integrate these various technologies into existing technical environments to leverage investments in technology. INSCI's current business strategy is to develop and provide document management solutions in a fully integrated and customized manner that enables customers to improve their business processes and competitive position.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  THE OFFERING

Common Stock being registered ........................  15,923,220 (1) shares of Common Stock $.01
                                                        par value per share
Common Stocks outstanding and
to be outstanding after this registration.............  4,079,778(2)

Common Stock to be Outstanding
after the registration assuming the exercise of all
options and warrants and the conversion of all
shares of Preferred Stock issued into common stock.     17,397,587(1),(3) shares

Use of Proceeds.......................................  INSCI Corp. will not receive any proceeds
                                                        from the sale  of
                                                        Common Stock pursuant
                                                        to the offering unless
                                                        options and warrants are
                                                        exercised. In that
                                                        event, proceeds received
                                                        will be used for working
                                                        capital, general
                                                        corporate purposes and
                                                        acquisitions.

NASDAQ(SM) Small Cap Market Symbols...................  INSI, Common Stock,
                                                        INSIW, Warrants

Boston Stock Exchange Symbols.........................  INI, Common Stock,
                                                        INIW, Warrants

----------
(1) Assumes the exercise of all options, and warrants and the conversion of all Preferred Stock. Also assumes dividends issued on 10% Preferred Stock, with an assumed market price of Common Stock at $5.00, and dividends issued on 8% Preferred Stock with a market price of $3.75.

(2) Includes 2,605,411 shares previously issued and being registered herein, and does not assume the exercise of any options and warrants or the conversion of any Preferred Stock.

(3) Does not include 1,097,865 shares of Common Stock underlying Stock Options with exercise prices between $.94 and $6.00 granted by the Company as of November 12, 1996.

                                    RISK FACTORS

      See "Risk Factors" beginning on page 7 for a description of certain risks relevant to an investment in the Common Stock.

--------------------------------------------------------------------------------
                               SUMMARY FINANCIAL DATA

      The summary historical financial data presented below for each of the five fiscal years ended March 31, have been derived from audited Financial Statements. The summary historical data presented below for the nine months ended December 31, 1995, and December 31, 1996, were derived from INSCI Corp.'s Unaudited Condensed Financial Statements which contain all accruals and adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of the financial information for such periods. The results of operations for the nine months ended December 31, 1996, are not necessarily indicative of the operating results that may be expected of the full fiscal year. This financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations", the Financial Statements and Notes thereto, the Unaudited Condensed Financial Statements and Notes thereto and the other financial information included elsewhere in this Prospectus.

                                                            TWELVE MONTHS ENDED                 NINE MONTHS ENDED
                                                                 MARCH 31,                         (UNAUDITED)
                                             -------------------- ------------------------------------------------
                                              FISCAL    FISCAL    FISCAL    FISCAL    FISCAL   DEC. 31,  DEC. 31,
In thousands, except per share amounts         1992      1993      1994      1995      1996      1995      1996
------------------------------------------------------------------------------------------------------------------
Net Revenue                                  $2,680    $5,869    $8,187    $7,188    $7,913    $5,072    $8,380
Gross Margin                                 $559      $2,210    $3,849    $3,684    $4,602    $2,714    $5,044
Net Income (loss)                            $(3,720)  $(2,899)  $(2,968)  $(3,113)  $(1,452)  $(1,493)  $ (683)
Net Income (loss)
Per Share                                    $(2.19)   $(1.54)   $(1.55)   $(1.04)   $(0.40)   $ (.42)   $ (.23)
Total Assets                                 $3,021    $3,929    $5,242    $5,299    $5,193    $3,822    $10,600
Working Capital                              $(2,591)  $(2,697)  $(6,190)  $883      $60       $140      $5,248
Long Term Debt                               $562      $894      $648      $32       $44       -         $44

Preferred Stock                              0         0         0         $1,634    $12       $12       $39

--------------------------------------------------------------------------------

                                 RISK FACTORS

         Prospective investors should review carefully and consider the factors described under "Risk Factors".

         The securities offered hereby are highly speculative in nature and involve a high degree of risk. Therefore, each prospective investor should consider very carefully certain risks and speculative factors inherent in and affecting the business of the Company prior to the purchase of any of its common stock as well as all of the other matters set forth herein. The Company refers each prospective investor to the 10-K Report filed for the fiscal year ended March 31, 1996 and to Form 10-QSB for the fiscal quarters that ended June 30, 1996, September 30, 1996 and December 31, 1996 as well as the Form 8-K Reports all of which are incorporated by reference herein. Certain of these risks and speculative factors are as follows:

1. HISTORICAL INABILITY TO ACHIEVE PROFITABILITY; FACTORS AFFECTING OPERATING RESULTS

   INSCI has experienced, and may in the future experience, significant quarter to quarter fluctuations in revenues and the results of operations. Such fluctuations may result in volatility in the market price of the Company's Common Stock. Quarterly revenues and results of operations may fluctuate as a result of a variety of factors, including the lengthy sales cycle for the Company's products, the proportion of revenues attributable to software license fees versus services, the amount of revenue generated by alliances with other companies selling INSCI's products, demand for the Company's products, the size and timing of individual license transactions, the introduction of new products and product enhancements by the Company or its competitors, changes in customer budgets, competitive conditions in the industry and general economic conditions. Additionally, the sale of the Company's products generally involves a significant commitment of capital by its customers and may be delayed due to time-consuming authorization procedures within an organization.

   While the Company has achieved an operating income in some quarters, INSCI historically has been unable to generate sales volumes necessary to achieve profitability on a sustained basis. INSCI's operating results are affected by a wide variety of factors, including many of which are beyond the control of the Company. The principal factors are the organization and management of INSCI's sales force and its distribution partners, market acceptance of INSCI's products, customer demand for INSCI's products and services, the level of orders which are received and can be shipped in a quarter, and product performance and reliability. Other factors include INSCI's ability to design and introduce on a timely basis new products which compete effectively on the basis of price and performance and which address customer requirements, product obsolescence, technological changes, competition and competitive pressures on price, and general economic conditions affecting the investment by potential customers in peripheral computer devices. Many of these factors are beyond the control of the Company. There is no assurance that the Company can sustain its sales volume going forward or that it will be able to achieve a profit in the marketing of its products.

2. COMPANY'S OBLIGATION TO FILE A REGISTRATION STATEMENT FOR SHARES OF COMMON STOCK UNDERLYING 10% CONVERTIBLE REDEEMABLE PREFERRED STOCK.

   The Company sold $1,200,000 in 10% Convertible Redeemable Preferred Stock ("10% Redeemable Preferred Stock") in a private placement offering in June 1995. As a part of the Offering, the Company agreed to file a registration statement with the Securities and Exchange Commission (the "Commission") to register the shares of Common Stock underlying the 10% Redeemable Preferred Stock within ninety (90) days after the closing of the private placement. The Company to date has not filed a registration for underlying shares of Common Stock under the 1995 private placement. (The underlying shares of Common Stock and dividends issued on the 10% Redeemable Preferred Stock are included in the within registration.) The 10% Redeemable Preferred Stock is convertible at the option of the holder into shares of Common Stock at the greater of $.10 per share or 50% of the average closing bid price of the Common Stock during the twenty (20) trading days preceding the date that a conversion notice may first be given (See Conversion schedule in "Description of 10% Redeemable Convertible Preferred Stock"). The Company has also granted cost free registration rights for an additional 2,318,440 shares of Common Stock to stock and warrant holders and is in default in its agreement to file a registration statement for the shares of Common Stock. The Company may be liable in damages for violations of its registration rights agreement.

3. COMPANY'S OBLIGATION TO REGISTER SHARES OF COMMON STOCK UNDERLYING 8% PREFERRED STOCK AND UNIT WARRANTS.

   The Company under its 1996 Unit Private Placement concluded in November 1996 sold 1,333,334 Units, each Unit comprised of one share of 8% Preferred Stock and a Warrant exercisable by the holder into one share of Common Stock at $5.00, for a period of three (3) years. The Shares of 8% Preferred Stock are subject to a "lock-up" period as per the terms of the Unit Placement Agreement. The lock-up restriction of 8% Preferred Stock applies to shares of Common Stock on a one for one basis. In the event that the Company does not file a registration statement with respect to the shares of Common Stock underlying the 8% Preferred Stock and Warrants issued in a the Unit Placement Offering, holders of such securities will not be able to sell, transfer or otherwise dispose of the Common Stock pursuant to an effective registration statement under the 1933 Act and will have to rely on Rule 144 promulgated by the Securities Act of 1933, which requires a holding period of two (2) years prior to resale as well as limitations on the number of shares that can be sold in a ninety (90) day period. While the Company is obligated to have a registration statement declared effective within nine (9) months from November 1996, or by August 1997, no assurance can be given that a Registration Statement when filed, will be declared effective prior to that date. In the event that the Company does not register the underlying shares, then in that event the Company has agreed to a penalty of two (2%) percent per month (a maximum of ten (10%) percent) reduction in the conversion price of the 8% Preferred Stock.

   The Company is also obligated to use its best efforts to register shares of Common Stock underlying shares of 10% Convertible Preferred Stock issued under a private placement completed in September 1996.

4.   ACCUMULATED DEFICIT; PREFERRED STOCK DIVIDED OBLIGATION

   INSCI has incurred significant losses since its commencement of business in 1989. Its accumulated deficit from inception until December 31, 1996 was approximately $15,760,000. During the fiscal year ended March 31, 1996, it sustained a loss of approximately $1,452,000. During the first quarter ended June 30, 1996, the Company had a net income of $95,000. During the second quarter ended September 30, 1996, the Company sustained a loss of $878,000. During the quarter ended December 31, 1996 the Company had a net income of $98,000. As a result of the completion of the Company's 1995 10% Convertible Redeemable Preferred Stock Private Placement Offering, the 1996 10% Convertible Preferred Stock Private Placement and the Company's 1996 Private Placement of Units of 8% Convertible Preferred Stock and warrants, the Company will be required to provide dividends of approximately $628,000 per annum in cash or in stock at the option of the Company. The Company has obligations through 1999 to pay dividends on shares of Preferred Stock in the event that holders do not exercise their right of conversion.

5.   NEED FOR ADDITIONAL WORKING CAPITAL

   The Company believes that it will require substantial funds for working capital and additional future product development. There can be no assurance that the Company will be able to raise additional funds on terms favorable to the Company or at all, or that such funds, if raised, will be sufficient to permit the Company to conduct its operations as currently contemplated. The Company's completion of the 10% Convertible Redeemable Preferred Stock Private Placement in September 1996 and the 8% Unit Private Placement Offering in November 1996 for an aggregate of $6,350,000 require the Company to represent that the Company will utilize an aggregate of approximately $4,000,000 of the Placements for acquisition of other companies.

   The Company has established a bank line for working capital and equipment financing totaling $1,750,000 with Silicon Valley Bank. This line contains standard banking covenants relating to financial ratios and profitability that must be obtained by the Company in order for it to utilize this loan. There can be no assurances that the Company will meet these covenants and accordingly, that this bank line will be available to the Company as a source of working capital.


6.   POTENTIAL ADVERSE MARKET PRICE IMPACT FROM SHARES ELIGIBLE FOR FUTURE SALE.

   The sale of a substantial number of shares of Common Stock in the public market may adversely affect the trading market price of the Common Stock and warrants. The Company presently has an aggregate of 4,079,778 shares of Common Stock outstanding and approximately 9,317,809 (not including 1,097,865 shares of Common Stock underlying incentive stock options) shares reserved for issuance (hereinafter collectively, "Reserved Securities") upon the exercise of outstanding options, warrants and rights and upon the conversion of other outstanding convertible securities. Of the 4,079,778 shares of Common Stock issued and outstanding, 1,474,367 are free trading without restriction under the 1933 Act and the remaining 2,605,411 shares of Common Stock are "restricted securities" as defined by Rule 144 promulgated under the 1933 Act. The Company is currently registering 2,605,411 shares of restricted Common Stock, 3,697,700 shares of Common Stock underlying options, 585,538 shares of Common Stock underlying shares of 10% Convertible Redeemable Preferred Stock , 501,434 shares of Common Stock underlying shares of 10% Convertible Preferred Stock, 3,681,365 shares of Common Stock underlying units which are comprised of shares of 8% Preferred Stock and Warrants, and 851,772 shares of Common Stock underlying Warrants, Reserved Securities which are issuable by the Company upon the exercise or conversion of outstanding options, warrants, rights and other convertible securities. The Company has agreed to register shares of Common Stock underlying conversion of Preferred Shares subscribed to by Selling Shareholders under the Company's 1995 10% Convertible Redeemable Preferred Stock Placement, the 1996 10% Convertible Preferred Stock Placement, the 1996 8% Unit Placement and for other registration commitments by the Company (the number of shares underlying the 10% Convertible Redeemable, 10% Convertible Preferred Stock and 8% Units are based upon certain assumptions and subject to change. See "Notes to Selling Shareholders.").

7. CERTAIN TAX CONSEQUENCES OF DIVIDENDS ON PREFERRED STOCK TO BE PAID IN SHARES OF COMMON STOCK.

   The Company's 8% Preferred Stock requires payment of a quarterly dividend at the rate of 8% per annum payable either in cash or Preferred Stock of the Company, at the option of the Company. Additionally, the Company's 10% Preferred Stock requires payment of dividends payable either in cash or Common Stock, at the option of the Company (depending upon the terms of the specific private placement offering). For federal income tax purposes, distributions of Preferred Stock as dividends upon 8% Preferred Stock or distribution of Common Stock as dividends upon 10% Preferred Stock will be treated as distributions of property. Accordingly, the cash dividend or fair market value of the shares of Preferred Stock of the Company when accrued and/or distributed may be taxable as ordinary income (to the extent of the Company's current or accumulated earnings and profits) or as capital gain income (if and to the extent that the excess of the fair market value of such shares over the Company's current or accumulated earnings and profits per share exceeds the stockholder's tax basis in his Preferred Stock). As a result, a holder of the Preferred Stock may incur federal income tax obligations upon the accrual and/or receipt of a dividend payable in cash or in Preferred Stock. Additionally, payment of dividends on the Preferred Stock in shares of Preferred Stock and/or Common Stock (depending upon the terms of the subscription) may result in dilution to the holders of Common Stock. Such dilution will reduce the net tangible book value per share and earnings per share attributable to then outstanding shares of Common Stock. The shares of Preferred Stock carry mandatory conversion rights.

8.   REGISTRATION OF 4,000,000 SHARES OF COMMON STOCK FOR ACQUISITIONS

   Included in the within Registration Statement is 4,000,000 shares of its Common Stock, $.01 par value, intended to be used by the Company in its acquisition program. See "New Business Strategy". There is no assurance that the Company will be able to acquire or attract acquisition candidates that are compatible with the Company's business, or that the Company will receive adequate value for the acquisition of a company. Consequently, there may be further dilution to existing shareholders, as a result of an acquisition by the Company.

9.   DIVIDENDS ON COMMON STOCK NOT LIKELY.

   No dividends have been declared or paid by the Company, and the Company does not presently intend to declare or pay cash dividends on its Common Stock in the foreseeable future. Any earnings that may be generated, of which no assurance can be given, will be used in the foreseeable future to finance the growth of the Company.

10.  SUBSTANTIAL DILUTION.

   Investors may experience substantial dilution upon the exercise of outstanding options and warrants, which were granted under the private placement offerings, Stock Option Plans, in addition to other options granted to directors, officers, employees and consultants to the Company. The Company has previously funded operations through the sale of equity securities. In the event of additional sales of equity securities by the Company, holders may experience additional dilution.

11.  "PENNY STOCK" RULES.

   If the Company fails to maintain NASDAQ(SM) Small Cap Market listing for its securities, and no other exclusion from the definition of a "penny stock" under the Exchange Act is available, then any broker engaging in a transaction in the Company's securities would be required to provide any customer with a risk disclosure document and the compensation of the Broker-Dealer in the transaction and monthly account statements showing the market values of the Company's securities held in the customer's accounts. The bid and offer quotations and compensation information must be provided prior to effecting the transaction and must be contained on the customer's confirmation. If brokers become subject to the "penny stock" rules when engaging in transactions in the Company's securities, they would become less willing to engage in such transactions, thereby making it more difficult for purchasers in this offering to dispose of their shares. The NASDAQ(SM) organization has proposed changes in trading requirements and should those changes be adopted it may affect the Company's ability to maintain its qualification for trading status of its Common Stock and warrants.

12.  NEW BUSINESS STRATEGY.

   The Company intends to continue the development, and has commenced the marketing and commercialization of its CD-ROM products. The Company is targeting independent service bureaus who will license the COINS CD-ROM product as a microfiche replacement product. Through this new strategy, the Company intends to build a strong recurring revenue stream based on monthly license fees. Additionally, the Company intends to enhance its industry position by offering expanded systems integration and consulting services and to continue its development program to maintain the technology leadership of its COINSERV products. With the implementation of its new business strategy, the Company is subject to all of the risks inherent in a new business enterprise. These include, but are not limited to, unanticipated problems relating to development, product introduction and acceptance, marketing and competition. The introduction of the CD-ROM Products will involve significant risk to the Company, and no assurance can be given that such Product will be successful or ever result in the achievement of profits or positive cash flow. Further, the implementation of INSCI's new business strategy is likely to impact the Company's attention on its current business and will require a substantial commitment of time and resources. The Company may need additional funds. There can be no assurance that the Company will obtain such additional funds on terms acceptable to the Company, or at all, or that the Company will be successful in the implementation of the aforementioned strategies.

13.  TECHNOLOGICAL CHANGES AND INDUSTRY CONSIDERATIONS

   The market for products such as COINSERV and related systems integration and consulting services and INSCI's new COINS CD-ROM products are characterized by rapidly changing technology, extensive competition, technological complexity and evolving industry standards. Therefore, the performance of INSCI will depend on the success of its existing products as well as its ability to develop and market new products and services or enhance its existing products to accommodate the latest technological advances and customer requirements. INSCI is developing additional enhancements to COINSERV and intends to introduce new software products during fiscal 1997 (year ended March 31, 1997) to further enhance COINSERV, make it substantially easier to install and support, provide additional functions and improve its ease of use. INSCI's business may be adversely affected if INSCI incurs delays in developing these new products or enhancements to its existing products or if any new products or enhancements that are developed or acquired do not gain sufficient and timely market acceptance. There can be no assurance that the Company's existing or future product or service offerings will be successful or profitable.

   The Company must continue to insure its products are compatible with products offered by third party vendors, including "server" platforms for COINSERV's client/server software and optical disk storage devices. INSCI has no contractual agreements with any such third party vendors, and there can be no assurance that INSCI will be able to modify COINSERV to be compatible with new products which may be introduced. In addition, there can be no assurance that products or technologies developed by others will not render INSCI's products or technologies noncompetitive or obsolete.

   The ability to provide these products for a competitive price will be subject to numerous potential technological alternative solutions that may be provided by competitive companies. In light of rapidly developing technological solutions in the computer industry, no assurance can be given that the Company's proposed new business strategy will be successful.

   INSCI's products currently do not provide a broad choice of imaging functions. The Company believes that the successful development or acquisition of these capabilities may be essential to the Company's future success. The Company is presently exploring alternatives to obtain an imaging product that will compliment its existing product line. See "New Business Strategy".

The Company believes that the imaging industry is rapidly consolidating. The Company in order to maintain its industry position and continue its growth is presently conducting an active search for suitable acquisition candidates under the strategy of broadening its product line, increasing sales volume and expanding its distribution channels. However, there can be no assurances that the company will find a suitable acquisition candidate, or that the company will be able to obtain sufficient funds on acceptable terms to the Company or be able to purchase a company or companies from the proceeds raised by the Company in the recently completed private placement offerings or for purposes of acquisitions.

14.  FOREIGN BUSINESS OPERATIONS

   The Company currently has a contractual relation with Technology Providers Ltd., a Sri Lankan vendor, to develop software with respect to its NT Product line. Technology Providers Ltd. is owned by family members of Mr. Krishan Canekeratne who is the Company's Senior Vice President of Development. (See "Certain Relationships and Related Transactions"). INSCI is also establishing a business operation in the Philippines. While the Company has achieved cost savings with its Sri Lanka vendor, and anticipates cost savings with the formation of its Philippine wholly-owned subsidiary, there can be no assurances that the Company's foreign operations will continue to maintain cost savings or will not be subject to political instability in a particular country. Additionally, although the risk of exposure to currency fluctuations to date have been insignificant, there can be no assurance that fluctuations in the currency exchange rates in the future will not have a material adverse impact on the Company's business, operating results and financial condition.

15.  DEPENDENCE UPON PROPRIETARY TECHNOLOGY.

   INSCI's business depends upon its proprietary software technology. INSCI does not hold any patents on any portions of its products at this time but does not anticipate applying for any patents as new products are developed. In order to protect its propriety rights, INSCI relies primarily upon a combination of copyright, trade secret and service mark protection, together with confidentiality and nondisclosure agreements signed by employees, independent contractors and other third parties. There can be no assurance, however, that the steps taken by INSCI to protect its proprietary rights will be adequate to deter misappropriation of INSCI's technology or independent development by third parties of similar technology. INSCI does not believe that its products and proprietary rights infringe upon the rights of any third party. There can be no assurance, however, that third parties will not assert infringement claims against INSCI in the future.

16.  SUBSTANTIAL DEPENDENCE UPON OUTSIDE SALES LEADS.

   The Company depends upon introductions to potential customers provided by companies with which the Company maintains strategic alliances for a significant percentage of its sales. Although the Company has written agreements with UNISYS, and, OCE (formerly Siemen Nixdorf Printing Systems) and the Company's principal Value Added Resellers (VARs), which generally provide for discounts, commissions or referral fees for sales of products and services generated by them or by referral to their customers, such agreements do not require customer introductions or provide for minimum required purchases of INSCI's products. If any of the companies with which the Company maintains strategic alliances at any time decide not to refer potential customers to the Company, the Company may suffer reduced sales and increased operating losses. In addition, there can be no assurance that the Company will be able to maintain its strategic alliances on current terms, or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -Comparison of Results of Operations" and "Business - Marketing and Sales" contained herein.

17.  INTENSE COMPETITION.

   Competition among companies providing document archival, indexing and retrieval solutions is intense. Several companys' market products that compete directly with INSCI's products and many other companies offer products which potential customers may consider to be acceptable alternatives to INSCI's products and services. Several larger competitors with substantially more resources and capital market computer document storage and retrieval systems utilizing optical disk drive technology. Other competitors offer alternative methods for storing and retrieving computer generated documents, including computer output microfilm/microfiche ("COM") services or solutions in competition with the Company's proposed COINS CD-ROM products and services. INSCI expects that the developing need for cost-effective solutions for indexing, storing and retrieving historical computer data will attract new competitors and newly developed competitive products. Newly developed products could be more effective and cost efficient than the Company's current product or products that it may develop in the future. Many of the Company's existing competitors have, and future competitors may have, substantially more engineering, sales and marketing capabilities, substantially greater financial, technological and personnel resources than the Company, and broader product lines. The principal competitive factors in the optical disk computer output storage and retrieval market are aesthetic presentations, functionality, document access speed, cost, strategic alliance relationships and "open" systems connectivity. There is no assurance that the Company's competitors will not enhance their existing products or new competitors will not introduce new systems or technologies with better features and functions than the COINSERV system or the COINS CD-ROM products. Additionally, alliances between major suppliers of data stream software may be formed to create new standards that may obsolete the Company's products.

18.  LACK OF PROVEN ACCEPTANCE OF COMPANY'S MARKETING OF COINS CD PRODUCT

   The Company has recently introduced a new Coins CD product directed toward both Corporate and Server Bureau Markets. The Company's new product may not be accepted by the market, or if accepted there can be no assurance that the Company will be able to market the product on a profitable basis or that larger companies with far greater resources will not compete against the Company with their version of the product.

19.  DEPENDENCE UPON KEY SUPPLIERS.

   Optical disk storage devices necessary for the use of INSCI's software systems currently are available from a number of third party vendors. INSCI does not intend to manufacture optical disk drive systems or optical disks. An extended interruption of the supply of optical disk drive systems or optical disks or extended performance problems could have an adverse effect on the Company. In addition to optical disk storage devices, INSCI also relies on third party vendors to provide certain industry standard communication protocols. INSCI does not currently have any fixed commitments from any suppliers to provide equipment.

20.  ATTRACTION AND RETENTION OF KEY PERSONNEL.

   The Company's future performance depends in significant part upon the continued service of its key technical, sales and senior management personnel. The loss of the services of one or more of the Company's executive officers of other key employees could have a material adverse effect on the Company's business, results of operations and financial condition. The Company is a party to employment agreements with certain executive officers and key employees. The Company also maintains key-person life insurance in the sum of $1,000,000 each on the life of Dr. E. Ted Prince, the Company's Chief Executive Officer and President, Mr. John Gillis the Company's Executive Vice President of Field Operations and Chief Operating Officer and Krishan Canekeratne the Company's Chief Technology Officer and Senior Vice President. The Company's future success also depends on its continuing ability to attract and retain highly qualified technical, sales and managerial personnel. Competition for such personnel is intense, and there can be no assurance that the Company can retain its key technical, sales and managerial employees or that it can attract, assimilate or retain other highly qualified technical, sales and managerial personnel in the future.

21.  CHANGE IN CONTROL PROVISIONS.

   INSCI's Bylaws and the Delaware General Corporation Law contain provisions that may have the effect of making more difficult or delaying attempts by others to obtain control of INSCI, even when these attempts may be in the interests of stockholders. The Delaware General Corporation Law also imposes conditions on certain business combinations with "interested stockholders" (as defined by Delaware law). The Company has provided a provision in certain agreements with key personnel that in an event of a change of control and a termination of those employment agreements without cause that each key employee will be entitled to receive a minimum of one year severance payment and the immediate vesting of all stock options. Additionally, the Company has provided for certain directors, that in the event of a change in control, there will be an immediate vesting of all outstanding options granted under the 1992 directors stock option plan.

22.  LACK OF PRODUCT LIABILITY INSURANCE

   The Company develops, markets, installs and services electronic information and document management systems. Any failure by the Company's products may result in claims against the Company. Due to the high cost of product liability insurance, the Company does not maintain insurance to protect against claims associated with the use of its products. Any claim whether or not successful may result in the Company's expenditure of substantial funds in litigation. Additionally any claim may require managements time and company resource, and may have a materially adverse impact to the Company.

23.  LIMITED ANTI-DILUTION PROTECTION

   Holders of 8% Preferred Stock and/or Warrants, have anti-dilution protection and adjustment right with respect to : (i) any subdivision of the outstanding shares of Common Stock of the Company into a greater number of shares of Common Stock; (ii) any declaration of a dividend or any other distribution by the Company upon its Common Stock payable in shares of Common Stock; (iii) any capital reorganization or reclassification of the capital stock of the company; or (iv) any consolidation or merger of the Company with another entity. Investors who convert 8% Preferred Stock will incur dilution in the event the Company issues Common Stock below $3.75 per share, and investors who have exercised Warrants will also incur dilution in the event the Company issues Common Stock at below $5.00 per share. In the event that any of the events are triggered with respect to the anti-dilution rights there may be an adjustment with respect to the 8% Preferred Stock and/or warrants issued which may result in a substantial dilution to shareholders.

24.  POTENTIAL INSUFFICIENT NUMBER OF SHARES OF COMMON STOCK

   In addition to the 1,466,668 Units (each unit comprised of one share of 8% Preferred Stock, which earns dividends of 8% per annum and a warrant convertible into a share of Common Stock; each share of 8% Preferred Stock and warrant is convertible into one share of Common Stock respectively.)issued under the Company's 1996 Private Placement completed in November 1996, the Company also issued 1,350,000 shares of 10% Convertible Preferred Stock under another Private Placement completed in 1996. Each share of 10% Convertible Preferred Stock is to be converted by the holder into shares of Common Stock at a 30% discount to the average market price of such Common Stock for the ten trading days prior to conversion (regardless of the market price for shares of Common Stock). Additionally, in June 1995, the Company issued $1,200,000 of 10% Convertible Redeemable Preferred Stock , which is able to be converted over a period of time at the greater of $.10 per share or 50% of the average closing bid price of the Common Stock during the 20 days preceding the day of conversion. In the event that the trading share price of the Company's Common Stock declines for the period of the time provided for in the Convertible Redeemable Preferred Stock Placement, then in that event shareholders may experience additional dilution as a result of the decline in the trading price of the Common Stock.

   Additionally, if the price of the Company's Common Stock falls below a certain price level, the Conversion of 10% Convertible Redeemable Preferred Stock may result in an insufficient amount of underlying shares of Common Stock which would require the Company to seek shareholder approval for an increase in its Common Stock capitalization.

25. PRIOR SEC INVESTIGATION AND SETTLEMENT

      On September 30, 1992, the Company and Information Management Technologies Corporation ("IMTECH"), the Company's former majority shareholder, reached an agreement with the Securities and Exchange Commission ("Commission") to conclude and settle the Commission's informal investigation of the Company and IMTECH. The Company and IMTECH, without admitting or denying any of the allegations made by the Commission in its complaint, and without trial or final adjudication of the allegations made in the Commission's complaint consented to the entry of an order enjoining them from future violations of certain provisions of the Federal Securities Laws and the rules and regulations thereunder. The settlement may adversely affect the Company and restrict the Company's ability to raise funds from persons located in certain significant states. The impact of these restrictions may be to prevent the Company and IMTECH from conducting future public offerings or private security placements. The Company and IMTECH may be subject to contempt of court or other sanctions if the Company or IMTECH, at any time in the future, engage in actions that are deemed to violate the consent judgement and the injunctions.

                                USE OF PROCEEDS

   The Company will not receive any proceeds upon filing of this registration. In the event any option or warrant holder elects to exercise, then in that event the Company will receive proceeds. In the event proceeds are received, they will be used for working capital, and general corporate purposes.

   INSCI has agreed to pay all fees and expenses related to this offering and to provide to selling stockholders a cost free registration for shares owed by Selling Stockholders and for the shares underlying preferred stock options and warrants. The Company has also agreed to maintain an effective registration for a period of three years.

                                DIVIDEND POLICY

   INSCI has never declared or paid any cash dividends on its Common Stock and does not expect to pay cash dividends on its Common Stock in the foreseeable future. The Company under certain circumstances may be required to pay cash dividends on its Preferred Stock. See "Dividends" and "Description of Securities
- Preferred Stock".

DIVIDENDS

O  COMMON STOCK

   No dividends have been declared or paid by the Company since its inception. INSCI intends to retain all earnings when realized to finance future growth and therefore does not anticipate paying any cash dividends on its Common Stock for the foreseeable future.

O  10% CONVERTIBLE REDEEMABLE PREFERRED STOCK

   The 10% Convertible Redeemable Preferred Stock ("10% Convertible Redeemable Stock") issued under the Company's 1995 Private Placement will accrue cumulative dividends at a rate equal to 10% per annum of the issued price of $1.00 per share (the "Issue Price"), payable semi-annually out of the funds legally available therefore on April 15 and October 15 in each year with respect to dividends accrued as of March 31 and September 30 in each such year (each a "Dividend Payment Date"). At the option of the Company, dividends may be paid in cash or in-kind. Dividends in-kind shall be paid by delivery of that number of shares of Common Stock determined by dividing the amount of the aggregate dividend accrued and payable by an amount (not less than $.10) equal to 50% of the average closing bid price of the shares of Common Stock during the twenty
(20) trading days immediately preceding a dividend payment date.

O  10% CONVERTIBLE PREFERRED STOCK

   The 10% Convertible Preferred Stock ("10% Preferred Stock") issued under the Company's Private Placement Offering which closed in September 1996 will pay a stock dividend of 10% per annum payable on a semi-annual basis, or in the alternative, the Company may elect to make payment of the dividend as an annual 8% cash dividend. If the Company elects to make dividends payable in cash they will be payable semi-annually out of funds legally available therefore on June 30 and December 31 in each year. Dividends payable in-kind shall be paid by delivery of the number of shares of Common Stock determined by the average of the trading market price of the shares of Common Stock during the ten (10) trading days immediately preceding a dividend payment date.

O  8% CONVERTIBLE REDEEMABLE PREFERRED STOCK

   The 8% Convertible Redeemable Preferred Stock ("8% Preferred Stock") issued in the Company's Unit Private Placement which closed in November 1996 will pay dividends of 8% per annum on a quarterly basis and are cumulative. Dividends can be paid in cash or 8% Preferred Stock at the option of the Company. The 8% Preferred Stock payable as dividends is to be valued at the lesser of $3.75 (three dollars seventy-five cents) or the average bid price for Common Stock for twenty (20) consecutive trading days prior to the end of the quarter. In the event that the average bid price for Common Stock during any sixty (60) day period commencing August 1, 1998 is $2.75 (two dollars seventy-five cents) or less, holders of a majority of outstanding 8% Preferred Stock can elect to have dividends paid in cash for the balance of the life of the 8% Preferred Stock (the "Cash Election"). If the Company fails to honor the Cash Election, the Company must pay dividends in shares of 8% Preferred Stock (valued at the lesser of $3.75 or the average bid price for Common Stock for twenty (20) consecutive trading days prior to the end of the quarter) and a majority of holders of 8% Preferred Stock shall have the right to designate one (1) Board Member and the Company shall immediately appoint a designee and use its best efforts to cause the election of the designee for so long as twenty-five (25%) percent of the 8% Preferred Stock remains outstanding. In the further event the average bid price for Common Stock during the last thirty (30) day period of any quarter commencing with the thirty (30) day period beginning September 1, 1998 is $3.75 (three dollars seventy-five cents) or less, annual dividends on 8% Preferred Stock will be automatically readjusted to eleven (11%) percent per annum for the balance of the period that any 8% Preferred Stock is outstanding.

CAPITALIZATION

   The following table sets forth the actual capitalization of the Company as of December 31, 1996. This table should be read in conjunction with the Financial Statements and Notes thereto appearing elsewhere in this Prospectus.

                                        AT DECEMBER 31,
                                             1996
                                        (IN THOUSANDS)
                                        --------------
NOTES PAYABLE
  Current                                     15
  Long term                                   44
                                              --
                                              59
                                              ==

STOCKHOLDERS' EQUITY
10% Convertible redeemable preferred          11
stock, $.01 par value authorized
10,000,0000 shares, 1,240,000
issued, 1,042,375 outstanding

10% Convertible preferred stock,              14
$.01 par value authorized 10,000,0000
shares, 1,350,000 issues and outstanding

8% Convertible redeemable preferred           14
stock, $.01 par value authorized
10,000,000 shares, 1,333,333 shares issued
and outstanding

Common Stock, $.01 par value                  40
authorized 40,000,000 shares, issued
and outstanding 4,075,257(1)

Additional paid in capital                  23,295

Accumulated deficit                        -15,760
                                            ------

Total stockholders' equity                  7,614
                                            -----

Total capitalization                        7,658

----------
(1) Excludes an aggregate of 1,097,865 shares of Common Stock reserved for issuance upon the exercise of options outstanding as of December 31, 1996.



                                   DILUTION

   Dilution is not applicable.

                             SELECTED FINANCIAL DATA

   The following Selected Financial Data should be read in conjunction with the Financial Statements and the Notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operation" included elsewhere in this Prospectus. The Selected Financial Data presented below under "Statement of Operations Data" and "Balance Sheet Data" as of and for each of the fiscal years ended March 31, 1996, and 1995 are derived from the Financial Statements of INSCI Corp., which have been audited by Mahoney Cohen Rashba & Pokart, CPA, PC, independent certified public accountants. The Financial Data for each of the fiscal years ended March 31, 1994, 1993 and 1992 and is derived from, and is qualified by reference to, Financial Statements audited by Grant Thornton, independent certified public accountants. The information set forth below should be read in conjunction with such Financial Statements and Notes thereto. The Selected Financial Data presented below for the nine months ended December 31, 1996 and 1995, are derived from the unaudited Financial Statements of the Company. The unaudited Financial Statements have been prepared on the same basis as the audited Financial Statements and, in the opinion of Management, contain all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company's financial position and its results of operations for such periods.

                                                                TWELVE MONTHS ENDED                           NINE MONTHS ENDED
                                                                     MARCH 31,                                    (UNAUDITED)
                                            --------------------------------------------------------------------------------------
                                                                                                            DEC. 31,      DEC. 31,
In thousands, except per share amounts        1992         1993         1994         1995         1996        1995          1996
                                            -------      -------      -------      -------      -------     ---------     ---------
OPERATING DATA:
Revenue                                     $ 2,680      $ 5,869      $ 8,187      $ 7,188      $ 7,913      $ 5,072      $ 8,380
Cost of revenue                               2,121        2,762        4,338        3,504        3,311        2,358        3,336
Write down of software development costs       --            897         --           --           --           --           --
Product development                            --            745        1,147        1,364        1,758        1,060        1,545
Selling, general and administrative costs     3,459        4,036        4,686        5,441        4,326        3,186        4,242
Write-off of registration costs                 445         --            330
Operating income (loss)                      (3,345)      (2,571)      (2,314)      (3,121)      (1,482)      (1,532)        (743)
Interest expense, net                           375          328          654           (8)         (30)         (39)         (60)
Net loss                                    ($3,720)     ($2,899)     ($2,968)     ($3,113)     ($1,452)     ($1,493)       ($683)
Preferred stock dividend                       --            -            -           (253)         (27)         (27)        (220)
Net income (loss) applicable to
  common stock                               (3,720)      (2,899)      (2,968)      (3,366)      (1,479)      (1,520)        (903)
Net loss per common share                    ($2.19)      ($1.54)      ($1.55)      ($1.04)       ($.40)       ($.42)       ($.23)
Weighted average common shares outstanding    1,701        1,878        1,913        3,242        3,655        3,641        3,983

BALANCE SHEET DATA:
Working capital (deficiency)                ($2,591)      ($2697)     ($6,190)         883           60          140        5,248
Total assets                                  3,021        3,929        5,242        5,299        5,193        3,822       10,600
Long-term indebtedness                          562          894          648           32           44         --             44
Stockholders' equity (deficiency)            (1,346)      (1,724)      (4,692)       1,601        2,519        1,851        7,614

                   MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

      The Company was incorporated on December 20, 1989 as a wholly owned subsidiary of IMTECH. Effective December 1, 1989, the Company consummated an acquisition (the "Acquisition") of certain assets from Acctex for a purchase price paid by delivery to Acctex of 144,865 shares of IMTECH's Class A Common Stock which were contributed by IMTECH to the Company and valued at $335,000, and the assumption of capital lease liabilities valued at $73,000. Assets purchased from Acctex included computer software, customer support and maintenance agreements and certain trade names. Prior to the Acquisition, Acctex marketed its single user stand-alone software document indexing, storage and retrieval software primarily to end users and distributors. Following the Acquisition, the Company engaged in substantial efforts to expand the size and geographical coverage of its direct sales force and its network of distributors. The Company also engaged in efforts to enhance the acquired software with additional functions and features and marketed the stand-alone single user software under the COINSERV trademark. IMTECH provided working capital for operations through periodic advances to the Company.

      At the end of fiscal 1991, the Company revised its business objectives by changing its primary focus to a strategy of developing and marketing more complex client/server software that is designed to be integrated into a customer's existing local or wide area network and to receive computer generated documents directly from the customer's existing host computer. During this period, the Company also undertook to develop significant additional software functions, to develop additional COINSERV versions that operate compatibly with the computer operating systems and equipment of additional vendors of computer servers and optical disk drives. The Company believed it was in its best long-term interest to adopt a strategy of focusing on the development and sale of client/server software in order to serve a larger potential market for document storage, indexing and retrieval software that can be used concurrently by multiple computer operators connected to the COINSERV server through a customer's existing local or wide area network.

      On April 21, 1994, the Company received net proceeds of approximately $7,159,000 from an initial public offering of its equity securities. The Company used the proceeds of its public offering to enhance the COINSERV software and develop new products, hire software developers, system engineers, and customer support personnel and significantly increase marketing spending.

   On March 28, 1996 the Company acquired certain assets from a non-affiliated company known as Courtland Group, Inc. ("Courtland"). The purchase of assets transaction involved the payment by the Company to or on behalf of Courtland of the sum of $679,000 in cash, common stock, and a note payable, plus assumption of $96,000 in accrued liabilities. The following discussion should be read in conjunction with the "Selected Financial Data" above and the financial statements and notes thereto contained elsewhere in this document.

COMPARISON OF RESULTS OF OPERATIONS

      The following table sets forth, for the periods indicated, the percentage relationship that certain items of the Company's results of operations bear to total revenue.

                                                   Nine months ended
                                                      December 31,
                                                   1996          1995
                                                   ----          ----
Revenue                                              %             %
                                                     -             -
    Product                                         53            61
    Maintenance                                     17            25
    Services                                        30            14
                                                   ---           ---
       Total revenue                               100           100
Cost of revenue
    Product                                         15            23
    Maintenance                                     12            14
    Services                                        13             9
                                                   ---           ---
       Total cost of revenue                        40            46
                                                   ---           ---
Gross margin                                        60            54
Expenses
    Sales and marketing                             33            32
    Product development                             18            21
    General and administrative                      18            24
    Litigation settlement costs                      0             5
    Restructure/relocation costs                     0             2
                                                   ---           ---
       Total expenses                               69            84

Income (loss) from operations                       -9           -30
Interest income (expense)
    Interest income                                  1             1
    Interest expense                                 0             0
                                                   ---           ---
       Interest income (expense) net                 1             1
                                                   ---           ---

Net income (loss)                                   -8           -29
                                                   ===           ===

NINE MONTHS ENDED DECEMBER 31, 1996 AS COMPARED
TO THE NINE MONTHS ENDED DECEMBER 31, 1995:

REVENUE
      Total revenue for the nine months ended December 31, 1996 was $8,380,000 and increased by 65% compared to revenue of $5,072,000 for the nine months ended December 31, 1995. Product revenue was $4,473,000 for the latest nine month period and increased by 45% compared product revenues of $3,078,000 for the same period in 1995. This increase is attributable to higher value sales orders and reflects the Company's emphasis on selling enterprise licenses to key accounts and larger customers, combined with increasing revenues from the Company's strategic sales partners.

      Maintenance revenue was $1,435,000 for the nine months ended December 31, 1996 and increased by $139,000 compared to the same period in 1995. Services revenue was $2,472,000 for the latest nine month period and increased by 254%, or $1,774,000 compared to the nine months ended December 31, 1995. This increase is primarily attributable to the increase in revenue from the Company's consulting and systems integration activities. During the current fiscal year, the Company has focused on increasing its systems integration services to increase total revenue and to provide support services to enable higher sales volumes of its core software products.

GROSS MARGIN AND COST OF REVENUE

      Gross margin for the nine months ended December 31, 1996 was $5,044,000 and increased by 86% over gross margin of $2,714,000 for the nine months ended December 31, 1995. Gross margin as a percent of sales for these periods was 60% and 54% respectively. The increase in the gross margin percentage during 1996 reflects an increase in sales volume with a lower rate of increase in cost of revenue, much of which, including software amortization and support expenses, does not increase in proportion to revenue increases.

      Cost of product revenue was $1,209,000 for the nine months ended December 31, 1996 compared to $1,149,000 for the same period during 1995. The cost of product revenue includes software amortization charges of $680,000 for the December 31, 1996 period compared to $591,000 for the comparable period last year.

      Total combined costs of revenue for maintenance and services were $2,127,000 for the nine months ended December 31, 1996 and increased by 76% compared to $1,209,000 for the nine months ended December 31, 1995. This compares with a 96% increase in the revenues related to these costs. The increase in cost of revenue reflects additional personnel associated with increased billings in systems integration services combined with added personnel costs associated with upgrading the level of maintenance support provided to customers.

SALES AND MARKETING
      Sales and marketing expenses for the nine months ended December 31, 1996 were $2,746,000 or 33% of total revenue compared to $1,645,000 or 32% of total revenue for the nine months ended December 31, 1995. The expense increase of $1,101,000 between these periods is attributable to sales commissions related to increased revenues combined with additions in marketing programs and personnel to support increases in revenues.

PRODUCT DEVELOPMENT
      Product development expenses were $1,545,000, or 18% of revenues, ( after capitilization of software developments costs of $675,000) for the nine months ended December 31, 1996 compared to $1,060,000, or 21% of revenues, ( after capitilization of software developments costs of $141,000) for the comparable period in 1995. The $485,000 increase in expenses reflects resources, primarily personnel additions and outside contractors, to enhance and develop future company products. The increase in capitalized software development costs reflects additional investments in new and enhanced products, much of which relates to the Company's new Windows NT and imaging products.
 .
GENERAL AND ADMINISTRATIVE
      General and administrative expenses were $1,496,000, or 18% of revenues, for the nine months ended December 31, 1996 compared to $1,202,000, or 24% of revenues for the comparable period in 1995. The increase of $294,000 is attributable to additional audit, legal, professional, shareholder relations, compensation and insurance expenses.

NON-RECURRING COSTS
      The Company recorded a charge of $250,000 in the quarter ended December 31, 1995 related to the settlement in full of a dispute with Marine Midland Bank. During the same quarter, the Company reversed $89,000 in expenses related to provision for a restructuring plan that had been accrued during the quarter ended June 30, 1995. There has been no activity relating to non-recurring charges during the nine months ended December 31, 1996.

INTEREST INCOME (EXPENSE)
      Interest income (expense) net was $60,000 in the for the nine months ended December 31, 1996 compared to $39,000 for the comparable period last year. The increase in net interest income of $21,000 reflects interest on added equity funds that were raised during September, October and November of 1996.

NET INCOME (LOSS)
      Net loss was $683,000 for the nine months ended December 31, 1996 compared to a net loss of $1,493,000 for the nine months ended December 31, 1995. After provision for preferred stock dividends of $220,000, which primarily relate to capital raised for acquisition purposes during the Fall of 1996, net loss applicable to common shares for the nine months ended December 31, 1996 was $903,000 , or ($.23) cents per share, compared to a loss of $1,520,000 after preferred stock dividends of $27,000, or ($.42) per share, for the comparable period last year.

COMPARISON OF RESULTS OF OPERATIONS OF FISCAL YEARS 1996, 1995, 1994

      The following table sets forth, for the periods indicated, the percentage relationship that certain items of the Company's results of operations bear to revenue.
                                          FISCAL YEAR ENDED MARCH 31,
                                          ---------------------------
                                         1996        1995       1994
                                         ----        ----       ----
Revenue                                  100%        100%       100%
Cost of revenue                           42          49         53
Expenses                                  73          87         71
Non-recurring charges.                     4          7           -
Write-off of registration cost                        -           4
                                           -
                                         ---         ---        ---
Loss from operations                     (19)        (43)       (28)
Interest income - net                      1          -          (8)
                                         ---         ---        ---

Net loss                                 (18%)      (43%)       (36%)
                                          ===        ===         ===

COMPARISON OF  FISCAL YEARS ENDED MARCH 31, 1996 VERSUS MARCH 31, 1995

      REVENUE.   The following chart compares INSCI's revenue for fiscal 1996 versus fiscal 1995: (in thousands)

                                           FISCAL YEAR ENDED MARCH 31,

                                             1996       1995        % Change
                                       ----------    -------    ------------
Software                                   $4,099     $3,939              4%
Hardware                                      884        996            (11)
                                           ------     ------
  Total product revenue                     4,983      4,935              1
                                           ------     ------
Services                                    1,172        763             54
Maintenance                                 1,758      1,490             18
                                            -----      -----

  Total services revenue                    2,930      2,253             30
                                            -----      -----
Total revenue                              $7,913     $7,188             10%
                                           ======     ======

      INSCI sells, installs and supports imaging, print-on-demand, and data management and archival storage software products. Sales to end users generally include software, optical storage hardware, systems integration and consulting services, installation, and training. Post-installation maintenance and customer support is available under the terms of a separate contract at an additional charge. INSCI also sells software products directly to VARS and distributors. Revenue is net of discounts and allowances given to third party VARS and distributors. INSCI reported revenue of $7,913,000 in fiscal 1996, an increase of $725,000, or 10%, from revenue of $7,188,000 for fiscal 1995. Product revenues were $4,983,000 for fiscal 1996 compared to $4,935,000 for fiscal 1995, an increase of $48,000 or 1%.

       Services revenue, which includes charges for systems integration and consulting, custom applications, installation, training, and maintenance, totaled $2,930,000 in fiscal 1996, an increase of $677,000 (30%) over service revenue of $2,253,000 in fiscal 1995. This increase is primarily attributable to the growth of the systems integration and consulting revenues which increased to $683,000 in fiscal 1996 from $32,000 in fiscal 1995, due to the emphasis the Company started placing in fiscal 1996 on providing customers with a broader range of services complementary to their complete document management system needs.

      COST OF REVENUE. Total cost of revenue for fiscal 1996 was $3,311,000 or 42% of sales, compared to $3,504,000, or 49% of sales, for fiscal 1995.

      Cost of revenue for product sales increased to $1,784,000 or 36% of product revenue in fiscal 1996 as compared to $1,387,000 or 28% of sales in fiscal 1995. Costs associated with product sales include the costs of hardware and software products purchased from third parties for resale, and amortization of capitalized software development and capitalized purchased software costs. Costs of product revenue varies depending upon the mix of software and hardware included in total system revenue. The increase in cost of product revenue is primarily due to the increase in the level of charges pertaining to the amortization of capitalized software development which increased to $760,000 in fiscal 1996 from $218,000 in fiscal 1995 as a result of the commencement in April 1995 of amortization of the development costs for the COINSERV 2.2 product. This increase was partially offset by an improvement in margin on hardware sales due to lower discounting.

      Costs associated with service revenues reflect principally the costs of systems integration, consulting, and customer support personnel, and the cost of third-party services and hardware maintenance subcontracts. These decreased to $1,527,000 or 52% of services revenue in fiscal 1996 from $2,117,000 or 94% in fiscal 1995. The decrease in costs reflects the change in the mix of support staff levels in fiscal 1996, and $162,000 less in costs associated with hardware maintenance due to the exclusive use of third party contracted services for all of fiscal 1996, and less of services provided by outside contractors and companies.

      SALES AND MARKETING. Sales and marketing expenses were $2,459,000, or 31% of revenue, for fiscal 1996, as compared to $3,070,000 or 43% of revenue, for fiscal 1995. This decrease was attributable to a change in compensation programs and lower travel expenses, and reduced spending on consultants.

      PRODUCT DEVELOPMENT. Product development expenses increased to $1,878,000 (before capitalization of software development expenses of $120,000, resulting in net expenses of $1,758,000) or 24% of revenue in fiscal 1996 compared to $2,185,000 (before capitalization of software development expenses of $821,000 resulting in net expense of $1,364,000) or 30% of revenue in fiscal 1995. While there was only a small change in total spending, the level of capitalization of software development costs dropped $701,000 as a greater proportion of the development staff's time was devoted to sustaining engineering tasks. In addition, during fiscal 1996 the Company commenced a program to reduce its cost of product development by having selected product development performed under a fixed price contract basis by a programming company in Sri Lanka.

      GENERAL AND ADMINISTRATIVE. General and administrative expenses were $1,542,000, or 20% of revenue, for fiscal 1996, as compared to $1,871,000, or 26% of revenue, for fiscal 1995. The decrease is primarily due to lower compensation related costs, and a reduction in facilities expense.

      NON-RECURRING CHARGES. The Company paid $250,000 in fiscal 1996 to Marine Midland Bank ("Marine") in full settlement of all claims with respect to a dispute over a 1993 sublease of office space from Marine. In addition, in fiscal 1996, the Company recorded a charge of $75,000 for a fee paid to Bank of New York Financial Corp. ("BNY") in April 1996 to terminate, at the Company's request, the Company's credit facility with BNY. The Company incurred $500,000 of expense in fiscal 1995 in conjunction with its move from White Plains, NY to its new headquarters in Westborough, MA. These expenses included the costs of relocating employees and equipment, and employee severance and replacement costs.

      INTEREST INCOME/EXPENSE. Interest income was $70,000 in fiscal 1996 partially offset by $40,000 in connection with interest on the 10% subordinated notes. Interest income-net of $8,000 for fiscal 1995 represents interest income of $64,000 offset by interest expense consisting of charges of $45,000 on intercompany advances from IMTECH, and $11,000 of interest charges from borrowings under its external credit facility.

      NET LOSS. The net loss for fiscal 1996 was $1,452,000 or 18% of revenue compared to a net loss of $3,113,000 or 43% of revenue for fiscal 1995. The decrease in the net loss principally resulted from increased system integration and maintenance revenues, and lower compensation related expense due to lower sales staffing levels and lower commission and bonus expenses.

COMPARISON OF FISCAL YEARS ENDED MARCH 31, 1995 VERSUS MARCH 31, 1994

      REVENUE

   The following chart compares INSCI's revenue for fiscal 1995 to revenue for fiscal 1994: (in thousands)

                           FISCAL YEAR ENDED MARCH 31,

                                               1995         1994        % Change
                                             ------       ------        --------
Software                                     $3,939       $3,791            4%
Hardware                                        996        2,771          (64)
                                             ------       ------
   Total Product Revenue                      4,935        6,562          (25)
                                             ------       ------
Services                                        763          584           31
Maintenance                                   1,490        1,041           43
                                             ------       ------
   Total Service Revenue                      2,253        1,625           39
                                             ------       ------
Total Revenue                                $7,188       $8,187          (12%)
                                             ======       ======

         INSCI sells, installs and supports document and data management and archival storage software products. Sales to end users generally include software, optical storage hardware, installation, and training. Post-installation maintenance and customer support is available under the terms of a separate contract at an additional charge. INSCI also sells software products directly to VARS and distributors. Revenue is net of discounts and allowances given to third party VARS and distributors. INSCI reported revenue of $7,188,000 in fiscal 1995, a decrease of $999,000, or 12%, from revenue of $8,187,000 for fiscal 1994. Product revenues were $4,935,000 for fiscal 1995 compared to $6,562,000 for fiscal 1994, a decrease of $1,627,000 or 25%. Starting in fiscal 1995 the Company no longer sells computer systems but rather only optical storage devices for use in conjunction with its software products. This resulted in a decrease in hardware revenue in fiscal 1995 to $996,000 as compared to $2,771,000 in fiscal 1994 - a decrease of $1,775,000.

          Services revenue, which includes charges for custom applications, installation, training, consulting, and maintenance, totaled $2,253,000 in fiscal 1995, an increase of $628,000 (39%) over service sales of $1,625,000 in fiscal 1994. This increase is primarily attributable to the growth of the Company's installed base and a corresponding increase in revenue from maintenance contracts which increased to $1,490,000 in fiscal 1995 as compared to $1,042,000 in fiscal 1994.

         COST OF REVENUE. Total cost of revenue for fiscal 1995 was $3,504,000 or 49% of sales, compared to $4,338,000, or 53% of sales, for fiscal 1994. Costs associated with product sales include the costs of hardware and software purchased for resale, and amortization of capitalized software development. Costs of product revenue varies depending upon the mix of software and hardware included in total system revenue. The decrease in cost of product revenue reflects the higher proportion of high profit margin software product revenue in fiscal 1995 than in fiscal 1994 and the $1,775,000 decrease in low profit margin hardware sales.

         Costs associated with services revenues reflect principally the costs of customer support personnel, and the cost of third-party services and hardware maintenance subcontracts. These increased to $2,117,000 or 94% of services revenue in fiscal 1995 from $1,462,000 or 89% in fiscal 1994. The increase in costs reflects the expansion of the customer support staff in fiscal 1995 to meet the needs of the increased customer base, and the use of a greater amount of services provided by outside contractors and companies.

         SALES AND MARKETING. Sales and marketing expenses were $3,070,000, or 43% of revenue, for fiscal 1995, as compared to $2,541,000 or 31% of revenue, for fiscal 1994. This increase was attributable to increased compensation and travel expenses, and increased spending on marketing programs and consultants.

         PRODUCT DEVELOPMENT. Product development expenses increased to $2,185,000 (before capitalization of software development expenses of $821,000) or 30% of revenue in fiscal 1995 compared to $1,445,000 (before capitalization of software development expenses of $298,000) or 18% of revenue in fiscal 1994. This increase was primarily due to increased compensation, supplies and consultant expenses as a result of the expansion of the Company's development activities subsequent to the completion of the Company's IPO in April 1994.

         GENERAL AND ADMINISTRATIVE. General and administrative expenses were $1,871,000, or 26% of revenue, for fiscal 1995, as compared to $2,145,000, or 26% of revenue, for fiscal 1994. The decrease is primarily due to lower consulting costs, lower management charges from IMTECH, and $275,000 less provision for bad debts.

         NON-RECURRING CHARGE. The Company incurred $500,000 of expense in fiscal 1995 in conjunction with its move from White Plains, NY to its new headquarters in Westborough, MA. These expenses included the costs of relocating employees and equipment, and employee severance and replacement costs.

         INTEREST INCOME/EXPENSE. Interest income-net of $8,000 for fiscal 1995 represents interest income of $64,000 offset by interest expense consisting of charges of $45,000 on intercompany advances from IMTECH, and $11,000 of interest charges from borrowings under its external credit facility. The decrease from interest expense- net of $654,000 in fiscal 1994 is due to the receipt of approximately $7,159,000 in net proceeds from the Company's IPO in April 1994.

         NET LOSS. The net loss for fiscal 1995 was $3,113,000 or 43% of revenue compared to a net loss of $2,968,000 or 36% of revenue for fiscal 1994. The increase in the net loss principally resulted from increased spending on sales and marketing programs, and relocation costs.

LIQUIDITY AND CAPITAL RESOURCES

      The Company's cash flows are summarized below for the periods indicated:

                                                       Nine months ended
                                                          December 31,
                                                ------------------------------
                                                    1996               1995
                                                    ----               ----
      Cash provided by (used in):
           Operating activities                 $ (478,000)         $(514,000)
           Investing activities                   (934,000)          (250,000)
           Financing activities                  5,752,000            (88,000)
                                                ----------          ---------
                Increase (decrease) in cash     $4,340,000          $(852,000)
                                                ==========          =========


      The Company generated net negative cash flows of ($478,000) from operations in the nine months ended December 31, 1996. The Company had a negative cash flow of ($934,000) from investing activities relating to additions to capitalized software and capital expenditures. Financing activities generated cash flow of $5,752,000, and included proceeds from the sale of preferred stock, net of issuance costs, of $5,622,000. The preferred stock placement requires that approximately $4,000,000 of the funds raised be utilized for acquisition purposes. In January, 1997, the Company obtained a bank line of credit aggregating $1,750,000 to supplement its working capital and equipment financing requirements. Working capital at December 31, 1996 was $5,248,000 compared to $140,000 at December 31, 1995.

      Cash generated from the sale of preferred stock included gross proceeds of $1,350,000 during September, 1996 from the sale of the Company's 10% Convertible Preferred Stock and $5,000,000 from the sale of the Company's 8% Convertible Redeemable Preferred Stock, the offering of which was completed in November, 1996. Funds from these placements were raised primarily for the purpose of the Company acquiring other companies. The Company is required to utilize approximately $4,000,000 of the funds from these placements for acquisition purposes.

      In January, 1997, the Company established a bank line with Silicon Valley Bank for working capital and equipment financing totaling $1,750,000. This line contains standard banking covenants relating to financial ratios and profitability that must be maintained by the Company in order to utilize the loan. The purpose of this line is to supplement the Company's working capital and equipment financing requirements through December 31, 1997.

      The Company has no fixed capital commitments.

                             CHANGE IN ACCOUNTANTS

      Effective December 30, 1996, by a resolution of the Company's Board of Directors, the Company resolved to change auditing firms from Mahoney Cohen Rashba & Pokart, CPA, PC to Pannell Kerr Forster PC. There were no disagreements with the Company's former auditors in any matter of accounting principles, practices, financial statement disclosures or auditing scope or procedures in connection with audits by the Company's former auditors for the two most recent fiscal years.

                                   BUSINESS

Overview

      INSCI Corp. (INSCI or the "Company") develops, markets, installs and services electronic information and document management systems designed to meet the enterprise-wide needs of organizations which produce large quantities of computer-generated documents and require the storage of and access to a broad array of document types. The Company provides its customers with the ability to electronically capture documents and computer output from a variety of sources, to store information electronically and to access and deliver the information either electronically or via reprints in a fashion that lowers costs, improves quality, improves service and provides greater control to the customer. INSCI's products focus on both the desktop imaging and document management market and the automated document factory production market.

      INSCI's software products marketed under the name, COINSERV, utilize a customer's existing host computer and computer network to link powerful "Server" computers, which perform automated document indexing and optical disk storage functions. This is accomplished with the customer's existing network of "client" computers, which are used by the customer's employees to search, retrieve and distribute documents. COINSERV is an optical-disk based client/server computer output to laser disk (COLD) system. The COLD market addresses print and microfiche replacement using digital-based techniques to replace printing and microfiche production and allowing on-line viewing of reports that would otherwise need to be printed. This produces rapid and major savings for users.

      In fiscal year 1996, INSCI introduced the COINS-CD product aimed at both the corporate and service bureau markets. The new product combines INSCI's core technology with CD-Recordable media for purposes of electronic information distribution. COINS-CD offers the user the advantage of using low-cost and easily available CDS which can be used for distribution of large quantities of data. Use of this type of technology also offers rapid payback for users and service bureaus. These products are often used in conjunction with optical disk-based products and are particularly useful for low cost - large volume information distribution.

      During fiscal year 1997, INSCI introduced Augusta, an advanced technology imaging and document management system through its acquisition of certain assets of the Courtland Group, Inc. ("Courtland"). Augusta provides a document storage system by allowing the user to see and store images of documents and to store and retrieve documents in mixed data formats such as image, word process documents and spreadsheet documents.

      INSCI offers services including software installation, training, software maintenance support and systems integration. INSCI's advanced systems integration services division works with its customers to integrate these various technologies into existing technical environments to leverage investments in technology. INSCI's current business strategy is to develop and provide document management solutions in a fully integrated and customized manner that enables customers to improve their business processes and competitive position.

MANAGEMENT CHANGES

      On June 15, 1995, Dr. E. Ted Prince was appointed President and Chief Executive Officer, replacing the former CEO, David Grace. John Gillis, formerly President and Chief Operating Officer, became Executive Vice President and Chief Operating Officer.

      In September 1995, Dr. Prince was appointed as Chairman of the Board of Directors of INSCI. Two members of the board, Mr. David Grace and Mr. Olin Broadway, resigned from the board at the end of the 1995 fiscal year and were replaced by two new directors, Mr. Frank Murphy and Mr. Leonard Gartner. Mr. Richard Gerstner, was appointed to the board in March 1996. In September of 1996 at the Company's annual meeting for Shareholders Messrs. Prince, Gartner, Gerstner, Murphy and Oxenberg were elected by Shareholders to serve as directors of the Company for the ensuing year.

      In March 1996, Mr. George Trigilio, Jr. was appointed Executive Vice President and Imaging Division Director. Mr. John E. Steinkrauss resigned as the Company's Chief Financial Officer and Vice President of Finance and Administration in May 1996. Mr. Roger C. Kuhn was appointed Vice-President and Chief Financial Officer of the Company in July 1996.

      QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)


Selected quarterly results of operation for the four quarters ended March 31, are as follows:

                              FISCAL YEAR 1995                         FISCAL YEAR 1996
                               QUARTER ENDED                             QUARTER ENDED
                    -------------------------------------       --------------------------------------
                    First   Second      Third       Fourth      First     Second      Third      Fourth
                    June    September   December    March       June      September   December   March
                    1994    1994        1994        1995        1995      1995        1995       1996
                    ------- --------    --------    ------      -----     ---------   --------   ------
Revenue             $1,734   $1,530      $1,662      $2,262      $841      $2,076      $2,155     $2,841
Cost of Revenue        733    1,129         915         727       691         850         817        953
                    ------  -------       -----      ------   -------      ------      ------     ------
Gross Margin         1,001      401         747       1,535       150       1,226       1,338      1,888
Sales, Marketing,
Product Development
and General &
Administrative       1,445    2,233       1,508       1,119     1,503       1,151       1,253      1,852
                    ------  -------       -----      ------   -------      ------      ------     ------
Earnings (loss)       (444)  (1,832)       (761)        416    (1,353)         75          85         36
before non-
recurring charges
and interest
Non-Recurring
Charges                -       (500)       -           -         (320)        170        (189)        14
Interest               (33)      14          12          15        18          14           7         (9)
                    ------  -------       -----      ------   -------      ------      ------     ------
Net Income(Loss)    $ (477) $(2,318)      $(749)     $  431   $(1,655)     $  259      $  (97)    $   41
                    ======  =======       =====      ======   =======      ======      ======     ======

-------------------------------------------
                    First       Second       Third
                    June        September    December
                    1996        1996         1996
                    -------     --------     --------
Revenue             $ 2,936     $  2,085     $  3,360
Cost of Revenue       1,071        1,085        1,179
                    -------     --------     --------
Gross Margin          1,865        1,000        2,181
Sales, Marketing,
Product
Development and
General &
Administrative        1,775        1,891        2,123
                    -------     --------     --------
Earnings (loss)          90         (891)          58
before non-
recurring charges
and interest
Non-Recurring          -            -             -
Charges
Interest                  5           13           40
                    -------     --------     --------
Net Income(Loss)    $    95     $   (878)          98
                    =======     ========     ========
-------------------------------------------

This table should be read in conjunction with the Financial Statements provided elsewhere herein.

PRODUCT OVERVIEW

      INSCI Corp. is a supplier of optical-disk based client/server computer output to laser disk (COLD) systems. These are electronic printing and digital repository systems that replace the need to carry out paper-based printing in many situations. This market addresses print and microfiche replacement using digital-based techniques to replace unnecessary printing and microfiche production and allowing on-line viewing of reports that would otherwise need to be printed. This in turn produces savings for users. INSCI's leading product, COINSERV, is recognized as a performance leader in the client-server segment of the market.

      INSCI also has developed CD-based products (COINS-CD) for print and microfiche replacement. These are aimed at both the corporate market for electronic printing and viewing and at the service bureau market. These products offer the user the advantage of using low-cost and easily available CDS which can be used for distribution of large quantities of data. These products are often used in conjunction with optical disk-based products particularly for distribution purposes.

      INSCI develops and markets Ultra and Augusta, imaging and document management products. They are used for major business applications including purchasing, law enforcement, legal, manufacturing, medical records, library and reference. These products provide a complete document storage system by allowing the user to scan and store images of documents and to store and retrieve documents in mixed data formats such as image, word processed documents, and spreadsheet documents. This allows INSCI to offer a complete suite of software which allows a user to address all document storage needs.

      INSCI provides advanced systems integration services to its customers which allow them to integrate its various products and services and to provide more efficient and less costly customer service, printing and mailing operations and to increase their competitive efficiency. The goal of INSCI's present business strategy with respect to its systems integration group is to provide outstanding document management solutions in a fully integrated and customized manner that enable customers to improve their business processes and competitive position.

INSCI STRATEGY

      Since its founding, INSCI has been a leader in adapting high performance index management, data handling and data compression technologies into the design of its industry standards compliant electronic printing and document management systems. INSCI's operating focus has been to develop and provide cost-effective software products and services for the high volume electronic printing, document archive, retrieval, viewing, and distribution requirements of large organizations. The development of strategic relationships that will allow INSCI to market its products to specific markets or technology segments plays an important role in the Company's plans for future growth.

      The Company markets its products and services primarily to financial and commercial institutions which produce large quantities of computer-generated documents and require the storage of and access to such documents as an alternative to printing them or transferring them to microfiche. INSCI's product and service offerings are sold through a combination of direct sales by its own sales force, referrals and strategic partnerships, sales by Value Added Resellers ("VAR's"), distributors and by Company's operating multiple service bureaus.

      INSCI's current business strategy is to develop, enhance and market software and services solutions for electronic printing, document archival, indexing, retrieval and distribution systems. INSCI intends to pursue this strategy through a marketing focus that will seek to leverage these and future strategic alliances.

PRODUCTS AND SERVICES

COINSERV

      INSCI's COLD/electronic printing software product set, marketed under the name COINSERV, utilizes a customer's existing host computer and computer network to link powerful server computers, which perform automated document indexing and optical disk storage functions, with the customer's existing network of client computers, which are used by the customer's employees to search, retrieve, and distribute documents. INSCI emphasizes sales of its multiple user, client/server based software for management of page formatted computer output and scanned image documents.

      The COINSERV client/server product is currently installed at over 300 customer sites which includes all key vertical industry segments. The system is supported on many UNIX platforms and provides LAN/WAN connectivity to Windows & DOS PC's and UNIX terminals. Furthermore, COINSERV provides native terminal connectivity to 7 mainframe and mini-computer systems. This includes TICS 3270, AS400 5250, UNISYS A/V, UNISYS 1100/2200, and Data General MVs.

      ARCHIVE DATA FORMATS: To support enterprise wide document archive requirements, an archive system must be capable of handling diverse print output formats. The COINSERV system accomplishes this goal. COINSERV handles a plethora of print output line data formats including IBM mainframe formats, UNISYS mainframe formats, UNIX print output formats, and PC file formats; intelligent data streams including IBM Advanced Function Presentation (AFP), Xerox MetaCode, and Xerox DJDE; and scanned documents in TIFF format. COINSERV's support for all these line data, intelligent data streams, and image data streams is a key competitive advantage in the COLD industry.

      A technology sharing partnership between INSCI and ELIXIR Technologies now provides a way of processing, archiving, retrieving, viewing and distributing complex data objects that combine text, graphics, forms, fonts, bar codes and logos. It is the Company's intention to add support for other intelligent data streams such as Postscript and PCL to both COINSERV and COINS-CD products.

      DOCUMENT INDEXING AND ARCHIVE MANAGEMENT: The COINSERV Data and Index Management engine is designed to handle large scale storage requirements without experiencing performance degradation or "topping-out" as the index volume increases. The COINSERV index component is built with an archive view which requires that archive data be maintained for extended periods of time unlike transaction oriented data which may be stored for short periods of time and then simply overlaid or purged. A true archive system must be capable of handling large volumes of archive documents, and index records to these documents which constantly increase.

      The COINSERV system is capable of archiving, indexing, and locating archive documents at speeds that are unparalleled in the COLD market place. In the Company's most recent fiscal year, it extended its capability of data archiving, indexing, and compression techniques by providing support for storing data on other storage media besides optical (WORM) Disk. This new component, the Hierarchical Storage Manager, allows users to stage data archives so that they utilize the media that is most responsive to an application's data access requirements. INSCI's strength in this area provides all COINSERV users with a high performance archive engine, superior indexing capabilities, and "forever-view" of archive documents without constantly "topping-out" or having to purge archive documents. INSCI believes that archive data is a vital and valuable corporate asset and its products are designed to provide long term data storage and access without any compromise.

      CLIENT/SERVER ARCHITECTURE: The COINSERV system is built on open systems distributed processing principles utilizing a true client/server architecture. As such, the system allows for seamless data access from host-computer based legacy systems as well as state of the art LAN/WAN environments. COINSERV users get the best of both worlds; they can take advantage of the investments they have made through the years in their legacy systems' hardware, software, and networks, while at the same time supporting implementations of LAN/WAN distributed processing topologies.

      INSCI's architectural design and engineering strength with regard to multi-vendor systems connectivity has given INSCI a strong position in the COLD market. COINSERV is supported on five UNIX server platforms including SUN Solaris, UNISYS UNIX, and IBM AIX and provides native host terminal connectivity from seven mainframe and mini-computer system types in addition to Windows, DOS, and UNIX workstation access. The COINSERV product is one of the few products that has been built on a true client/sever architecture that is capable of retrieving archive data in the native host environment (without emulation) and from LAN based workstations simultaneously.

COINS-CD

      During last fiscal year, INSCI introduced a new product, COINS-CD, that provides a much more cost effective approach for distributing archive data. The new product combines INSCI's core technology with CD-R for purposes of data distribution. This product is targeted at the $450 million per annum micrographics service business. Based on market research and experience, INSCI believes that most companies will switch from micrographics products and services to CD-R products and services. INSCI recently introduced the COINS-CD product for the Windows NT platform providing significantly increased performance and functionality.

      With the COINS-CD product, third party service centers licensed by INSCI process computer generated magnetic tapes and record the information on CD-ROMs. All the data and indexes are written to the CD or other selected storage media along with the software necessary to access and view them thus making archival and retrieval methods such as paper and microfiche obsolete.

AUGUSTA

      The Augusta imaging and information product was acquired as a result of the acquisition of certain assets of Courtland Group, Inc. ("Courtland") by INSCI in March 1996. INSCI Corp. is using this product within its own customer base to provide imaging and information retrieval systems integrated with its existing COLD and CD products.

      Management believes that the integration of advanced information retrieval, document management and advanced imaging capabilities into its COINSERV and CD products will provide it with a powerful new way of differentiating itself in the market and that customers are demanding this new type of product.

INSCI SYSTEMS INTEGRATION SERVICES

      Utilizing INSCI's core products and technologies and the capabilities of its consulting resources, INSCI has developed specialized systems integration approaches and methodologies which allow it to carry out the implementation of these advanced solutions within large and complex client environments. Its methodologies encompass project management, project direction, quality assurance and control, and testing disciplines that are essential for mission critical and industrial strength solutions in large organizations with massive data stores and critical processing time frames. These methodologies allow INSCI to provide enterprise electronic printing, data warehousing and viewing solutions to global problems in the customer service and data storage area. It is these project management skills, as well as its technical, product and architectural skills that allow INSCI to offer a unique set of solutions to organizations that are seeking more than purely a software product which is capable of satisfying their organizational requirements.

PRODUCT DEVELOPMENT

      The market for data storage and retrieval products is highly competitive and characterized by frequent technological change. Consequently, INSCI must continually enhance its products and continue to develop new products. INSCI engages in product development activities primarily intended to:

o Modify its software products to permit operation with additional computers and operating environments

o Enhance its software products to make them easier to install, use and maintain

o Add new features to this software product intended to simplify installation, operation and the generations of optical applications

o  Add additional features and functions

o  Develop new user specific applications

o Investigate potential uses of emerging technologies to complement COINSERV's document management function.

      Over the past year in pursuit of these goals, INSCI has enhanced its existing products, developed new products and acquired others which fit into its overall strategic direction of the automated document factory.

      INSCI Corp. utilizes its staff of development engineers and customer support personnel to identify, design, and develop product enhancements and new products. The company has additionally increased the amount of development it performs by locating some work offshore where resources are less costly, thus enabling the company to compete more effectively against many competitors with far greater resources than it possesses.

      The Company has recently completed the development of numerous product enhancements to COINSERV and to COINS-CD that it believes will provide leading edge functions for customers. COINSERV release 3.0 was released for customer shipment in January 1996. COINS-CD has undergone numerous major enhancements to render it more capable in high production environments. The following is a summary of the new features of COINSERV Release 3.0.

HIGH PERFORMANCE COINSERV

      Advanced COINSERV release 3.0 provides customers with increased levels of archive performance that is unparalleled in the industry. COINSERV is capable of processing over 600,000 pages of archive data per hour on mid range UNIX archive servers attached to magnetic RAID devices. Advanced COINSERV provides performance levels that double the performance of the previous releases.

HIERARCHICAL STORAGE MANAGER

      Advanced COINSERV Hierarchical Storage Manager ("HSM") makes it possible for COINSERV to utilize the most responsive media for current archive data and migrate older data to less expensive storage media. COINSERV writes the most current data with the highest access requirement to magnetic RAID devices and as the data ages and the access frequency for the data diminishes, the archive documents are migrated to less expensive media such as WORM optical disks.
The COINSERV HSM component will:

o  provide faster archive speeds and access to most current data

o allow migration based on report characteristics, download bundles, document size and index values

o  provide a way of deleting reports that are temporary

o provide access to documents while new documents are being archived to the magnetic RAID sub-system

o  provide independent index and data migration

SUPPORT FOR PAPER CLIPS

      Advanced COINSERV release 3.0 provides users with a mechanism for adding annotations at the page level. These annotations, often referred to as paper clips, are used to maintain an electronic post-it at the page level.

SUPPORT FOR INTELLIGENT DATA STREAMS

      Advanced COINSERV release 3.0 includes support for the leading high performance production print data streams. This includes support for IBM Advanced Function Presentation ("AFP"), Xerox's MetaCode, and Xerox DJDE. As a result of this enhancement, the COINSERV product provides high speed archiving, indexing, full fidelity retrieving, printing and faxing of AFP, MetaCode, and DJDE.

COMMON DASHBOARD

      INSCI's MS Windows based document viewer, WinCoins, displays diverse archive data using a common dashboard. The common dashboard simplifies document access by providing a common user interface regardless of the data stream. This approach eliminates retrieval complexity and simplifies end user document access and training.

ADDITION OF SUN SOLARIS

      Towards the end of 1995, the COINSERV product was ported to run on SUN Solaris UNIX servers. The addition of SUN as a COINSERV server platform increases the marketability of the COINSERV product to the financial community.

SUPPORT FOR 12.6 AND 15 GB OPTICAL TECHNOLOGY

      The COINSERV product may be installed with 12.6 GB optical devices from LMSI or 15 GB optical devices from SONY. Both of these devices provide unparalleled storage capacities and document retrieval performance due to more data available under read/write head.

ENHANCED SECURITY

      The Advanced COINSERV release 3.0 security component provides users with enterprise level security management by providing security groups, user changeable passwords, password encryption, and password expiration.

HIGH PERFORMANCE CLOSING

      High Performance Closing allows customers to migrate less frequently accessed index volumes to optical disk. This component allows high speed migration of index volumes from magnetic disk to optical disk, thereby fully supporting not only index volumes generated for the 5.25" optical platters but also much larger index volumes associated with 12" optical platters. Once the indices have been migrated from magnetic to optical, the optical volume becomes a self contained repository that includes the data and the index information.

RETRIEVE FROM CLOSED OPTICAL DISK

      The COINSERV interface for retrieving index information has been augmented to include index searches from closed index volumes. This interface provides end users with a simple means of accessing closed index volumes for archive data without regard to locale or having to lead the index information to magnetic disk. Retrieving index information that has been closed may be tailored to a customer's needs by either providing seamless access, seamless access with break-points, user defined optical volume access or excluding optical index access.

DYNAMIC INDEX SELECTION

      Dynamic Index Selection ("DIS") provides the infrastructure for optimizing index searches. This component significantly improves the COINSERV index process by eliminating unnecessary index searches and dynamically selecting the most optimum index key field. DIS maintains statistical information about each index volume during the data archive process and uses this information to intelligently select the index volumes that must be searched. Furthermore, in the event that multiple index key values have been selected for a search, DIS intelligently selects the most optimum key to search the index volume.

      The combination of Index Closing, Retrieve from Closed Index Volumes, and Dynamic Index Selection provides COINSERV Release 3.0 users with an efficient and cost effective way of archiving and retrieving large volumes of data without constantly "topping-out" or degrading performance -- the COINSERV "forever-view" document management architecture. The combination of these concepts fully supports on-line, near-line, and off-line data archive and retrieve.

WINCOINS ENHANCEMENTS

      Numerous enhancements have been made to the Microsoft Windows client. The new WinCoins software is a true Microsoft Windows GUI application that conforms and adheres to all Microsoft standards. The new client fully supports the Microsoft Desktop, Imaging, Dynamic Data Exchange, WINSOCK, and many other features.

OTHER ENHANCEMENTS

      Other enhancements include numerous additions to the COINSERV Volume
Manger: error recovery, reporting and tracking, fax sub-system, imaging, and advanced document indexing.

COINS-CD PRODUCT

      During the past year INSCI introduced the COINS-CD product. The COINS-CD product provides the ability to replace microfiche with inexpensive electronic storage media that can be used on PC's. The same data that would be written on microfiche is now written to CD-R, optical or some other electronic storage media. At the same time, index values are extracted from the data in preparation for rapid access to data. An electronic document viewer is also copied to the CD so that the data may be easily retrieved on a PC with a CD drive.

      Many of the enhancements to COINSERV also benefit COINS-CD since the core platform is the same. Additionally, other enhancements to COINS-CD are in process. These include advanced networking and an increase in the number and type of storage devices supported. This platform is strategic for the company and although new, it is expected that this product will be a major contributor to the company's growth.

MARKETING AND SALES

      INSCI markets its COINSERV products principally through its own sales force, through strategic alliances and value added resellers. Marketing activities include trade journal advertising, distribution of sales and product literature describing the COINSERV products, their applications and benefits, attendance at trade shows and conferences, sponsoring or supporting seminars for customers and prospects, and on-going communications with the established base of customers via newsletters, new product announcements, direct mail and telemarketing. Public relations activities include speaking at trade group meetings, publishing of technical articles, publishing of user success stories, and distributing of press releases about the Company and its products.

      INSCI's direct sales force focuses on prospects for its products that are particularly in high volume, high performance environments. Sales representatives initiate contacts with prospective end user customers and make direct sales of COINSERV products to those prospects. They also provide assistance and make joint presentations with the Company's resellers and strategic business alliances. Additionally, they frequently work with INSCI's systems engineers to provide high level technical consulting services both before and after a sale.

      INSCI has developed several strategic business alliances through which the Company generates sales. INSCI and UNISYS Corporation are parties to a joint selling agreement originally entered into in August 1991 and expanded in 1995 to encompass UNISYS markets on a global basis. UNISYS and INSCI make joint sales calls and conduct joint product introduction seminars to major corporate and government organizations. Data General Corporation's System Integration Group also entered into a reseller agreement with INSCI in early 1995 whereby they market, install and service INSCI software products on Data General's AViiON UNIX server series on a worldwide basis.

      In 1995, INSCI began a joint marketing and technology partnership with Elixir Technologies Corporation. Under the terms of an agreement signed in 1995, INSCI markets Elixir's intelligent data stream viewers and desktop composition tools for use with COINSERV, and Elixir introduces INSCI to prospects for its products.

      INSCI entered into an agreement with OCE (formerly Siemens Nixdorf Printing Systems, L.P. ("Siemens") in May 1995. The agreement provides for Siemens to refer customers to INSCI. Under the terms of the agreement, INSCI is to develop a new module for the COINSERV product which will be jointly marketed by both INSCI and Siemens.

      INSCI is increasingly entering into partnerships with companies that operate service bureaus nationwide. These companies permit the company to increase its sales and penetration into new areas of industry.

      INSCI currently has agreements with a limited number of VARs. VARs generally are organizations that sell their own computer application software systems to special vertical markets, such as banks, health care organizations or credit unions. VARs sell INSCI's products as part of an integrated system of hardware and software for the VARs' customers. INSCI sells its products directly to VARs for resale to the VARs' customers.

      The Company believes that COLD and electronic printing are scarce technologies and that it is likely to enter into additional marketing alliances that will have the potential to generate further significant sales. In particular it believes that companies in the imaging, workflow, information retrieval, electronic commerce, Internet and printing areas are likely to require COLD technology in order to meet their own objectives. It intends to continue discussions with such companies with a view to closing further such alliances.

CUSTOMER SUPPORT AND SERVICE

      INSCI's in-house technical support personnel provide pre-sale support to assist in product selec tion and configuration, installation support assisting in technical integration of COINSERV with a customer's existing computer system, and post-sale telephone support (included in the customer's maintenance support agreement) assisting in the ongoing use of the COINSERV system. INSCI's post-sale support also includes software maintenance, software updates and technical support pursuant to renewable one-year contracts. VARs and distributors generally handle service and support for their customers. INSCI intends to expand this level of support both through traditional approaches and through non-traditional ones. In this regard it has set up a Web site and intends to use this as a medium for customer information and support.

      The computer hardware utilized in COINSERV systems is generally covered by warranties granted directly by the hardware manufacturer to the customer, and INSCI does not assume responsibility for support or maintenance of this equipment. INSCI has not experienced significant return claims. Maintenance and technical support for the optical disk drive components in all INSCI systems are provided by a third party contractor which specializes in providing service for optical disk drives and jukeboxes.

VENDORS AND SUPPLIERS

      INSCI acquires optical disk drives, including multiple disk drives and computer hardware compo nents, for resale as part of integrated systems including COINSERV software. To date, INSCI has utilized 5-inch and 12-inch optical disk drives manufactured by several suppliers. There are several manufacturers of 5-inch optical disk drives (including Panasonic, Plasmon, Hewlett Packard, Sony, and LMSI), and several manufacturers of 12-inch optical disk drives. INSCI utilizes alternative sources of supply for optical disk drives in order to diversify its supplier relationships. INSCI generally purchases optical disk drives and other hardware components as needed to meet customer demands, and does not maintain any agreements or understandings committing its suppliers to provide any minimum quantities or to maintain fixed prices.

COMPETITION

      There are a number of suppliers offering COLD, CD-R, imaging, information retrieval and print- on-demand systems. In each case, the company believes that it offers advantages over the competition. In the case of COLD systems, most systems in the market are departmentally-based and do not offer the performance at the enterprise level characterized by COINSERV. Nor, in most cases, do they offer the support for intelligent data streams offered by INSCI. Few COLD systems offer imaging and information retrieval integrated with COLD, as does INSCI.

      INSCI is aware of a variety of competing systems offerings which use alternative media for storing and retrieving large amounts of computer data utilizing computer systems and technology. These alternative media include magnetic disk, magnetic tape or digital audio tape ("DAT"). Storage utilizing magnetic disks is significantly more expensive than optical disk storage per megabyte of data stored and, as an erasable media, is not as reliable for long-term archival purposes. Magnetic tape storage also is generally more expensive than optical disk, and magnetic tapes are more easily damaged or erased. Because magnetic tape must be processed sequentially (data is located on the tape by viewing the tape from the beginning and stopping when the data is found), it provides a significantly slower access time than optical disk or magnetic disk, which can randomly access the disk to read data. DAT storage is less expensive per megabyte of data stored than optical disk; however, DAT has limited archival characteristics due to the risk of inadvertent damage or erasure and sequential access remains too slow for practical use in providing acceptable data access and retrieval functions. Besides the alternative media forms used for storing and retrieving data, the other alternative methods for storing and retrieving large amounts of computer data utilizing media that are not accessible from a computer include paper and computer output microfilm/microfiche.

      Competition among companies providing document storage, indexing and retrieval solutions is intense. Numerous competitors market computer document storage, indexing and retrieval systems utilizing optical disk drive technology. Many of the Company's primary competitors have substantially greater financial resources, more personnel, greater access to related products and broader contact with potential customers than the Company.

      The principle competitive factors in the document storage, indexing and retrieval business include performance, functionality regarding document data types, document archival and access speed, cost, strategic alliance relationships and "open" systems connectivity. The Company believes that its COINSERV, COINS-CD and AUGUSTA product offerings systems compete favorably with products offered by its primary competitors.

      New functionality introduced into the product suite recently included intelligent data stream support, hierarchical storage management, combined data and image management, and high volume performance enhancements provide the basis for competitive differentiation. The Company believes, for example, that the COINSERV software optimizes the number of documents that may be stored on an optical disk through the use of efficient data compression technology. Moreover, the Company believes that its customers consider COINSERV's indexing and retrieval capabilities to have a greater number of features, and a greater ease of use, than the systems offered by the majority of its competitors. Furthermore, the "open" systems nature of COINSERV provides INSCI's strategic alliances and end users with the ability to integrate COINSERV with their diverse existing network. However, no assurance can be given that INSCI's competitors will not enhance their existing systems or that existing or new competitors will not introduce new systems with better features and functions than the COINSERV system.

      New enhancements to be added to COINSERV will provide more competitive strength. In particular INSCI is in the process of converting COINSERV to run on the Windows NT platform which is increasingly being required by customers. It believes that this will provide it with an even greater competitive edge.

PROPRIETARY INFORMATION

    INSCI does not hold any patents and currently relies upon a combination of trademarks, contractual rights, trade secrets and copyright laws to protect its proprietary rights in its products. INSCI seeks to protect its proprietary rights in its COINSERV software through restrictions on disclosure and use set forth in customer agreements and employee nondisclosure agreements. Additionally, INSCI requires that all of its employees execute confidentiality, trade secret and invention agreements in connection with their employment by INSCI. Despite these precautions, it may be possible for third parties, without authorization, to copy or duplicate INSCI's proprietary software or to obtain and use its proprietary information. Existing copyright laws afford only limited practical protection for computer software, and the laws of certain foreign countries do not protect INSCI's proprietary rights in its products to the same extent as the laws of the United States. Because of the rapid pace of technological change in INSCI's industry, INSCI believes that the legal protection for its products are less significant for the Company's success than the knowledge, technical expertise and marketing skills of INSCI's personnel, the frequency of product enhancements and the timeliness and quality of support services provided by the Company.

EMPLOYEES

   The Company employed 72 persons as of December 31, 1996. The Company's future success depends, in part, on its ability to retain existing and to attract new management and technical employees. The Company has no collective bargaining agreements and considers its relationships with its employees to be good.

PROPERTIES

   Effective October 1, 1994, INSCI entered into a ten year lease for approximately 21,650 square feet of office space located in Westborough, Massachusetts. On November 1, 1995, the Company subleased for a five year term approximately 4,315 square feet of its Westborough office space. The Company also entered into a lease for 3,196 square feet of office space for its Courtland Imaging division's office in Columbia, Maryland which expires in February 1998. Management considers its present office space adequate for the Company's foreseeable needs.

      In June 1995, the Company commenced an interim office sharing arrangement on a month-to-month basis from Perth Ventures, Inc. at a monthly charge of $2,000. Dr. Prince, who is President, Chief Executive Officer and Chairman of the Board of Director's of the Company is 100% owner in and is President of Perth Ventures, Inc. See "Certain Relationships and Related Transactions."

LEGAL PROCEEDINGS

      On September 30, 1992, the Company and Information Management Technologies ("IMTECH") reached an agreement with the Securities and Exchange Commission ("Commission") to conclude and settle the Commission's informal investigation of the Company and IMTECH. The Company and IMTECH, without admitting or denying any of the allegations made by the Commission in its complaint, and without a trial or final adjudication of the allegations made in the Commission's complaint, consented to the entry of an order enjoining them from future violations of certain provisions of the Federal securities laws and the rules and regulations thereunder. As part of the order, the Company is subject to an injunction which may limit or restrict certain activities. The injunction will expire in 1997. The settlement may adversely affect the Company and restrict the Company's ability to raise funds from persons located in certain significant states. The impact of these restrictions may be to prevent the Company from conducting future public offerings or private placements.

   The Commission issued an order, dated April 13, 1995, authorizing a private investigation of IMTECH and INSCI Corp., and its officers and directors during the period from March 1993 and continuing until April 13, 1995. The order of investigation inquiring into whether the Company and its then officers and directors engaged in violations of Rule 10b-5 of the Securities Exchange Act of 1934 (the "Exchange Act"); failed to file annual reports and other information as required by the rules and regulations of the Commission in violation of
Section 13(a) of the Exchange Act and Rules 12b-20, 13a-11 and 13a-13; and failed to maintain proper books and records in violation of Section 13(b)2 of the Exchange Act or falsified or caused to be falsified books and records of the Companies in violation of Sections 13(b)(2)(a), Rule 13b2-1, and Rule 13b2-2 of the Exchange Act. On September 10, 1996, the Company was informed by the Commission that the staff inquiry relating to these matters had been terminated and that no enforcement action had been recommended at this time.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the name, age and position of each of the directors and executive officers of INSCI Corp. Each director of INSCI Corp. will hold office until the next annual meeting of stockholders of INSCI Corp. or until his or her successor has been elected and qualified. Officers of INSCI Corp. are elected by the Board of Directors of INSCI Corp. and serve at the discretion of the Board of Directors.


NAME                        Age   Current Position With Company
Dr. E. Ted Prince     [a]   49    Chairman, Chief Executive Officer,
                                  President and Director
Robert Oxenberg             46    Director
Leonard Gartner             55    Director
Francis X. Murphy           48    Director
Richard T. Gerstner         57    Director
Krishan Canekeratne         30    Chief Technology Officer and Senior
                                  Vice-President
John L. Gillis              44    Executive Vice-President of Field Operations
                                  and Chief Operating Officer
Roger C. Kuhn               53    Vice President of Finance and Chief Financial
                                  Officer
George Trigilio, Jr.        50    Executive Vice-President and Imaging Division
                                  Director

[a] Dr. Prince held both the Chief Accounting and Financial Officer positions on an interim basis from May 10, 1996 through July 29, 1996.

DIRECTORS AND EXECUTIVE OFFICERS

      The directors of the Company are elected each year at the annual meeting of shareholders for terms of one year and until their successors are elected and qualified. The executive officers of the Company are appointed by the Board of Directors to serve until their successors are appointed and qualified.

CURRENT DIRECTORS OF INSCI

      DR. E. TED PRINCE, was appointed President and Chief Executive Officer of the Company in June 1995. He was elected Chairman of the Board of Directors in August of 1995 and appointed and served as Chief Financial and Accounting Officer on an interim basis in May 1996 through July 1996. Dr. Prince has been President of several software companies, including Computer Power Corporation, and is also President of Perth Ventures, Inc., a New York City based investment banking firm specializing in the emerging technology sector. Dr. Prince serves as a member of the Board of Directors of Thinking Tools Inc. and Essex Corporation of which are public companies. Dr. Prince also is an author and publisher of an industry newsletter, "The Technology Fundamentalist." Dr. Prince also serves as a Director for several software companies and has a degree in Political Science from The University of New South Wales (Australia) and a Master and Ph.D. degree from Monash University in Australia.

      ROBERT H. OXENBERG, served as a Director of the Company from April 1992 to November 1993. Mr. Oxenberg was reappointed to the Board to fill a vacancy in September 1994. Mr. Oxenberg was appointed Chief Executive Officer of Information Management Technologies Corporation ("IMTECH"), the Company's former majority shareholder, in March 1995 and resigned April 1996 as CEO and has served as a director since April 1992. Mr. Oxenberg is a consultant based in Aspen, Colorado. From August 1984 to July 1991, he served as Manager of Corporate Investments for the Anschutz Corporation, a Denver based privately held corporation.

      LEONARD GARTNER, has been the principal of Gartner and Company, an accounting firm, for the past five years. His firm specializes in structuring debt and equity instruments, advising clients on the financial and tax aspects of acquisitions, stock option plans and stock issuance matters. Mr. Gartner was elected as a Director of INSCI in September 1995. Mr. Gartner also serves as a member of the Company's Audit and Compensation Committees.

      FRANCIS X. MURPHY, was elected a Director of the Company in September 1995. He is the founder of Emerging Technology Ventures, Inc. and has served as President and Chief Executive Officer from its inception in September 1994. From February 1994 through September 1994 Mr. Murphy was the President and Chief Operating Officer of Cryo-Cell International, Inc., a Research and Development stage medical products public company. From 1991 through 1994, he served as President and Chief Operating Officer of Creative Socio-Medics Corp., a wholly owned subsidiary of Advanced Computer Techniques, a provider of technology to the health care industry. He holds both a Bachelors of Arts and Masters of Business Administration in Corporate Finance from Adelphi University.

      RICHARD GERSTNER, was appointed a Director of the Company in March of 1996. In addition to serving as a Director of INSCI Corp., Mr. Gerstner serves as a Director for the Lyme Disease Foundation. Mr. Gerstner is currently the President and CEO of Clausner Wireless Corp. Prior to joining Clausner Wireless Corp. he served as President and Chief Executive Officer of Telular Corporation, a manufacturer of fixed wireless telecommunications equipment. Mr. Gerstner is a graduate of Villanova University with a Bachelors of Science Degree in Chemical Engineering and holds a Masters of Science in Industrial Engineering from Stanford University.

CURRENT EXECUTIVE OFFICERS OF INSCI

In addition to Dr. Prince, the following INSCI employees are executive officers of the Company.

      KRISHAN CANEKERATNE, was elected Chief Technology Officer and Senior Vice President of the Company in June 1995. He joined the Company in December 1989 as Project Manager/Senior Programmer and was promoted to Director of Software in September 1991, Vice President in November 1992 and Senior Vice President in November 1993. Prior to joining the Company, Mr. Canekeratne worked for the Independent Election Corporation of America.

      JOHN L. GILLIS, is Executive Vice President-Field Operations and Chief Operating Officer of the Company. Mr. Gillis has served as President of the Company from July 1994 through June 1995. He has served as a director of the Company October 1993 through September 1996. From August 1992 through November 1993, Mr. Gillis served as Senior Vice President. Mr. Gillis joined the Company as Vice President Sales in November 1990.

      ROGER C. KUHN, joined the Company and was appointed Vice President Finance and Chief Financial Officer on July 29, 1996. Mr. Kuhn has been Chief Financial Officer for Momentum Software Corporation and Acuity Imaging Inc. He was Vice President and Controller of Computervision Corporation. Mr. Kuhn holds a Bachelors of Science in Accounting and Masters of Business Administration in Finance from Fairleigh Dickinson University.

      GEORGE TRIGILIO, JR., was appointed Executive Vice President and Imaging Division Director in March, 1996. Prior to joining INSCI Corp., Mr. Trigilio established Courtland Group, Inc., and was President and Chief Executive Officer until March 1996 when the Courtland Group was acquired by INSCI.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the compensation for each of the last three
(3) fiscal years earned by the Chief Executive Officer and each of the most highly compensated executive officers whose individual remuneration exceeded $100,000 for the fiscal year ended March 31, 1996 (the "Named Executives").

                           SUMMARY ANNUAL COMPENSATION TABLE

                                                       Annual Compensation
                                        ------------------------------------------------
                                                                                           Long Term
                                                                                         Compensation
                        Principal                                              Other        Options
       Name              Position         Year      Salary       Bonus     Compensation    Granted**
------------------ -------------------- -------- ------------ ------------ ------------- -------------
Dr. E. Ted         President and Chief    1996     $157,692     $100,000    $72,983(2)     1,200,000
Prince(1)           Executive Officer     1995        -            -             -
                                          1994        -            -             -
John L. Gillis(1)     Executive Vice      1996     150,447       55,000      54,539(3)      350,000
                        President         1995     149,154       30,000     157,659(3)
                     Chief Operating      1994     143,125         -         5,320(3)
                         Officer
Krishan                Senior Vice        1996     118,461       52,454      5,538(4)       350,000
Canekeratne(1)          President         1995     107,384       60,000      46,280(4)
                       Development        1994      87,096       25,000       180(4)
George Trigilio,      Executive Vice      1996       (5)                        (5)         300,000
Jr.(1)                  President         1995
                     Imaging Division     1994
David Grace*           Acting Chief       1996       (6)                                    10,000
                        Executive         1995      17,000         -             -             -
                         Officer          1994
John                 Chief Financial      1996     123,536       11,000      18,615(7)      125,000
Steinkrauss(1)*          Officer          1995      88,845         -         20,961(7)
                      Vice President      1994        -            -             -             -
                         Finance
                     & Administration
Gerard Dorsey*       Chief Executive      1996        -            -             -             -
                         Officer          1995     144,000         0           - (8)           -
                                          1994     152,436       50,000       177 (8)          -

  *  Indicates resignation
 **  The Company does not have a restricted stock award program
***  Mr. Roger C. Kuhn was appointed Vice-President and Chief Financial Officer on July 29, 1996. Mr. Kuhn has
     an agreement with the Company that provides for a base salary of $125,000 and a potential annual incentive of $25,000 based on performance. Mr. Kuhn was granted 100,000 stock options upon signing his employment agreement with the Company and a car allowance of $500 a month.
(1)  The individuals listed in the table became executive officers of the Company as follows: Dr. Prince, June
     1995, Mr. Gillis, August 1992, Mr. Canekeratne, November 1993, Mr. Steinkrauss, July 1994, Mr. Trigilio,
     March 1996.
(2)  Dr. Prince was paid $25,000 directly as a signing bonus and $25,000 indirectly as a consulting fee through Perth Ventures. The remaining $22,983 is comprised of $4,269 living allowance, $6,098 payment for an automobile lease, $1,560 for garage rental, $10,686 for apartment rental and $370 for an automobile allowance.
(3)  Other compensation for 1996 of $54,539 includes, imputed interest of $21,003 which represents 1995 calendar year interest relative to a $150,000 loan made to Mr. Gillis in April 1994 and $27,810 stemming from the surrender of 9,000 stock options to pay down the loan. The remaining $5,726 is for an automobile allowance. In 1995, Mr. Gillis was paid an automobile allowance of $5,140 and housing allowance of $900 and the Company included $150,000 which represented the loan made to Mr. Gillis in April 1994. Amounts for
     1994 represent a $5,140 automobile allowance and $180 paid by the Company for life insurance. Refer to
     Related Party Transactions contained herein for additional information relative to Mr. Gillis's loan.
(4)  For 1996, the $5,538 represents payment to Mr. Canekeratne for an automobile allowance. Amounts for 1995 represent a car allowance of $3,000, housing allowance of $13,280 and a relocation allowance of $30,000.
     For 1994, the Company paid $180 for life insurance.
(5)  Mr. Trigilio became employed by the Company at the end of its current fiscal year on March 28, 1996 as a result of the acquisition of the Courtland Group, Inc. Mr. Trigilio has an employment agreement with the
     Company providing an annual salary of $100,000 as well as incentive bonuses conditioned upon his performance.
(6)  Mr. Grace is a past Director and was CEO for an interim period. Mr. Grace was not paid a salary while serving as Chief Executive Officer during the interim period.
(7)  Amounts for 1996 represent $5,538 for an automobile allowance and $13,077 in relocation costs. For 1995,
     Mr. Steinkrauss received an automobile allowance of $4,038 and a relocation allowance of $16,923.
(8)  All compensation to Mr. Dorsey was paid by Information Management Technology Corporation (IMTECH), the
     Company's former majority stockholder. Mr. Dorsey resigned as an officer and director of the Company and
     Imtech in September 1994.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

        The following table provides information concerning options granted to officers and directors during the Fiscal Year ended March 31, 1996 and reflects the potential value of such options assuming 5% and 10% annual stock appreciation.

                           Option Grants During 1996 Fiscal Year
----------------------- ------------------------------------------ ------------- ---------------------
                                 % OF                 EXPIRATION   POTENTIAL     POTENTIAL VALUE
                                 TOTAL     EXERCISE   DATE         VALUE         ASSUMING
NAME                    NUMBER   GRANTS    PRICE                   ASSUMING      ANNUAL STOCK
                                                                   ANNUAL STOCK  APPRECIATION
                                                                   APPRECIATION   10%
                                                                   5%
----------------------- -------- --------- ---------- ------------ ------------- ---------------------
E. Ted Prince(1)        250,000   6%       $2.00      15 Jun 01    $  670,000    $  886,000
     (2)                950,000  22%        1.66      25 Aug 01     2,113,000     2,794,000

Richard Gerstner(3)     100,000  2%         4.38      28 Mar 01       559,000       705,000
     (4)                400,000  9%         6.25      12 Jun 99     2,894,000     3,328,000

Francis Murphy(5)       400,000  9%         2.31      19 Oct 02     1,300,000     1,801,000
     (6)                100,000  2%         1.44      9 Sept 01       184,000       232,000

John Gillis(7)          350,000  8%         1.66      25 Aug 05       946,000     1,507,000

Krishan Canekeratne(8)  350,000  8%         1.66       25 Aug 05      946,000     1,507,000

George Trigilio Jr.(9)  300,000  7%         4.38       28 Mar 06    2,140,000     3,408,000

Robert Oxenberg(10)              --
    (11)                 10,000             1.66      10 Sept 05       27,000        43,000
                        100,000  2%         1.44       9 Sept 00      184,000       232,000

Leonard Gartner(12)     100,000  2%         1.44       9 Sept 00      184,000       232,000
  (13)                   40,000  1%         4.06       14 Mar 01      207,000       262,000

John Steinkrauss(14)    125,000  3%         1.66       25 Aug 00      265,000       334,000

David Grace(15)         10,000   ---        1.44      28 Sept 00       18,000        23,000

Olin Broadway(16)       10,000   ---        1.44      28 Sept 05       23,000        37,000

NOTES

  * In the event of a change of control in the Company by merger or any other manner, all unvested directors options under the 1992 directors stock option plan will vest immediately.

(1) These options were granted to Dr. Prince under his original employment contract dated June 15, 1995. These options vested immediately and expire in six
(6) years.

(2) As a result of an August 15, 1995 amendment to his contract, 700,000 shares were canceled and 950,000 new shares were granted. Such options were vested immediately, however in the event that Dr. Prince resigns or is terminated, he will only receive a pro-rata share of such options. Each month he remains employed by INSCI an additional 26,389 shares become vested and exercisable.

(3) Granted to Mr. Gerstner upon joining the Board of Directors on March 28,
1996.

(4) Options included as part of a letter agreement with Mr. Gerstner on June 12, 1996. Options under this agreement are vested when earned. Such options are earned upon signing new customers to reseller agreements and ensuring the annual continuation of such agreements.

(5) Options not exceeding 400,000 were granted to Mr. Murphy on an earn-out basis by providing consulting services through Emerging Technology Ventures Inc.
(ETVI).

(6) Mr. Murphy was granted 100,000 shares upon joining the Board in September 1995.

(7) Mr. Gillis was awarded options under a key employee direct grant program on August 25, 1995.

(8) Mr. Canekeratne was awarded such options under a key employee direct grant program on August 25, 1995.

(9) Mr. Trigilio was awarded such options as part of his employment agreement with the Company and will be vested on an earn-out basis using specific performance criteria.

(10) Options were awarded in September 1995 based on consulting services provided by Mr. Oxenberg.

(11) Mr. Oxenberg was granted 100,000 options upon rejoining the Board in September 1995.

(12) Mr. Gartner was granted 100,000 options upon joining the Board in September 1995

(13) Mr. Gartner was granted 40,000 options in lieu of cash compensation in March 1996 for providing additional monthly services under an existing retainer agreement.

(14) Mr. Steinkrauss was awarded options under a key employee direct grant program on August 25,1995.

(15) Mr. Grace received 10,000 options upon resigning from the Board in September 1995.

(16) Mr. Broadway was granted 10,000 options upon resigning from the Board in September 1995.

OPTION EXERCISES AND HOLDINGS

      The following table sets forth information concerning the exercise of options during the fiscal year ended March 31,1996 and unexercised options held as of the fiscal year ended March 31, 1996 with respect to each of the Named
Executives:

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES


                                                                           Value of
                                                          Number of        Unexercised
                                                          Unexercised      In-the-Money
                                                          Options/SARS     Options/SARS
                                                          at FY-End (#)    at FY-End ($)
                       Shares Acquired   Value            Exercisable/     Exercisable/
Name                   on Exercise (#)   Realized ($)(1)  Unexercisable    Unexercisable (2)
----                   ---------------   ---------------  -------------    ------------------
E. Ted Prince                 -               -             566,668          $1,662,462
                                                            633,332           1,858,038
Richard Gerstner              -               -                -                -
                                                            500,000              21,375
Francis Murphy                -               -              68,537             156,521
                                                            431,463           1,072,354
John Gillis                   -               -             102,367             300,319
                                                            233,333             684,541
Krishan Canekeratne           -               -             116,667             342,272
                                                            233,333             684,541
George Trigilio, Jr.          -               -                -                -
                                                            300,000              64,125
Robert Oxenberg               -               -              25,000              28,863
                                                            130,000             402,443
Leonard Gartner               -               -              17,500               9,341
                              -               -             122,500              65,384
John Steinkrauss           31,250        $ 143,438           31,250              91,680
David Grace                26,667        $ 113,435           15,000              31,538
Olin Broadway                 -               -              10,000              31,538

(1) Calculated by multiplying the number of shares underlying options by the difference between the average of the closing bid and ask price of the common stock as reported by NASDAQ(SM) on the date of exercise and the exercise price of the options.

(2) Calculated by multiplying the number of shares underlying options by the difference between the average of the closing bid and ask price of the common stock as reported by NASDAQ(SM) on March 31, 1996 and the exercise price of the options.

REMUNERATION ON NON-MANAGEMENT DIRECTORS

      Each member of the Board of Directors who is not an officer or employee of the Company is entitled to participate in the Directors Option Plan (See "Directors Option Plan"), and to receive reimbursement for travel and other expenses directly related to his activities as a director. The Company does not pay inside or outside Directors on a per meeting basis for attendance at Board of Director meetings or related Committee meetings. However, each outside Director may be compensated pursuant to a written agreement with the Company to provide specific types of professional services such as financial, accounting or tax advice covering compensation plans, acquisitions and debt/equity placements. See Certain Relationships and Related Transactions.

      With respect the Audit Committee, the Company subsequent to the end of fiscal year 1996, has retained a financial consultant, Mr. B. Nicholas Harvey to be a member of the Committee on a retainer basis at $1,500 per quarter plus 15,000 stock options vesting over three (3) years, 5,000 of which stock options have been granted with the remaining 10,000 stock options vesting over the next two (2) years. He is the only non-Director member on any of the Company's Committees.


COMPENSATION PLANS:

EMPLOYMENT AGREEMENTS

      Effective June 15, 1995, the Company entered into an employment agreement for a period of three years with Dr. E. Ted Prince ("Dr. Prince") the Company's Chairman of the Board of Directors and President. Dr. Prince's employment agreement, as amended, provides for a base salary of $200,000 per annum to be paid through the term of the agreement, annual incentive bonuses based upon achievement of defined profitability criteria, 250,000 vested stock options to purchase 250,000 shares of common stock at an exercise price of $2.00 per share, and 950,000 vested stock options to purchase 950,000 shares of common stock at an exercise price of $1.66 per share. With respect to the latter options, if the employment of Dr. Prince is terminated for any reason during the thirty-six month period of the employment agreement, then he must return to the Company a pro-rata portion of the 950,000 options. The portion to be returned would be determined based upon the number of months remaining in the agreement after his termination date as a percent of the original term of thirty-six months. In the event of a change of control of the Company through merger or acquisition, the provisions with respect to the return of the stock options would be waived. Dr. Prince achieved a $100,000 management incentive bonus during fiscal year 1996.

      Mr. George Trigilio, Jr. became employed by the Company at the end of fiscal year 1996 as a result of the acquisition of the Courtland Group, Inc. Mr. Trigilio has an employment agreement with the Company providing an annual salary of $100,000 as well as incentive bonuses conditioned upon his performance.

      The Company has employment agreements with its other executive officers which also includes annual incentive bonuses attainment of defined profitability criteria and other performance related objectives. If an executive officer's employment is terminated for any reason other than voluntary resignation or for cause (as defined in the agreements) then a severance benefit will be paid. The severance benefit varies from officer to officer, but is not greater in any instance than twelve month's salary and benefits. Exclusive of Dr. Prince, certain key members of management have been granted stock options as part of their compensation package. Mr. John L. Gillis and Mr. Krishan Canekeratne have 341,000 and 350,000 options, respectively.

      Mr. Roger C. Kuhn the Company's Chief Financial Officer and Vice-President has an employment agreement at a base salary of $125,000 and a potential annual incentive of $25,000 based on performance objectives. In addition, Mr. Kuhn was granted 100,000 stock options upon signing the agreement.

      In December of 1996 the Board of Directors amended the employment agreements of Messrs. Canekeratne. Gillis and Kuhn to provide for a one-year severance or payment of the balance of compensation under their Employment Agreements and vesting of all stock options, whichever is less, in the event of a change of control of the Company, and a termination of their employment without cause.

DIRECTORS OPTION PLAN

      The Company's Directors Option Plan (the "Directors Plan") was adopted by the Board of Directors and approved by the Company's stockholders in October 1992, modified in July 1994 and amended effective September 1996. A total of 1,000,000 shares of Common Stock have been reserved for issuance under the Directors Plan. The purpose of the Directors Plan is to make service on the Board more attractive to present and prospective directors, since the continued services of qualified directors are considered essential to the sustained progress of the Company.

      The Directors Plan is administered by a committee made up of two members of the Board of Directors. The exercise price per share of any option granted under the Directors Plan may not be less than the fair market value of such shares on the date of grant. The Directors Plan provides for automatic option grants of 15,000 shares to each director who is an eligible director immediately following each annual stockholders' meeting held in each even number calendar year. Eligible directors include all members of the Board of Directors who are not also employees of the Company or any parent or subsidiary of the Company. The Directors Plan also provides that the eligible directors who are elected or appointed at any time other than at annual meetings of the Company held in even calendar years will receive an automatic grant of an option for a proportionate number of shares, based upon the time remaining until the annual meeting in the next even calendar year. One-half of each grant becomes exercisable when, and only if, the optionee continues to serve as a director until the earlier of the next annual meeting or the first anniversary of the date of grant of the option. The remaining shares vest on earlier of the second anniversary of the date of grant of the option. Options expire five years from the date of grant, subject to earlier termination in accordance with the terms of the Directors Plan. Any vested and exercisable options may be exercised in whole or in part by payment of the total purchase price in cash, check or promissory note or, if permitted by the committee, by tendering Common Stock of the Company. Option grants will be non-transferable other than by will or the laws of descent and distribution or by a qualified domestic relations order.

      All rights to exercise options terminate 90 days following the date the optionee ceases to serve as a director of the Company for any reason other than death, or upon expiration of the option, whichever occurs first. If an optionee's position as a director is terminated due to the death of such optionee, the optionee's estate has one year to exercise any vested options. Except for termination in the event of a "Change of Control" (described below), the termination of service as a director for any reason shall not accelerate or otherwise affect the number of shares with regard to which an option may be exercised. Upon the occurrence of a "Change of Control" all shares subject to outstanding unexercised options immediately become 100% vested. A "Change of Control" will be deemed to have occurred if a majority of the members of the Board of Directors elected at an annual meeting are persons other than those proposed directors nominated by management, if any, in any proxy statement prepared by management for that meeting.

      There were 45,000 stock options exercisable at March 31, 1996. At March 31, 1996 there were 95,000 stock options outstanding and 905,000 available for grant. The Company has reserved 1,000,000 shares of common stock for future issuance.

1992 ADVISORY COMMITTEE PLAN

      The Company's 1992 Advisory Committee Plan (the "Advisory Plan" ) was adopted by the Board of Directors and approved by the Company's stockholders in October 1992. The Advisory Committee Plan was terminated in May 1993. A total of 200,000 shares of Common Stock were reserved for issuance under the Advisory Committee Plan, and options to acquire a total of 30,000 shares remain outstanding. The purpose of the Advisory Committee Plan was to assemble a group of officers and directors of the Company and individuals with experience in the Company's industry for the purpose of reviewing and advising the Company on business, marketing and technical development strategies. The Company's Board of Directors determined that the Advisory Committee was not achieving its intended purpose and terminated both the Advisory Committee and the Advisory Committee Plan. At the time of termination, the Advisory Committee was comprised of six members.

      The Advisory Committee Plan was administered by a committee made up of two members of the Board of Directors. The exercise price per share of any options granted under the Advisory Committee Plan could not be less than the fair market value of such shares on the date of grant. The Advisory Committee Plan provided for automatic option grants of 10,000 shares to each Advisory Committee member immediately following the individual's appointment to the Advisory Committee. One-half of each grant became exercisable when, and only if, the optionee continued to serve as a member of the Advisory Committee until the first anniversary of the date of grant the option. The remaining shares vested on the second anniversary of the date of grant of the option. Options expire five years from the date of grant, subject to earlier termination in accordance with the terms of the Advisory Committee Plan. Any vested and exercisable options may be exercised in whole or in part by payment of the full purchase price in cash or by check or, if permitted by the committee which administered the Advisory Committee Plan, by tendering Common Stock of the Company. Option grants are nontransferable other than by will or the laws of descent and distribution or by a qualified domestic relations order. In May 1993, the Board of Directors of the Company approved a resolution vesting 5,000 options for each Advisory Committee member as of the date of termination of the Committee. As of March 31, 1996, options to purchase an aggregate 30,000 shares have been vested to six former members of the Advisory Committee Plan. The options are exercisable at $18.00 per share.

THE 1997 EQUITY INCENTIVE PLAN

      The 1997 Equity Incentive Plan is the successor plan to the Company's 1992 Stock Option Plan (the "Plan") which was terminated by shareholder ratification at the Company's annual meting in September 1996. Under the 1992 Plan, 4,000,000 shares of common stock $.01 par value were authorized and reserved for issuance in the form of incentive stock option and non-qualified stock options. Of these, 922,065 stock options had been granted as of March 31, 1996. These stock options are currently outstanding to employees of the Company and other "key persons" and, as such, will remain in effect according to their terms and conditions (including vesting requirements) as provided for in the 1992 Plan and individual stock option agreements. The remaining 3,077,935 authorized and reserved shares of common stock are no longer subject to issuance under the 1992 Plan.

      The Company with shareholder approval, has reserved 3,000,000 shares for future use under the new 1997 Equity Incentive Plan (the "1997 Plan"). These new shares in effect replace the 3,077,935 remaining and ungranted shares associated with the terminated 1992 Plan. The 1997 Plan is administered by the Compensation Committee of the Board of Directors (the "Committee") consisting of two or more non-employee directors of the Company who are not eligible to receive grants or awards under the 1997 Plan. The plan provides for the granting of equity incentive awards to employees in the form of incentive stock options, non-qualified stock options, stock appreciation rights, stock appreciation awards, restricted stock awards, deferred stock awards, and other performance-related or non-restricted stock awards. The new plan permits the Company to provide its employees with incentive compensation opportunities which are highly motivational and which afford the most favorable tax and accounting treatments to the Company. The Committee believes that the flexibility of the incentive award vehicles provided for by the 1997 Plan will enhance the effectiveness and cost efficiency of the Company's management incentive program in the best interest of shareholders.

      The Committee, subject to the provisions of the 1997 Plan will designate participants, determine the terms and provisions of each award, interpret the provisions of the plan and supervise the administration of the plan. The Committee may, in its sole discretion, delegate certain administrative responsibilities related to the 1997 Plan to Company employees or outside consultants, as appropriate. The exercise price of any stock option granted under the 1997 Plan shall not be less than the fair market value of the common stock of the Company on the date of grant. The Committee shall determine any service requirements and/or performance requirements pertaining to any stock awards under the 1997 Plan.

                               PRINCIPAL HOLDERS

      The following table sets forth information regarding the ownership of the Company's Common Stock as of December 18, 1996, the Record Date by (1) each beneficial owners of more than five percent of the outstanding Common Stock, (2) each director, (3) the Chief Executive Officer and the four most highly compensated other executive officers, and the executive officers and directors as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned. The Company had 4,079,778 shares of Common Stock outstanding as of February 7, 1997.

NAME OF OWNER OR IDENTITY OF  SHARES OF   OPTIONS/      TOTAL       % OF COMMON
GROUP                           COMMON     OTHER      BENEFICIAL       STOCK
                                STOCK                 OWNERSHIP   OUTSTANDING(1)
---------------------------- ------------ -------    -----------  --------------
Information Management        649,667        -         619,667(2)       16%
Technologies Corporation
130 Cedar Street
New York, New York 10006
CEDE, Depository Trust Co.    949,542        -         949,542          23%
P.O. Box 20
New York, New York 10274
Dr. E. Ted Prince, CEO          4,120     751,391      755,511          16%
2 Westborough Business Park
Westborough, Massachusetts
01581
Leonard Gartner, Director     100,000     112,500(3)   242,500           6%
140 East 56th Street
New York, New York 10022
John L. Gillis, COO               -        97,527       97,527           2%
2 Westborough Business Park
Westborough, Massachusetts
01581
Krishan Canekeratne, Senior      700      116,667      117,367           3%
Vice President
2 Westborough Business Park
Westborough, Massachusetts
01581
Francis X. Murphy, Director   10,000      118,537      128,537           3%
342 Madison Avenue
New York, New York 10173
Robert H. Oxenberg, Director   5,893       55,000       60,893           1%
P.O. Box 12381
Aspen, Colorado 81612
Executive Officers and       150,713    1,251,622    1,402,335          26%
Directors as a group

----------
(1) Derived by taking shares beneficially owned by the individual or entity divided by shares outstanding and shares beneficially owned by the individual or entity. As used in this table "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2) Information Management Technologies Corporation ("IMTECH") has granted Mr. Gartner an option to purchase 30,000 shares of INSCI Corp. Common Stock. The options are exercisable at $3.50 per share through August 29, 1999. IMTECH has also agreed to transfer to Mr. Gartner 30,000 shares of common stock.

(3) Includes options to purchase 30,000 shares of INSCI Corp. Common Stock from Information Management Technologies Corporation. The options are exercisable at $3.50 per share through August 29, 1999. Said underlying shares are included in the present registration. Does not include an additional 30,000 shares of common stock which IMTECH has agreed to transfer to Mr. Gartner.

                              SELLING SHAREHOLDERS

      The following table sets forth the number of shares of Common Stock beneficially owned and/or shares of Common Stock underlying the Company's: 10% Convertible Redeemable Preferred Stock, 10% Convertible Preferred Stock and 8% Convertible Redeemable Preferred Stock and Warrants. The number of underlying shares of Common Stock attributed to holders of the Company's 10% Convertible Redeemable Preferred Stock, 10% Convertible Preferred Stock and 8% Convertible Redeemable Preferred Stock and Warrants is based upon certain assumptions, the actual number of underlying shares of Common Stock a selling shareholder may own upon conversion is subject to change. The assumptions upon which the underlying shares are based are more fully explained in the notes accompanying this table.

                               OWNED PRIOR TO OFFERING

                                                                                          Common Stock
                                                                                            Underlying        Common Stock
                                                         Number of         Number of      Shares of 10%        Underlying
                                                      Shares of Common     Restricted      Convertible       Shares of 10%
                                                        Stock Owned        Shares of        Redeemable        Convertible
                         Name of Selling                  Prior to           Common         Preferred          Preferred
                           Shareholder                  the Offering         Stock(1)         Stock(2)        Stock Owned(3)
-------------------------------------------------------------------------------------------------------------------------------
Bijan Ahmadi
Gary L. Alderman
Robert W. Allen
Anschutz Family Foundation                                  14,000            521
Fred Anschutz(7)
Nancy P. Anschutz                                                             521
Phillip Anschutz Custodian for Christian Anschutz                           2,604
Phillip Anschutz Custodian for Elizabeth Anschutz                           1,042
Phillip Anschutz Custodian for Sarah Anschutz                               1,042
Antelope Company                                            60,500          7,404             35,651
Ronald Arison MD Ira Dljsc as Custodian
E.H. Arnold
Gary P. Arnold
Robert E. Atkins
Luis R. Barreras MD Profit Sharing Plan
John C. & Elizabeth C. Barrott
Keith E. Becker
Robert J. & June G. Becker
John A. Bernardi                                                                                                    9,286
Alvin R. Bonnette f/b/o Alvin R. Bonnette Rev. Trust
Alex E. Booth, Jr.
Hugh Braly                                                                  1,510             16,636
Hugh C. Braly                                                               3,125
Olin Broadway(8)
Willard D. Campbell Trust
Krishan Canekeratne(9)
Howard A. Caplan
Case Holding Company, Inc.
Chinh & Debra Chang
Malcom G. Chase III                                                        37,300
O. Beirne Chisolm
Christiana Companies, Inc. Employees Savings
  P/S Plan (William Donovan & Betty White Trustees)
Clayton Motor Co., Inc.
Lorelei A. Cole
Ruth Columbo(10)
Courtland Group Inc.                                                       58,968
D.H. Blair & Company (28)                                                                    118,300
M. Jenkins Cromwell, Jr.                                                    6,250
Lauren A. Daman                                                                                                     9,286
Edson DeCastro(10)
Thomas C. DeFazio
Gerald Dorsey(11)
Ronald S. Dungan                                                                                                    9,286
Peter Einselen                                                             20,000
Norton A. Elder IRA                                                         1,310              8,512
Lloyd B. Embry
Emerging Ventures Technologies, Inc.(12)
Thomas Farkas                                                             100,000                                 371,430
Thomas P. Farkas                                            24,000         28,868             68,097
Todd M. Feldman
S. Marcus Finkle
Denis Fortin
Gerald Franz                                                               40,000
Keith M. Ganzer
B. Kent Garlinghouse
Leonard Gartner(13)                                                       100,000
Generation Capital Associates
Richard Gerstner(14)
John Gillis(15)
David Grace(16)
Eddie V. Gray
Neil & Verna Greenwood(7)
Thomas T. Grimmett PA DBPT
Edward P. Grindstaff
Raquel Grunwald                                                           103,609              8,512
Gunn(10)
Louis Gurman                                                              100,000
Salem M. Habal
Brian F. Hanley Revocable Trust
Harrison Option Fund, L.P.
Chester T. Houghton                                          3,005          4,212             17,024
Ernest J. Horky DDS, PA Def. Contr. Pension Plan
Greg Hunsinger
Michael P. Ilaria                                                                                                   9,286
Information Management Technologies Corporation (17)                      649,667
INITIAL PUBLIC OFFERING(18)
Hyman Indowsky IRA R/O (Dean Witter Cust)
Intergroup Corporation                                                     20,000
J. Michael Reisert Securities, Inc.(19)                                    15,000
James Jacques                                                               3,609              8,512
John Jacques                                                                5,000
Dean R. Johnson(20)
David A. Kadish
Robert D. Katchke
Harold A. Kayser                                                            3,609              8,512
Albert Kern                                                                 1,042
Kinder Investments(7)                                                       8,333
David Kohane                                                                                                        9,286
Ferdinand Kollar
Petro A. Kotsis
Richard A. Kraemer
Andy H. Krantz                                                             20,000
Robert Krantz                                                              20,000
Ron Krinick                                                  6,010          6,625             34,048
Ronald M. Krinick and Elizabeth J. Krinick                                101,800                                  18,572
Russ Kuhn
Lancer Partners LP                                                        150,000
Lancer Offshore, Inc.                                                      50,000
Lancer Partners, L.P.
Lark & Co. f/b/o Arkansas Teachers Retirement System
The Larson Family Trust
David S. Lawi
A. F. Lehmkuhl
Brian F. Leonard
Lawrence Levitt                                                             2,353              8,512
Lawrence D. Levitt & Cinda S. Levitt
  Co-Trustees Lawrence D. Levitt Living Trust                               1,256
Robert F. Little TTEE Robert F. Little Inc.                                 2,079
R.F. Little Inc. Pension Fund                                3,001          2,355             15,322
Robert F. Little
Susan R. Little
John D. Lium
James C. Lnashe(20)
Connie Loewenthal
Bruce T. Loewy
Norman Malo(21)
Vincent L. Marino
Harry Markovitz(22)                                                       130,000
James Martin                                                              180,000
Maureen McCluskey                                                           1,079             11,884
J.W. McInroy
David B. McKee                                                                                                      9,286
McKeown & Franz Inc. Pension Plan
Richard P. McKibben Trust,
  Martha McKibben Successor Trustee
Abdon J. Medina
Louis G. Miller
Gerald J. Millstein
Ray E. Moody
Bohdon Moroz
Francis X. Murphy(23)                                                      10,000
N. Dean Nasser
Charles A. Newton
Norcross(20)
Rachel Novoseller                                                           7,217             17,024
Nathaniel Orme
Fred Ostad
Howard Oxenberg                                                             1,079             11,884
Robert W. Oxenberg(24)                                                      1,726             19,012
Garry Pace                                                                 37,754
John Palazzola
Robert Paul
Robert Perfilio                                                             4,000
Pitt & Co.  f/b/o Missouri State
  Employees Retirement System
Michael Pizitz                                                              1,079             11,884
Douglas L. Polson(7)
E. Ted Prince(23)                                                           4,120              8,511
Prudential Securities Inc. Retirement Plan Operations
  C/F Norton A. Elder                                                       2,308
Joseph F. Regan
Sue Anschutz Rodgers                                         7,000          3,593             16,636
Rosen(10)
Beth Ross(7)
Daniel Rusictti                                                             5,000
Jeffrey L. & Barbara A. Sadar
Charles L. Sample                                                                                                   9,286
Santa Fe Financial Corp.                                                   20,000
Sarco & Company                                             35,500          7,404             35,651
Peter & Irene Santulli
Charles R. Schaller
Charles T. Schiro                                                                                                   9,286
Jeffrey A. Schlegel
  & Martha L. McKibben, JTWROS
James F. Schofield
Christopher Schreiber
Thomas L. Schroeder SEP IRA Oppenheimer & Co. Custodian
Sol B. Schwartz
Helen Scott(7)
Gary Segal
Barbara D. & Leonard J. Seigel JTE
Alvin Sherman                                                                                                      37,144
Shor Yoshuv                                                                50,000
Shor Yoshuv Institute                                                       8,424
Shor Yeshiva Institutional                                                  8,053             34,048
Howard Smith
Phillip P. Smith
Judith F. Sook                                               3,905          3,312             17,024
Mary Elizabeth Strazel                                                      2,083
Robert F. Stazel                                             2,500          9,137              6,810
Al Sorensen IRA Oppenheimer & Co. Custodian
Michael Supra
Garland S. Sydnor, Jr.
Steven J. Szafara
Regina & Kamal Taslimi JT
Taglich Brothers                                                            3,462
Michael Taglich                                                            21,069
Robert Taglich                                                             20,469
Thomas James & Associates(20)
Thuemling Industrial Products
Morton L. Topfer
Claire Tremarche(26)
George Trigilio, Sr.                                                       30,713
George Trigilio, Jr.(27)
Tyson Apparel Inc.
Richard A. Unverferth
James Upham                                                                47,000
Venturetec L.P.                                                             4,316             47,532
Boston Safe Deposit Trust Co.
  FBO The Virginia Retirement System                                      300,000
Wallace Electric Co.
William & Elizabeth Wieck JTWROS
John I. Williams, Jr.
Xiaoman Wu
Seymour H. Zisook
                                                           -------      ---------            -------             --------
TOTAL                                                      159,421      2,605,411            585,538              501,434

                                                        Number of
                                                        Shares of
                                                       Common Stock                                   Number of        Number
                                                        Underlying                                     Shares       Shares to be
                                                      8% Convertible                                 to be Sold     Owned after
                                                        Redeemable                                    Pursuant      Offering by
                         Name of Selling             Preferred Stock                                   to this        Selling
                           Shareholder                 and Warrants(4)   Warrants       Options      Prospectus(5)  Shareholders(6)
-----------------------------------------------------------------------------------------------------------------------------------
Bijan Ahmadi                                               16,735                                     16,735             0
Gary L. Alderman                                            6,275                                      6,275             0
Robert W. Allen                                            15,060                                     15,060             0
Anschutz Family Foundation                                                                               521           14,000
Fred Anschutz(7)                                                              521                        521             0
Nancy P. Anschutz                                                                                        521             0
Phillip Anschutz Custodian for Christian Anschutz                                                      2,604             0
Phillip Anschutz Custodian for Elizabeth Anschutz                                                      1,042             0
Phillip Anschutz Custodian for Sarah Anschutz                                                          1,042             0
Antelope Company                                                                                      43,055           60,500
Ronald Arison MD Ira Dljsc as Custodian                    16,735                                     16,735             0
E.H. Arnold                                                 7,530                                      7,530             0
Gary P. Arnold                                             10,040                                     10,040             0
Robert E. Atkins                                            5,020                                      5,020             0
Luis R. Barreras MD Profit Sharing Plan                    16,735                                     16,735             0
John C. & Elizabeth C. Barrott                             25,100                                     25,100             0
Keith E. Becker                                            66,766                                     66,766             0
Robert J. & June G. Becker                                 17,570                                     17,570             0
John A. Bernardi                                                                                       9,286             0
Alvin R. Bonnette f/b/o Alvin R. Bonnette Rev. Trust       16,735                                     16,735             0
Alex E. Booth, Jr.                                          6,695                                      6,695             0
Hugh Braly                                                                                            18,146             0
Hugh C. Braly                                                                                          3,125             0
Olin Broadway(8)                                                                              5,000    5,000             0
Willard D. Campbell Trust                                  16,735                                     16,735             0
Krishan Canekeratne(9)                                                                      350,000  350,000             0
Howard A. Caplan                                           12,550                                     12,550             0
Case Holding Company, Inc.                                 16,735                                     16,735             0
Chinh & Debra Chang                                        26,775                                     26,775             0
Malcom G. Chase III                                                                                   37,300             0
O. Beirne Chisolm                                          36,815                                     36,815             0
Christiana Companies, Inc. Employees Savings
  P/S Plan (William Donovan & Betty White Trustees)        16,315                                     16,315             0
Clayton Motor Co., Inc                                      7,530                                      7,530             0
Lorelei A. Cole                                             3,351                                      3,351             0
Ruth Columbo(10)                                                                              5,000    5,000             0
Courtland Group Inc.                                                                                  58,968             0
D.H. Blair & Company (28)                                                                            118,300             0
M. Jenkins Cromwell, Jr.                                                                               6,250             0
Lauren A. Daman                                                                                        9,286             0
Edson DeCastro(10)                                                                            5,000    5,000             0
Thomas C. DeFazio                                          10,040                                     10,040             0
Gerald Dorsey(11)                                                                            40,000   40,000             0
Ronald S. Dungan                                                                                       9,286             0
Peter Einselen                                                                                        20,000             0
Norton A. Elder IRA                                                                                    9,822             0
Lloyd B. Embry                                             12,550                                     12,550             0
Emerging Ventures Technologies, Inc.(12)                                                    400,000  400,000             0
Thomas Farkas                                                                                        471,430             0
Thomas P. Farkas                                                                                      96,965           24,000
Todd M. Feldman                                             7,530                                      7,530             0
S. Marcus Finkle                                          133,869                                    133,869             0
Denis Fortin                                               32,630                                     32,630             0
Gerald Franz                                                                                          40,000             0
Keith M. Ganzer                                             7,530                                      7,530             0
B. Kent Garlinghouse                                        7,530                                      7,530             0
Leonard Gartner(13)                                                                         170,000  270,000             0
Generation Capital Associates                              33,466                                     33,466             0
Richard Gerstner(14)                                                                        500,000  500,000             0
John Gillis(15)                                                                             335,700  335,700             0
David Grace(16)                                                                               5,000    5,000             0
Eddie V. Gray                                               7,530                                      7,530             0
Neil & Verna Greenwood(7)                                                     521                        521             0
Thomas T. Grimmett PA DBPT                                 10,040                                     10,040             0
Edward P. Grindstaff                                        7,530                                      7,530             0
Raquel Grunwald                                                                                      112,121             0
Gunn(10)                                                                                      5,000    5,000             0
Louis Gurman                                                                                         100,000             0
Salem M. Habal                                             16,735                                     16,735             0
Brian F. Hanley Revocable Trust                            16,735                                     16,735             0
Harrison Option Fund, L.P.                                 20,080                                     20,080             0
Chester T. Houghton                                                                                   21,236            3,005
Ernest J. Horky DDS, PA Def. Contr. Pension Plan           16,735                                     16,735             0
Greg Hunsinger                                             10,040                                     10,040             0
Michael P. Ilaria                                                                                      9,286             0
Information Management Technologies Corporation(17)                                                  649,667             0
INITIAL PUBLIC OFFERING(18)                                               625,000                    625,000             0
Hyman Indowsky IRA R/O (Dean Witter Cust)                   6,695                                      6,695             0
Intergroup Corporation                                                                                20,000             0
J. Michael Reisert Securities, Inc.(19)                   334,669                                    349,669             0
James Jacques                                                                                         12,121             0
John Jacques                                                                                           5,000             0
Dean R. Johnson(20)                                                        37,500                     37,500             0
David A. Kadish                                             5,020                                      5,020             0
Robert D. Katchke                                           7,530                                      7,530             0
Harold A. Kayser                                                                                      12,121             0
Albert Kern                                                 6,695                                      7,737             0
Kinder Investments(7)                                                      36,667                     45,000             0
David Kohane                                                                                           9,286             0
Ferdinand Kollar                                            5,020                                      5,020             0
Petro A. Kotsis                                             5,020                                      5,020             0
Richard A. Kraemer                                         10,040                                     10,040             0
Andy H. Krantz                                                                                        20,000             0
Robert Krantz                                                                                         20,000             0
Ron Krinick                                                                                           40,673            6,010
Ronald M. Krinick and Elizabeth J. Krinick                                                           120,372             0
Russ Kuhn                                                  16,735                                     16,735             0
Lancer Partners LP                                                                                   150,000             0
Lancer Offshore, Inc.                                     175,700                                    225,700             0
Lancer Partners, L.P.                                     502,000                                    502,000             0
Lark & Co.
 f/b/o Arkansas Teachers Retirement System                502,000                                    502,000             0
The Larson Family Trust                                    33,466                                     33,466             0
David S. Lawi                                              25,100                                     25,100             0
A. F. Lehmkuhl                                              6,275                                      6,275             0
Brian F. Leonard                                            6,275                                      6,275             0
Lawrence Levitt                                                                                       10,865             0
Lawrence D. Levitt & Cinda S. Levitt
  Co-Trustees Lawrence D. Levitt Living Trust                                                          1,256             0
Robert F. Little TTEE Robert F. Little Inc.                                                            2,079             0
R.F. Little Inc. Pension Fund                                                                         17,677            3,001
Robert F. Little                                           58,483                                     58,483             0
Susan R. Little                                            22,590                                     22,590             0
John D. Lium                                                6,695                                      6,695             0
James C. Lnashe(20)                                                        37,500                     37,500             0
Connie Loewenthal                                          12,550                                     12,550             0
Bruce T. Loewy                                             16,735                                     16,735             0
Norman Malo(21)                                                                            5,000       5,000             0
Vincent L. Marino                                          10,040                                     10,040             0
Harry Markovitz(22)                                                                      112,000     242,000             0
James Martin                                                                                         180,000             0
Maureen McCluskey                                                                                     12,963             0
J.W. McInroy                                                5,020                                      5,020             0
David B. McKee                                                                                         9,286             0
McKeown & Franz Inc. Pension Plan                          12,550                                     12,550             0
Richard P. McKibben Trust,
  Martha McKibben Successor Trustee                        38,486                                     38,486             0
Abdon J. Medina                                            16,735                                     16,735             0
Louis G. Miller                                            22,590                                     22,590             0
Gerald J. Millstein                                        18,406                                     18,406             0
Ray E. Moody                                               16,735                                     16,735             0
Bohdon Moroz                                               16,735                                     16,735             0
Francis X. Murphy(23)                                                                    100,000     110,000             0
N. Dean Nasser                                             16,735                                     16,735             0
Charles A. Newton                                           8,785                                      8,785             0
Norcross(20)                                                               75,000                     75,000             0
Rachel Novoseller                                                                                     24,241             0
Nathaniel Orme                                              7,530                                      7,530             0
Fred Ostad                                                  5,020                                      5,020             0
Howard Oxenberg                                                                                       12,963             0
Robert Oxenberg(24)                                                                      155,000     175,738             0
Garry Pace                                                                                            37,754             0
John Palazzola                                             10,040                                     10,040             0
Robert Paul                                                33,383                                     33,383             0
Robert Perfilio                                                                                        4,000             0
Pitt & Co.  f/b/o Missouri State
  Employees Retirement System                             502,000                                    502,000             0
Michael Pizitz                                                                                        12,963             0
Douglas L. Polson(7)                                                          521                        521             0
E. Ted Prince(25)                                                                      1,200,000  1 ,212,631             0
Prudential Securities Inc. Retirement Plan Operartions
  C/F Norton A. Elder                                                                                  2,308             0
Joseph F. Regan                                            30,120                                     30,120             0
Sue Anschutz Rodgers                                                                                  20,229            7,000
Rosen(10)                                                                                  5,000       5,000             0
Beth Ross(7)                                                                  521                        521             0
Daniel Rusictti                                                                                        5,000             0
Jeffrey L. & Barbara A. Sadar                               5,020                                      5,020             0
Charles L. Sample                                                                                      9,286             0
Santa Fe Financial Corp.                                   33,466                                     53,466             0
Sarco & Company                                                                                       43,055           35,500
Peter & Irene Santulli                                      3,765                                      3,765             0
Charles R. Schaller                                        16,735                                     16,735             0
Charles T. Schiro                                                                                      9,286             0
Jeffrey A. Schlegel
  & Martha L. McKibben, JTWROS                             16,735                                     16,735             0
James F. Schofield                                         37,650                                     37,650             0
Christopher Schreiber                                       6,695                                      6,695             0
Thomas L. Schroeder SEP IRA Oppenheimer & Co. Custodian    10,040                                     10,040             0
Sol B. Schwartz                                            16,735                                     16,735             0
Helen Scott(7)                                                                521                        521             0
Gary Segal                                                 16,730                                     16,730             0
Barbara D. & Leonard J. Seigel JTE                         16,735                                     16,735             0
Alvin Sherman                                                                                         37,144             0
Shor Yoshuv                                                                                           50,000             0
Shor Yoshuv Institute                                                                                  8,424             0
Shor Yeshiva Institutional                                                                            42,101             0
Howard Smith                                               12,694                                     12,694             0
Phillip P. Smith                                           16,735                                     16,735             0
Judith F. Sook                                                                                        20,336            3,905
Mary Elizabeth Starzel                                                                                 2,083             0
Robert F. Starzel                                                                                     15,947            2,500
Al Sorensen IRA Oppenheimer & Co. Custodian                10,040                                     10,040             0
Michael Supra                                              16,735                                     16,735             0
Garland S. Sydnor, Jr.                                     15,060                                     15,060             0
Steven J. Szafara                                           6,777                                      6,777             0
Regina & Kamal Taslimi JT                                  16,735                                     16,735             0
Taglich Brothers                                                                                       3,462             0
Michael Taglich                                                                                       21,069             0
Robert Taglich                                                                                        20,469             0
Thomas James & Associates(20)                                              37,500                     37,500             0
Thuemling Industrial Products                              10,040                                     10,040             0
Morton L. Topfer                                           33,469                                     33,469             0
Claire Tremarche(26)                                                                      30,000      30,000             0
George Trigilio, Sr.                                                                                  30,713             0
George Trigilio, Jr.(27)                                                                 300,000     300,000             0
Tyson Apparel Inc.                                         21,418                                     21,418             0
Richard A. Unverferth                                      12,550                                     12,550             0
James Upham                                                                                           47,000             0
Venturetec L.P.                                                                                       51,848             0
Boston Safe Deposit Trust Co.
  FBO The Virginia Retirement System                                                                 300,000             0
Wallace Electric Co.                                       33,466                                     33,466             0
William & Elizabeth Wieck JTWROS                           10,040                                     10,040             0
John I. Williams, Jr.                                      16,735                                     16,735             0
Xiaoman Wu                                                  6,695                                      6,695             0
Seymour H. Zisook                                          11,295                                     11,295             0

                                                       ----------         -------      ---------  ----------
TOTAL                                                   3,681,365         851,772      3,697,700  11,923,220

NOTES TO SELLING SHAREHOLDERS

(1) Includes restricted shares of the Company's issued and outstanding Common Stock $.01 par value ("Common Stock").

(2) Includes shares of Common Stock underlying 10% Convertible Redeemable Preferred Stock issued in the Company's 1995 Private Placement. Additionally, includes prospective dividends of Common Stock at 10% per annum (payable semi-annually) through May 1, 1998 (See "Dividends"). Note that certain subscribers to the 1995 10% Convertible Redeemable Preferred Stock Private Placement have elected automatic conversion of their shares of Preferred Stock into shares of Common Stock (see Conversion schedule in "Description of 10% Convertible Redeemable Preferred Stock") while certain other subscribers have not elected to have automatic conversions into shares of Common Stock take place

(3) Includes shares of Common Stock underlying shares of 10% Convertible Preferred Stock issued under the Company's 1996 10% Convertible Preferred Stock Private Placement. Assumes dividends issued in Common Stock of 10% per annum paid on a semi-annual basis for a period of three (3) years from the date of subscription under the Private Placement. Additionally, assumes a conversion of 10% Preferred Stock by all holders at the time of mandatory conversion (three
(3) years from acceptance of subscription under the Private Placement by the Company) at a 30% discount based upon an assumed market price of $5.00 per share of Common Stock.

(4) Includes shares of Common Stock underlying Units issued under the Company's 1996 Unit Private Placement. Each Unit consists of one share of 8% Preferred Stock and one redeemable Common Stock warrant exercisable for three (3) years to purchase one share of Common Stock at $5.00 per share. Assumes, no conversions of Preferred stock for a period of three (3) years with cumulative dividends of 8% Preferred Stock issued at 8% per annum paid quarterly. Further, assumes that the Company elects to pay dividends in the form of 8% Preferred Stock as opposed to cash dividends, and that the market price of the Company's Common Stock does not fall below $3.75 a share for a thirty (30) day period commencing September 1, 1998.

(5) Includes: restricted shares of Common Stock; shares of Common Stock underlying 10% Convertible Redeemable Preferred Stock and dividends issued on the 10% Convertible Redeemable Preferred Stock; shares of Common Stock underlying 10% Convertible Preferred Stock and dividends issued on 10% Convertible Preferred Stock; shares of Common Stock underlying Units comprised of 8% Convertible Redeemable Preferred Stock and dividends of 8% Preferred Stock issued on 8% Convertible Redeemable Preferred Stock and shares of Common Stock underlying Unit Warrants; shares of Common Stock underlying warrants and shares of Common Stock underlying stock options.

(6) Assumes the sale of all of the shares of Common Stock covered by this Prospectus.

(7) Includes 1994 Warrants which were originally comprised of 1991 stock options issued under the Company's 1991 Private Placement and shares of Common Stock and warrants (the "1992 Warrants") issued in the Company's 1992 Private Placement.

(8) Includes vested stock options that have an exercise price of $1.44 per share.

(9) Includes 350,000 stock options to purchase 350,000 shares of Common Stock exercisable at $1.66 per share, of which 116,667 stock options are vested. Mr. Canekeratne is the Company's Senior Vice-President of Development.

(10) Includes vested stock options exercisable at $18.00 per share.

(11) Includes 40,000 vested incentive stock options at an exercise price of $6.00 per share. The options are exercisable through November 23, 1998. Mr. Dorsey is a former President, Chief Executive Officer and Director of the Company.

(12) Includes 400,000 incentive stock options exercisable at $2.31 per share, of which 68,537 stock options are vested. Mr. Francis X. Murphy is a director of the Company and a member of the Compensation Committee and is the principal shareholder of Emerging Ventures Technology, Inc. Mr. Murphy also owns 10,000 shares of restricted Common Stock and 100,000 stock options exercisable at $1.44 per share, of which 33,333 have vested.

(13) Includes 40,000 stock options exercisable at $4.06 per share, and 100,000 stock options exercisable at $1.44 per share. Of the 140,000 stock options, 50,833 are vested. Mr. Gartner serves as a director of the Company, and a member of the Audit Committee. Does not include options to purchase 30,000 shares of Common Stock granted by Information Management Technology Corporation. Said options are exercisable at $3.50 a share through August 29, 1999.

(14) Includes 500,000 stock options, 100,000 exercisable at $4.38 per share and 400,000 stock options exercisable at $6.25 per share, none of which have vested. Mr. Gerstener serves as a director to the Company.

(15) Includes 335,700 options to purchase Common Stock at $1.66 per share, of which 160,700 stock options are vested. Mr. Gillis is a former director of INSCI and presently serves as the Company's Executive Vice President and Chief Operating Officer.

(16) Includes 5,000 stock options exercisable at $1.13 per share. Mr. Grace is a former officer and director of the Company.

(17) Includes 30,000 shares of Common Stock of which options to purchase at $3.50 a share through August 29, 1999 have been granted to Mr. Leonard Gartner.

(18) Includes shares of Common Stock underlying 1,250,000 stock purchase warrants issued under the Company's 1994 Initial Public Offering ("IPO"). Under the IPO, each warrant is convertible into one half (1/2) a share of Common Stock.

(19) Includes shares of Common Stock underlying 133,334 Units paid as commissions as a placement agent under the Company's 1996 Unit Private Placement. Each Unit is comprised of one share of 8% Preferred Stock which at the option of the Company can receive dividends of cash or 8% Preferred Stock. Assumes the Company elects to pay dividends in 8% Preferred Stock, which dividends are 8% per annum payable quarterly and are cumulative. Also assumes the exercise of 133,334 warrants (included in the Units) to purchase 133,334 shares of Common Stock at an exercise price of $5.50 per share (as opposed to the $5.00 warrants exercise price for subscribers under the 1996 Unit Placement) of Common Stock. The warrants are for a period of three (3) years and expiring 1999.

(20) Includes shares of Common Stock underlying warrants originally issued as underwriter warrants in connection with the Company's 1994 IPO. The underwriter warrants were exchanged by the Company in 1996 for new warrants. The Company, on February 14, 1997, has conditionally agreed with Norcross & Co., as representative of holders of 150,000 common stock purchase warrants to purchase 150,000 shares of the Company's common stock, to exchange and cancel the warrants for the issuance of 70,000 shares of fully-paid, non-assessable common stock with registration rights. The agreement is subject to the execution of the final documents and the cancellation of the common stock purchase warrants. The balance of 37,500 warrants will not be affected by the agreement.

(21) Includes 5,000 stock options exercisable at $6.00 per share.

(22) Includes 100,000 shares of restricted Common Stock; 30,000 shares of restricted Common Stock issued as selling commission to Amerivet/Dymally Securities, Inc. in connection with the Company's 10% Convertible Preferred Stock Private Placement ("10% Private Placement") in 1996, subsequently transferred to Mr. Harry Markovitz, a licensed broker. Also includes 112,000 stock options to purchase shares of Common Stock at $5.00 per share expiring September 1999 originally issued to Amerivet/Dymally Securities, Inc. as selling commissions for the 10% Private Placement and subsequently assigned to Mr. Markovitz.

(23) Includes 10,000 shares of restricted Common Stock and 100,000 stock options exercisable at $1.44 per share, none of which have vested. Mr. Francis X. Murphy serves as a director of the Company. Mr. Murphy may also be deemed to be a beneficial owner of shares of Common Stock owned by Emerging Ventures Technologies, Inc.

(24) Includes 5,000 stock options exercisable at $18.00 per share, of which all have vested; 5,000 stock options exercisable at $6.00 per share, of which all are vested; 10,000 stock options exercisable at $7.00 per share, of which 6,667 have vested; 10,000 stock options exercisable at $1.66 per share, which have vested; 100,000 stock options exercisable at $1.44 per share, of which 33,333 are vested; and 25,000 stock options exercisable at $1.13 per share, of which 8,333 have vested. Mr. Oxenberg serves as a director of the Company and is a member of the Company's Compensation Committee.

(25) Includes 1,200,000 stock options to purchase 1,200,000 shares of Common Stock exercisable at $1.66 per share, of which 566,668 are vested. Dr. Prince is the Company's President, Chief Executive Officer and Chairman of the Board.

(26) Includes 10,000 stock options exercisable at $2.75, of which 3,333 are vested. Also includes 20,000 stock options exercisable at $1.66 per share, of which 6,667 are vested.

(27) Includes 300,000 incentive stock options exercisable at $4.38 per share, of which none are vested. Mr. Trigilio is an Executive Vice President of the Company's Imaging Division.

(28) Includes 118,300 shares of Common Stock based upon an assumed conversion of 10% Convertible Redeemable Preferred Stock. D.H. Blair owns a 3 year option to purchase 10% Convertible Redeemable Preferred Stock. The option to purchase this Preferred Stock has not been exercised to date.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Effective October 1992, the Company signed a three-year consulting agreement with Robert Oxenberg, pursuant to which Mr. Oxenberg provided consulting services to the Company. At the time of this consulting agreement, Mr. Oxenberg was a director of the Company. Mr. Oxenberg resigned as a director of the Company in November 1993. This consulting agreement was terminated in November 1993. In February 1995, Mr. Oxenberg was granted 25,000 options at $1.13. Mr. Oxenberg was granted a ten-year option to acquire 10,000 shares of Common Stock at an exercise price of $7.00 per share. The option was granted under the Company's 1992 Stock Option Plan. Mr. Oxenberg was subsequently re-elected as a director in September 1994 and is currently a director of IMTECH. In June 1995, the Company paid $35,000 to Mr. Oxenberg as remuneration for his efforts on behalf of the Company to secure additional financing. In September 1995, the Company signed an agreement with Mr. Oxenberg to assist INSCI to approach potential investment sources. Mr. Oxenberg was paid a retainer of 10,000 stock options at $1.66 (the underlying shares of Common Stock included in the within registration). Additionally, success fees are paid to Mr. Oxenberg when INSCI enters into a binding arrangement with investors. Success fees are 3.5% of funds raised and 25,000 shares of stock for each $1 million raised.

      In April 1994, the Company loaned John L. Gillis, presently the Company's Executive Vice President and Chief Operating Officer, and his wife, the amount of $150,000 to purchase a residence in Westborough, Massachusetts. The loan carries interest at the prime rate, and all unpaid principal plus all accrued and unpaid interest is due ninety days (subject to extension by the Company) following the closing of the loan. Repayment of the loan has been extended through November 30, 1997, and in May 1996, the Company and Mr. Gillis reached an agreement on a schedule of payments which anticipates repaying the loan principal and interest in full during the course of the next two fiscal years. The loan is collateralized by a pledge of Mr. Gillis' IMTECH Class A Common Stock, IMTECH and certain INSCI stock options and 500 INSCI Units. The collateral has a present market value materially less than the outstanding balance of the loan. The Company established an allowance for loan loss as the underlying collateral had minimal value. The outstanding loan balance as of March 31, 1996 is $143,619, and is offset by an allowance for loan losses by the same amount. During March 1996, Mr. Gillis paid down the loan through a combination of cash payments and surrender of stock options valued at $30,665. Interest paid by Mr. Gillis was the sum of $24,284, during the year ended March 31, 1996.

      In June 1995, prior to Dr. E. Ted Prince's employment by the Company, the Company engaged Dr. Prince as a consultant. A total of $11,538 was paid to Dr. Prince for consulting services rendered to the Company prior to his employment. In conjunction with Dr. Prince's employment the Company paid an additional $25,000 to Dr. Prince and $25,000 to Perth Ventures Inc. ("Perth Ventures") for consulting fees. In June 1995, the Company commenced an interim office sharing arrangement on a month-to-month basis from Perth Ventures at a monthly charge of $2,000 per month. Dr. Prince, who is President, Chief Executive Officer and Chairman of the Board of Directors of the Company, is 100% owner in and is President of Perth Ventures. Dr. Prince is also an investor in one $25,000 unit of the Company's 10% convertible preferred stock.

      In June 1995, the Company engaged Emerging Technology Ventures, Inc. ("ETVI") to manage its acquisition activities for a one year period. Mr. Francis
X. Murphy ("Mr. Murphy"), who is President of ETVI, became a director of the Company in September 1995. ETVI is paid a monthly retainer of $6,000. This agreement was subsequently amended in October 1995 to include management of the Company's strategic alliance activities, and the agreement was extended until October 1996. ETVI was granted an incentive stock option to acquire 400,000 shares of the Company's common stock at an exercise price of $2.31 per share (the underlying shares of Common Stock are included in the within registration). These options are only exercisable to the extent that transactions which are contemplated in the amended agreement are completed in accordance with the terms of the agreement. For completed transactions ETVI will receive a commission, which is offset against cumulative retainer fees paid and a portion of the stock options granted will vest immediately. As a result of the company acquiring certain assets from the Courtland Group, Inc., ETVI received a fee of $33,750 which was offset against the retainer and had 43,537 stock options vested from the 400,000 options described above. In addition, in connection with the acquisition of the Image Express software from Customs Solution, Inc., ETVI had an additional 25,000 stock options vested.

      In June 1995, the Company engaged Gartner and Associates as financial consultants to advise the Company. Mr. Leonard Gartner ("Mr. Gartner"), principal of Gartner and Associates, became a director of the Company in September 1995. Gartner and Associates was paid a monthly retainer of $4,500 plus expenses during fiscal year 1996. Pursuant to an April 1996 amendment to the agreement, Gartner and Associates will be paid a monthly retainer of $6,000 plus expenses during fiscal year 1997, and will also receive a grant of 40,000 incentive stock options at an exercise price of $4.06. 10,000 of these options vested immediately and the remainder vest at the rate of 7,500 options per quarter during fiscal year 1997.

      In September 1995, Mr. Gartner and Mr. Murphy purchased 100,000 shares and 10,000 shares, respectively, of the Company's common stock from IMTECH. These are restricted shares with cost free registration rights and are included in the within registration.

      In September 1995, the Company entered into an agreement with Technology Providers Ltd. ("TPL") of Sri Lanka under which TPL will provide computer programming services for certain software products under development and for selected customer application projects. TPL is owned by family members of Mr. Krishan A. Canekeratne who is the Company's Senior Vice President of Development. Mr. Canekeratne has no direct ownership interest in TPL.

      In September 1995, the Company granted to its present and former directors the following stock options at an exercise price of $1.44 per share: one year options to purchase 10,000 shares each were granted to Messrs. Grace and Broadway, former directors of the Company, and options vesting over three years to purchase 100,000 shares each to Messrs. Gartner, Murphy and Oxenberg, the non-officer directors elected to the Board of Directors at the Annual Shareholders Meeting in September. In March 1996, the Company granted an incentive stock option vesting over three years to purchase 100,000 shares at an exercise price of $4.38 to Mr. Richard Gerstner, who joined the Board of Directors (the underlying shares of Common Stock are included in the within registration).

      All of the grants of stock and options awarded by the Company were ratified by stockholders at the Company's annual meeting of stockholders.

                           PLAN OF DISTRIBUTION

      The Shares covered by this Prospectus are being registered by the Company for the respective accounts of the Selling Stockholders. The Company will pay all expenses of registering the Shares. Although, the Company will receive proceeds upon exercise of options or warrants by the Selling Stockholders, the Company will not receive any of the proceeds from sales by the Selling Stockholders. The Company understands that none of such Shares will be offered through underwriters.

      The Shares may be sold from time to time Selling Stockholders either through one or more brokers or dealers on the NASDAQSM Small Cap Market, through privately negotiated transactions or otherwise, at market prices prevailing at the time of sale or at prices otherwise negotiated. In connection therewith, the Selling Stockholders and participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Act, and commissions or discounts or any profit realized on the sale of Shares received by the Selling Stockholders or any such broker or dealer may be deemed to be underwriting commissions or discounts within the meaning of the Act. As of the date of this Prospectus, the Company understands that the Selling Stockholders do not have any agreement, arrangement or understanding with any brokers or dealers concerning the distribution of their respective Shares.

                           DESCRIPTION OF STOCK

      COMMON STOCK

      The Company is authorized to issue 40,000,000 shares of Common Stock, $.01 par value, of which 4,079,778 are outstanding as of February 7, 1997. The following summary description of the capital stock of the Company is qualified in its entirety by reference to the Certificate of Incorporation ("Certificate of Incorporation"), and the By-Laws (the "By-Laws"), copies of which are enumerated as exhibits to the Registration Statement of which this Prospectus is a part.

      The holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefore, subject to any dividend preferences of the Company's Preferred Stock then outstanding. See "Dividend Policy". Holders of Common Stock are not entitled to cumulative voting rights. Therefore, the holders of a majority of the shares eligible to vote in any election of Directors can elect all of the Directors then standing for election. The holders of Common Stock have no pre-emptive or other subscriptive rights, and there are no conversion rights or redemption or sinking fund provisions with respect to Common Stock. All shares of Common Stock currently issued and outstanding, and the Common Stock to be issued upon conversion of shares of Preferred Stock will be, fully paid and non-assessable. No cash dividends have been paid to holders of the Common Stock since the inception of the Company and no dividends are anticipated to be declared or paid in the foreseeable future. See "Dividend Policy".

WARRANTS

      Each Warrant provides that each holder will be entitled to purchase one half of a share of the Company's Common Stock at an aggregate exercise price per share of $9.00, subject to adjustment in certain circumstances, for 48 months from April 14, 1994, at which time the Warrants will expire. The Warrants are redeemable in whole and not in part by the Company upon 30 days' notice at a price of $.05 per Warrant if the closing bid price of the Company's Common stock equals or exceeds $11.25 for any 20 consecutive trading days ending not more than 20 days prior to the date the notice of redemption is mailed to Warrant holders. In the event the Company gives notice of its intention to redeem the Warrants, a holder would be forced to either exercise his Warrants within 30 days of the notice of redemption or accept the redemption price. The holders of warrants will have exercise rights until the close of business on the date fixed for the redemption thereof.

      The Warrants issued are under a Warrant Agreement between the Company and first Union National Bank of North Carolina as "Warrant Agent." The shares of the Company's Common Stock underlying the Warrants, when issued upon exercise thereof and payment of the purchase price, will be fully paid and nonassessable, and the Company will pay any transfer tax incurred as a result of the issuance of Common Stock to the holder upon exercise.

      The Warrants contain provisions that protect holders against dilution by adjustment of the exercise price in certain events such as stock dividends and distributions, stock splits, recapitalization, mergers, and consolidations. The Company will not be required to issue fractional shares upon the exercise of a Warrant. If a fractional share of Common Stock would be issuable upon the exercise of any Warrant, the Company will pay to the holder in lieu thereof, an amount in cash equal to the market value of the Common Stock multiplied by such fraction. The market value of the Common Stock shall mean (i) if the Common Stock is traded in the over-the-counter market and not in the NASDAQ national market system, nor on any other national securities exchange, the average of the per share closing bid prices of the Common Stock for 30 consecutive trading days immediately preceding the date in question, as reported by NASDAQ or an equivalent generally accepted reporting service, or (ii) if the Common Stock is traded on the NASDAQ national market system or a national securities exchange, the average for 30 days consecutive trading days immediately preceding the date in question of the daily per share closing prices of the Common Stock. The holder of a Warrant will not possess any rights as a stockholder of the Company until such holder exercises the Warrant.

PREFERRED STOCK

General

      The Company is authorized to issue up to 10,000,000 shares of Preferred Stock having a par value of $.01 per share, of which 3,725,708 shares are outstanding.

      The Company's Board of Directors is authorized subject to limitations prescribed by law and the provisions of the Certificate of Incorporation to provided for the issuance of shares of Preferred Stock in series, and by filing a Certificate pursuant to the applicable State law of the State of Delaware, to establish from time to time, the number of shares to be included in each such series and affix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

      The authority of the Board of Directors with respect to each series of Preferred Stock shall include, but not be limited to, the right to determine and designate any and all of the following: (i) the number of shares constituting that series and distinctive designation of that series; (ii) the dividend rate of the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative right or priority, if any, of payment of dividends on shares of that series; and (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights; and (iv) whether that series shall have conversion privileges, and if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine; and (v) whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, in the amount per share payable in the case of redemption, which amount may vary under different conditions and at different redemption dates; and (vi) whether that series shall have a sinking fund for the redemption or purchase of the shares of that series, and, if so, the term and amount of such sinking fund; and (vii) the rights of the shares of that series in the event of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment of shares in that series; and (viii) any other relative rights, preferences and limitations of that series.

      Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment before any dividend shall be paid or declared set apart for payment on the Common Stock with respect to the same dividend.

      If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all series of Preferred Stock in accordance with respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect thereto.

10% CONVERTIBLE REDEEMABLE PREFERRED STOCK

      Holders of the 10% Convertible Redeemable Preferred Stock ("10% Convertible Redeemable Stock") will not be entitled to vote except as otherwise required by the Delaware General Corporation Law. The 10% Convertible Redeemable Stock will accrue cumulative dividends at a rate equal to 10% per annum of the issue price of $1.00 per share (the "Issue Price"), payable semi-annually out of funds legally available therefore on April 15 and October 15 each year with respect to dividends accrued as of March 31 and September 30 in each such year (each a "Dividend Payment Date"). At the option of the Company, dividends may be paid in cash or in-kind. Dividends in-kind shall be paid by delivery of any number of shares of Common Stock determined by dividing the amount of the aggregate dividend accrued and payable by an amount (not less than $.10) equal to 50% of the average closing bid price of the shares of Common Stock during the twenty trading days immediately preceding a Dividend Payment Date.

      The 10% Convertible Redeemable Stock may be redeemed by the Company, in whole or in part, at any time during the period of eighteen (18) months immediately following the date of issue at a redemption price equal to a $1.25 per share plus payment of all accrued and unpaid dividends thereon. Each share of 10% Convertible Redeemable Stock shall be convertible, from time to time, at the option of the holder, to the extent of the actual percentage of shares of 10% Convertible Redeemable Stock initially required by such holder as determined from the schedule set forth below into shares of Common Stock at a conversion rate per share determined by dividing the Issue Price by the Conversion Price then in effect. Dividends will accrue on and will be paid through the date of receipt by the holders notice of conversion, subject of the right of the Company to pay such dividends and shares of Common Stock, should the Company choose to redeem the 10% Convertible Redeemable Stock as defined above. Alternatively, a holder may convert accrued dividends together with the shares of 10% Convertible Redeemable Stock to be converted. The conversion price shall be an amount equal to the greater of (I) $.10 or (ii) 50% of the average closing bid price of the Common Stock during the twenty trading days immediately preceding the date that a conversion notice may first be given. A conversion notice may be given at any time during the thirty (30) day commencing on and immediately following each date set forth below, with respect to that percentage of the share of 10% Convertible Stock initially required by the holders set opposite each such date.


                              Percentage of the Shares of the 10%  Convertible
  First Date (of 30 days)        Redeemable Stock Initially Purchases With
   on which a Holder May       Respect to Which notice of Conversion May be
 Give Notice of Conversion                      Given
-----------------------------------------------------------------------------
November 1, 1995                                  5%
February 1, 1996                                  5%
May 1, 1996                                       5%
August 1, 1996                                    5%
November 1, 1996                                  5%
February 1, 1997                                 10%
May 1, 1997                                      10%
August 1, 1997                                   10%
November 1, 1997                                 10%
February 1, 1998                                 15%
May 1, 1998                                      20%

      Upon any default by the Company in the payment of dividends, with sole remedy shall be acceleration on the conversion privileges so that 100% of the shares of the 10% Convertible Redeemable Stock then held by holders shall become immediately convertible. In the event the Company shall seek protection from creditors through bankruptcy, the shares of 10% Convertible Redeemable Stock shall be convertible into the greater of (i) the number of shares of Common Stock determined so that all holders of shares of 10% Convertible Redeemable Stock shall receive, upon conversion, a number of shares of Common Stock which, when added to shares of Common Stock previously issued upon conversion or as payment for dividends, shall equal to 51% of the shares of the Company's Common Stock issued and outstanding immediately following such conversion, or (ii) that number of shares of Common Stock determined by multiplying the shares of 10% Convertible Redeemable Stock owned by each holder by the quotient of the issue price divided by the Conversion Price then in effect.

      The 10% Convertible Redeemable Stock shall carry a liquidation preference in the amount of the issue price upon the liquidation and winding up of the Company for any reason, each holder of shares of 10% Convertible Redeemable Stock shall receive, prior to any dissolution with respect to the Common Stock a liquidation distribution in the amount of the number of shares of 10% Convertible Redeemable Stock owned by such holder multiplied by the issue price, plus the amount of all accrued but unpaid dividends paid thereon subject to the rights and preferences of the Company's other classes of Preferred Stock.

10% CONVERTIBLE PREFERRED STOCK

      Presently 1,350,000 of 10% Convertible Preferred Stock ("10% Preferred Stock") are outstanding.

      The 10% Preferred Stock may be converted at the option of the holder during a three (3) year period. commencing from the inception of the subscription by the Company (the "Anniversary Date"), however, the 10% Preferred Stock may not be converted for a period of six (6) months from the Anniversary Date, and thereafter is convertible at a 30% discount to the current market price of the Common Stock of INSCI at the time of conversion. The Preferred Stock will be automatically converted into shares of Common Stock by the Company three (3) years from the Anniversary Date. The conversion price per share will be the ten (10) prior trading day market average between the closing bid and the closing asked price as quoted on the NASDAQ, at the time of conversion, and the conversion price will be limited to a maximum of $8.00 per share taking into consideration the 30% discount to market.

      The 10% Preferred Stock dividends, at the option of INSCI, will be payable at the Company's discretion either by an annual Common Stock dividend of 10% in Common Stock payable on a semi-annual basis, or a 8% cash dividend payable on a semi-annual basis, subject to the Company's discretion.

      The Common Stock upon conversion and registration will be subject to a sale restriction, in that a maximum of 10% of the converted shares may be sold a month. Subsequent to conversion and registration, if the trading volume of the Company's Common Stock on the NASDAQ exceeds 40,000 shares per day for a minimum of thirty (30) consecutive trading days, the 10% monthly sales restriction will no longer apply.

      The holders of the 10% Preferred Stock will not be entitled to vote except as otherwise required by the Delaware General Corporation Law.

      The 10% Preferred Stock shall carry a liquidation preference in the amount of the issued price. Upon the liquidation and winding up of the Company for any reason, each holder of the shares of 10% Preferred Stock shall receive, prior to any distribution in respect of the Common Stock, a liquidation distribution in the amount of number of shares of 10% Preferred Stock owned by such holder multiplied by the issued price, subject to and in conjunction with the rights of the Company's other classes of Preferred Stock.

8% CONVERTIBLE REDEEMABLE PREFERRED STOCK

      The Company presently has outstanding 1,333,333 shares of its 8% Convertible Redeemable Preferred Stock ("8% Preferred Stock").

      Each share of 8% Preferred Stock converts into one share of Common Stock at the option of the holder.

      Except as expressly provided by the General Corporation Business Law ("GCL") of the State of Delaware, and the Corporation's amended Certificate of Incorporation, the 8% Preferred Stock shall have no voting rights or pre-emptive rights.

      If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any time when any 8% Preferred Stock shall be outstanding, the Eligible Holders of the then outstanding 8% Preferred Stock shall receive a preference on liquidation at least pari passu with any existing and future issues of preferred stock that has the highest preference regarding distributions. The preference shall be $3.75 per share of 8% Preferred Stock. Eligible Holders of the 8% Preferred Stock shall have a preference in distribution of the Corporation's property available for distribution to the holders of the Corporation's Common Stock $.01 par value per share (the "Common Stock") equal to a pro-rata amount of said distribution in proportion to the Eligible Holder's ownership of 8% Preferred Stock, together with an amount equal to all unpaid dividends accrued thereon, if any, to the date of payment of such distribution, whether or not declared by the Board, provided however, that the amalgamation of the Corporation with any Corporation or corporations, the sale or transfer by the Corporation of all or subsequently all of its property, or any reduction of the authorized or issued capital of the Corporation of any class, whether now or hereafter authorized, shall be deemed to be a liquidation of the Corporation.

      Subject to the provisions hereof, all amounts to be paid as preferential distributions to the Eligible Holders of 8% Preferred Stock shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Common Stock or to the holders of any preferred stock inferior in preference to the 8% Preferred Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

      If the Company's Common Stock trades at or above $7.50 per share for twenty out of thirty consecutive trading days and the Company then has an effective registration statement under the Securities Act of 1933, as amended ("1933 Act") with respect to all shares of Common Stock underlying the 8% Preferred Stock, the Company has the right, upon thirty days prior written notice to all holders of record of the 8% Preferred Stock, to redeem all, but not less than all, of the 8% Preferred Stock for cash at $3.75 per share of 8% Preferred Stock. At any time after October 1, 1999, any shares of 8% Preferred Stock that have not otherwise converted can be redeemed at the option of the Company, upon thirty days prior written notice to all then holders of record of the 8% Preferred Stock, for cash at $3.75 per share of 8% Preferred Stock. On October 1, 2001, any outstanding 8% Preferred Stock shall automatically convert into shares and Common Stock at the lesser of $3.75 per share or the average bid price for the Common Stock for twenty (20) consecutive trading days ending five
(5) business days prior to October 1, 2001.

      For so long as an Investor owns 8% Preferred Stock and/or Warrants, the Investor shall have anti-dilution protection and adjustment right with respect to : (i) any subdivision of the outstanding shares of Common Stock of the Company into a greater number of shares of Common Stock; (ii) any declaration of a dividend or any other distribution by the Company upon its Common Stock payable in shares of Common Stock; (iii) any capital reorganization or reclassification of the capital stock of the Company; or (iv) any consolidation or merger of the Company with another entity. (See Limited Anti-Dilution Examples herein). There will be no adjustment in the event that the Company pays a dividend in cash to its holders of Common Stock; provided, however, that the Company gives all holders of the 8% Preferred Stock written notice at least (30) days prior to the record date for the cash dividend that the Company intends to declare a cash dividend.

      The 8% Preferred Stock, nor the Common Stock issuable upon the conversion of the 8% Preferred Stock, may be offered, sold or resold unless the shares are registered under the 1933 Act or an exemption from the registration requirements of the 1933 Act is available.

      The Common Stock underlying the 8% Preferred Stock and Warrants cannot be sold for a period of six (6) months subsequent, and thereafter, only in compliance with the 1933 Act and applicable state securities laws.

                            VALIDITY OF SHARES

      The validity of the securities being offered hereby is being passed upon Baratta & Goldstein, 597 Fifth Avenue, New York, New York 10017.

                                  EXPERTS

      The financial statements of INSCI Corp as of and for the years ended March 31, 1996 and March 31, 1995 included in this Prospectus and elsewhere in the Registration Statement have been audited by Mahoney Cohen Rashba & Pokart, CPA, PC, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

      The financial statements of INSCI Corp for the year ended March 31, 1994, included in this Prospectus and elsewhere in the Registration Statement have been audited by Grant Thornton LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

                          ----------------------

                          ADDITIONAL INFORMATION

      The Company is subject to the information requirements of the Securities and Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission ("Commission"). Such reports and other information can be inspected and copied at the Public Reference facilities maintained by the Commission, 450 Fifth Street, N.W., Washington, DC 20549, as well as the Regional Offices of the Commission at CITICORP Center 500 West Madison Street, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048, and copies can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Reports and other information concerning the Company can also be inspected at the offices of the NASDAQ, 1735 "K" Street, N.W., Washington, D.C. 20006-1500, on which the Company's Common Stock is listed.

      The Company has filed with the Commission a Registration Statement on Form S-1 (the "Registration Statement") under the Act with respect to the Common Stock to which this Prospectus relates. This Prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto, which may be obtained, together with other information about the Company, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can also be obtained from the Public Reference Section of the Commission at prescribed rates.

                          ----------------------

                    DOCUMENTS INCORPORATED BY REFERENCE

      There is hereby incorporated in this Prospectus by reference the Company's Annual Report on Form 10-K for the year ended March 31, 1996, Forms 10-QSB for the fiscal quarter ended June 30, 1996, and Form 10-QSB for the fiscal quarter ended September 30, 1996 and the Company's current reports on Forms 8-K Reports filed heretofore with the Securities and Exchange Commission pursuant to the 1934 Act, to which reference is hereby made.

      All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered by this prospectus have been sold or which deregisters all securities then remaining unsold shall be deemed to incorporated by reference in this prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for the purposes hereof to the extent that statements contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall be deemed to constitute a part hereof, except as so modified or superseded.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner to whom a copy of the Prospectus has been delivered on written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents. Requests for such copies should be directed to the offices of the Company, (508-870-4000) Two Westborough Business Plaza, Westborough, Massachusetts 01581,
Attn: Roger Kuhn, Chief Financial Officer.

      No dealer, sales representative or other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in the Prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any underwriter. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, any securities other than the registered securities to which it relates or any offer to, or the solicitation of, any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.

                              INDEMNIFICATION

      The General Corporation Law of the State of Delaware grants each corporation organized hereunder the power to indemnify its officers and directors against liability under certain circumstances. The Company's Certificate of Incorporation provides that the Company shall, to the full extent permitted by law, indemnify all directors, officers, employees and agents of the Company. The Company's Certificate of Incorporation also contains a provision eliminating the liability of directors of the Company to the Company or its stockholders for monetary damages, except under certain circumstances.

      The Company also has a policy insuring its directors and officers against certain liabilities, including liabilities under the Act.

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expresses in the Act and is therefore unenforceable.

                       INDEX TO FINANCIAL STATEMENTS

Reports of Independent Accountants .....................................   F-1
Report of Independent Certified Public Accountants .....................   F-2
Balance Sheets as of March 31, 1996 and 1995 ...........................   F-3
Statements of Operations for the Fiscal Years ended March 31, 1996, 1995
  and 1994 .............................................................   F-4
Statements of Stockholder's Equity for the Fiscal Years ended March 31,
  1996, 1995 and 1994 ..................................................   F-5
Statements of Cash Flows for the Fiscal Years ended March 31, 1996, 1995
  and 1994 .............................................................   F-6
Notes to Financial Statements ..........................................   F-8
Schedule II
Valuation and Qualifying Accounts for the years ended March 31, 1996,
  1995 and 1994 ........................................................  F-21
Balance Sheet (unaudited) as of December 31, 1996 ......................  F-22
Condensed Statements of Operations (unaudited) for the nine months ended
  December 31, 1996 and 1995 ...........................................  F-23
Statements of Cash Flows (unaudited) for the nine months ended
  December 31, 1996 and 1995 ...........................................  F-24
Notes to Condensed Financial Statements ................................  F-25

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and
Board of Directors of
  INSCI Corp.



     We have audited the accompanying balance sheets of INSCI Corp. as of March 31, 1996 and 1995, and the related statements of operations, stockholders' equity (deficiency), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of INSCI Corp. as of March 31, 1996 and 1995, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

      We have also audited Schedule II for the years ended March 31, 1996 and 1995. In our opinion, this schedule presents fairly the information required to be set forth therein.

     As discussed in Note M to the financial statements, the U.S. Securities and Exchange Commission ("SEC") has issued an order, dated April 13, 1995, directing a private investigation of INSCI Corp. and Information Management Technologies Corporation. The ultimate outcome of the investigation cannot presently be determined, and no provision for any liability or impairment of asset carrying value that may result has been made in the financial statements.


                                      /s/ Mahoney Cohen Rashba & Pokart, CPA, PC
                                          MAHONEY COHEN RASHBA & POKART, CPA, PC

New York, New York
May 10, 1996, except for Notes R(2) and R(3) as to which the dates are June 28, 1996 and June 26, 1996, respectively

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





BOARD OF DIRECTORS
      INSCI CORP.



      We have audited the accompanying statements of operations, stockholders' equity (deficiency), and cash flows for the year ended March 31, 1994 of INSCI Corp., (a Delaware corporation). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

      We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audit provides a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the results of its operations and its cash flow for the year ended March 31, 1994, in conformity with generally accepted accounting principles.

      We have also audited Schedule II for the year ended March 31, 1994. In our opinion, this schedule presents fairly the information required to be set forth therein.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has sustained substantial losses in recent years including a loss for the year ended March 31, 1994 of approximately $3,000,000 and has experienced deficiency in cash flows from operations for all periods presented in the accompanying financial statements. In addition, the Company has a deficiency in working capital of approximately $6,200,000 and a deficiency in stockholders' equity of approximately $4,700,000 as of March 31,1994. We have been informed by management that the Company has continued to sustain losses and experienced deficiency in cash flows from operations subsequent to March 31, 1994. Further, we have been informed by management that the Company expects to continue to incur losses through the year ended March 31, 1995. These matters raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on the attainment of profitable operations and generating of sufficient cash flows to support operations and to meet its obligations on a timely basis, including meeting the covenants and restrictions of its financing agreements. In view of these matters, recoverability of a major portion of the recorded asset amounts at March 31, 1994, is dependent upon the attainment of profitable operations and the ability to generate cash flows sufficient to support future operations of the Company. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.




GRANT THORNTON LLP

New York, New York
June 28, 1994

                                                    INSCI CORP.
                                                   BALANCE SHEETS
                                        (in thousands, except share amounts)

                                                      ASSETS                                            MARCH 31,
                                                                                                 1996              1995
                                                                                               --------          --------
Current assets:
    Cash and cash equivalents (Notes B-2 and B-9)                                              $    436          $  1,605
    Accounts receivable, net of allowance for doubtful accounts
      of $100 in 1996 and 1995 (Note B-9)                                                         2,102             1,158
    Inventory (Note B-3)                                                                             12                37
    Prepaid expenses and other current assets                                                       140               115
                                                                                               --------          --------
      Total current assets                                                                        2,690             2,915
Property and equipment, net (Notes B-6 and D)                                                       833             1,031
Other assets:
    Capitalized software development costs, net of
       accumulated amortization of $536 in 1996 and $284 in 1995 (Note B-4)                         633             1,231
    Purchased software, net of accumulated
       amortization of $42 in 1996 and $0 in 1995 (Notes B-4 and Q)                                 961                75
    Other                                                                                            76                47
                                                                                               --------          --------
      Total other assets                                                                          1,670             1,353
                                                                                               --------          --------
Total Assets                                                                                   $  5,193          $  5,299
                                                                                               ========          ========

                                        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Note payable- current portion (Note H)                                                     $     48          $      -
    Accounts payable                                                                                661               345
    Accrued and other liabilities                                                                 1,064               736
    Customer deposits (Note B-1)                                                                    257               210
    Dividends payable - preferred stock (Notes K and L)                                               -               168
    Deferred maintenance revenue (Note B-1)                                                         574               541
    Capital lease obligations - current portion (Note F)                                             26                32
                                                                                               --------          --------
      Total current liabilities                                                                   2,630             2,032

Long term debt:
Note payable - less current portion (Note H)                                                         44                 -
Capital lease obligations - less current portion (Note F)                                             -                32
                                                                                               --------          --------
       Total long term debt                                                                          44                32

8% Redeemable preferred stock, $100.00 par value: 50,000 shares
    authorized; 16,343 shares issued and outstanding in 1995 (Notes K and L)                          -             1,634

Commitments and contingencies (Notes E,F,K,L,M,O, and Q)

Stockholders' equity (Notes B-8,G,I,J,K,L,M,N,O and P):
    10% Convertible Redeemable preferred stock, $.01 par value: authorized                           12                 -
         10,000,000 shares: 1,160,950 shares issued and outstanding in 1996
          Liquidation preference of $1,161 (Notes K and L)
    Common stock, $.01 par value: authorized 40,000,000 shares;
         issued and outstanding 3,864,011 in 1996 and 3,640,002 in 1995                              38                36
    Additional paid-in capital                                                                   17,326            14,943
    Accumulated deficit                                                                         (14,857)          (13,378)
                                                                                               --------          --------
      Total stockholders' equity                                                                  2,519             1,601
                                                                                               --------          --------
Total Liabilities and Stockholders' Equity                                                     $  5,193          $  5,299
                                                                                               ========          ========


  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                   INSCI CORP.
                            STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)

                                                 YEARS ENDED MARCH 31,
                                              1996      1995        1994
                                            -------  --------    -------
Revenue
  Product                                   $ 4,983  $  4,935    $ 6,562
  Services                                    2,930     2,253      1,625
                                            -------  --------    -------
    Total revenue                             7,913     7,188      8,187

Cost of revenue
  Product                                     1,784     1,387        *
  Services                                    1,527     2,117        *
                                            -------  --------    -------
    Total cost of revenue                     3,311     3,504      4,338
                                            -------  --------    -------
Gross margin                                  4,602     3,684      3,849

Expenses
  Sales and marketing                         2,459     3,070      2,541
  Product development                         1,758     1,364      1,147
  General and administrative                  1,542     1,871      2,145
  Non-recurring charges (Note C )               325       500         -
  Write-off of registration costs (Note N )      -         -         330
                                            -------  --------    -------
    Total expenses                            6,084     6,805      6,163
                                            -------  --------    -------

Loss from operations                         (1,482)   (3,121)    (2,314)
Interest income (expense):
  Interest income                                70        64         20
  Interest expense - third party                (40)      (11)       (87)
  Interest expense - related party               -        (45)      (587)
                                            -------  --------    -------
                                                 30         8       (654)
                                            -------  --------    -------
Net loss                                     (1,452)   (3,113)    (2,968)
Preferred stock dividend                        (27)     (253)        -
                                            -------  --------    -------
Net loss applicable to common shares        $(1,479) $ (3,366)   $(2,968)
                                            =======  ========    =======
Net loss per common share (Note B-8)        $ (0.40) $  (1.04)   $ (1.55)
                                            =======  ========    =======
Weighted average common
  shares outstanding (Note B-8)               3,655     3,242      1,913
                                            =======  ========    =======

* Segregation within Cost of revenue for products and services not available in 1994

  THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS

                                   INSCI CORP.
                       STATEMENTS OF STOCKHOLDERS' EQUITY
                                  (DEFICIENCY)

                   Years ended March 31, 1996, 1995, and 1994
                      (in thousands, except share amounts)

                                                  Common Stock         Preferred Stock    Additional
                                              No. of                  No. of                Paid-in    Accumulated
                                              Shares      Amount      Shares    Amount      Capital      Deficit         Total
                                           -----------    ------    ----------- ------    ---------    -----------       -----
BALANCE, MARCH 31, 1993                     5,670,002   $ 57            -        -         $ 5,263      $ (7,044)         $(1,724)

    1 for 3 reverse stock split            (3,780,000)   (38)           -        -              38             -                -
    Net loss                                        -      -            -        -               -        (2,968)          (2,968)
                                            ---------   ----    ---------      ---         -------      --------          -------
BALANCE, MARCH 31, 1994                     1,890,002     19            -        -           5,301       (10,012)          (4,692)

    Issuance of 1,250,000 units,
     net of issuance costs of $1,591        1,250,000     12            -        -           7,147             -            7,159
    8% Preferred stock dividends                    -      -            -        -               -          (253)            (253)
    8% Preferred stock conversion to
      common stock at $5.00 per share         500,000      5            -        -           2,495             -            2,500
    Net loss                                        -      -            -        -               -        (3,113)          (3,113)
                                            ---------   ----    ---------      ---         -------      --------          -------
BALANCE, MARCH 31, 1995                     3,640,002     36            -        -          14,943       (13,378)           1,601

    Preferred stock dividends                       -      -            -        -               -           (27)             (27)
    Redemption of 8% preferred stock                -      -            -        -             820             -              820
    Conversion of subordinated notes
     to 10% preferred stock                         -      -    1,240,000      $12             964             -              976
    10% Preferred stock conversion to
      common stock                             39,260      -      (79,050)       -               -             -                -
    Common stock issued as dividend
      on 10% preferred stock                   16,082      -            -        -               -             -                -
    Common stock issued for purchase
       of assets of Courtland Group, Inc.      89,681      1            -        -             255             -              256
    Acquisition cost/stock options issued
       at less than fair market value               -      -            -        -             138             -              138
    Sale of common stock                       75,054      1            -        -             199             -              200
    Exercise of stock options                   3,932      -            -        -               7             -                7
    Net loss                                        -      -            -        -               -        (1,452)          (1,452)
                                            ---------   ----    ---------      ---         -------      --------          -------
BALANCE, MARCH 31, 1996                     3,864,011   $ 38    1,160,950      $12         $17,326      $(14,857)         $ 2,519
                                            =========   ====    =========      ===         =======      ========          =======

THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                             INSCI CORP.
                                      STATEMENTS OF CASH FLOWS
                                            (in thousands)
                                                                                         YEARS ENDED MARCH 31,
                                                                                1996           1995           1994
                                                                              --------       --------       --------
Cash flows from operating activities:
  Net loss                                                                     ($1,452)       ($3,113)      ($2,968)
  Reconciliation of net loss to net cash used in operating activities:
    Interest on note exchanged for preferred stock                                  40              -             -
    Depreciation and amortization                                                  454            402           182
    Amortization of software costs                                                 760            218           427
    Provision for doubtful accounts                                                  -            (89)          194
    Provision for loss on loan to officer                                            -            150             -
    Write-off of registration costs                                                  -              -           330
    Changes in assets and liabilities:
      Accounts receivable                                                         (944)         1,487        (1,671)
      Inventory                                                                     25            386           445
      Prepaid expenses and other current assets                                    (25)            52            (3)
      Accounts payable                                                             276           (958)          241
      Accrued and other liabilities                                                317            138           287
      Customer deposits                                                             47             54          (323)
      Deferred maintenance revenue                                                 (22)          (205)          462
                                                                              --------       --------       -------
Net cash used in operating activities                                             (524)        (1,478)       (2,397)
Cash flows from investing activities:
    Additions to capitalized software development costs                           (120)          (821)         (299)
    Additions to purchased software costs                                         (114)             -            -
    Capital expenditures                                                          (245)          (646)         (298)
    Purchase of certain assets of Courtland Group, Inc.                           (242)             -             -
    Other assets                                                                   (29)           (88)           (8)
                                                                              --------       --------       -------
Net cash used in investing activities                                             (750)        (1,555)         (605)
Cash flows from financing activities:
    Proceeds from sale of common stock                                             200          8,750             -
    Proceeds from exercise of stock options                                          7              -             -
    Proceeds from sale of 90-day Subordinated Notes                              1,200              -             -
    Payment of financing costs                                                    (250)        (1,084)         (507)
    Redemption of preferred stock and dividends                                 (1,000)           (85)            -
    Advances from (repayments to ) Imtech                                            -         (2,327)        3,932
    Repayment of revolving credit facility                                           -           (587)         (306)
    Repayment of current portion of long-term debt                                   -              -           (65)
    Payment of capital lease obligations                                           (52)           (29)          (52)
                                                                              --------       --------       -------
Net cash provided by financing activities                                          105          4,638         3,002
                                                                              --------       --------       -------
Net change in cash and cash equivalents                                         (1,169)         1,605             -
Cash and cash equivalents at beginning of year                                   1,605              -             -
                                                                              --------       --------       -------
Cash and cash equivalents at end of year                                      $    436       $  1,605       $     -
                                                                              ========       ========       =======


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                             INSCI CORP.
                                  STATEMENTS OF CASH FLOWS (CONTINUED)
                                            (in thousands)
                                                                                       YEARS ENDED MARCH 31,
                                                                                1996           1995          1994
                                                                              --------       --------       -------
Supplemental disclosures of cash flow information:
    Cash paid during the year for:
    Interest                                                                  $    -         $     56       $   74
                                                                              ========       ========       ======
    Income taxes                                                              $    -         $    -         $   -
                                                                              ========       ========       ======

Supplemental disclosure of financing information:
    Conversion of advances from parent to preferred stock                     $    -         $  4,134       $   -
                                                                              ========       ========       ======
    Accrued preferred stock dividends                                         $    -         $    168       $   -
                                                                              ========       ========       ======
    Conversion of note payable to preferred stock                             $  1,240       $    -         $   -
                                                                              ========       ========       ======

Supplemental information on non cash investing and financing activities:

In April 1994, Imtech and the Company exchanged $4,134,000 of intercompany indebtedness for 41,343 shares of the
Company's 8% redeemable preferred stock. (Notes J and L-2)

In December 1994, Imtech converted 25,000 shares of the Company's 8% redeemable preferred stock into 500,000 shares of the Company's common stock. (Notes J and L-2)

During fiscal year 1995, the Company converted $2,500,000 of the 8% redeemable preferred stock to common stock.

In June 1995, the Company redeemed in full the outstanding balance of $1,634,000 of 8% redeemable preferred stock held by Imtech and the $186,000 of preferred stock dividends payable thereon, for the sum of $1,000,000. The difference of $820,000 was recorded as additional paid-in capital. (Notes J and L-2)

In November 1995, the Company issued 40,000 shares of its 10% preferred stock in payment of the interest due on its
90-day Subordinated Notes. (Note K)

During fiscal year 1996, the Company issued 16,082 shares of its common stock in payment of the dividend due on its
10% preferred stock. (Notes K and L-6)

In fiscal year 1996 the Company issued common stock with a value of $138,000 in connection with the acquisition of certain assets from Courtland Group, Inc. and software from Custom Solutions, Inc.

In March 1996, the Company issued 89,681 shares of common stock and issued a note payable, at no interest, ratably over a two year term in conjunction with its purchase of the assets of Courtland Group, Inc. (Note L-5 and R)


   THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THESE FINANCIAL STATEMENTS.

                                   INSCI CORP.
                          NOTES TO FINANCIAL STATEMENTS
                          MARCH 31, 1996, 1995 AND 1994


NOTE A - ORGANIZATION OF THE COMPANY

     INSCI Corp. was incorporated in 1989. Until January 1996, the Company was a majority-owned subsidiary of Information Management Technologies Corporation ("Imtech"). As of March 31, 1996, Imtech owns approximately 38% of the Company's outstanding common stock. The Company develops, markets and supports client/server electronic printing and document management software utilizing optical disk and CD storage technology to store, index, archive, retrieve, and distribute computer generated documents and scanned images including statements, reports, invoices and transaction data. The Company also provides an extensive range of systems integration and consulting services based upon its expertise in integrated output management, electronic printing, print-on-demand, data storage, data warehousing and data mining.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     A summary of the significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

     1. Revenue Recognition

         Revenue from the sale of INSCI's multi-user system installations which require significant customization is recognized upon customer acceptance, when there are no longer significant obligations to be fulfilled and when collectibility is probable and imminent. Stand-alone version installations do not require significant obligations after delivery of the hardware and software. Revenue on such sales is recognized upon shipment and remaining obligations, if any, are accrued. The Company's software license agreement does not (i) entitle the buyer to any right of return or exchange, or (ii) grant the customer any right to product upgrades or enhancements.

         Software maintenance revenue is recognized ratably over the contract period, generally one year. During the fourth quarter of 1994, the Company became aware that maintenance billings of approximately $485,000 had not been billed for maintenance and support services that had been provided to customers in prior periods. As a result the Company retroactively billed the customers in accordance with their maintenance contracts. The Company has arranged with a third party provider to perform all customer support obligations under its hardware maintenance contracts. Consequently, the Company recognizes hardware maintenance revenue upon commencement of the contract period.

         Services revenue from consulting and systems integration is recognized upon performance of the services where the customer contract is of a time and material nature and there are no significant remaining obligations, and upon acceptance of the completed project where the contract is of a fixed price nature.

         Advance payments required from customers under contractual agreements, which have not been fulfilled, are classified as customer deposits.

     2. Cash and Cash Equivalents

         Cash and cash equivalents consist of highly liquid investments with insignificant interest rate risk and original maturities of three months or less. They are carried at cost which approximates market value.

     3. Inventory

         Inventory, consisting primarily of computer hardware products purchased from third parties, is stated at the lower of cost or market. Cost is determined by the specific identification method.

     4. Intangible Assets

         A. Capitalized Software Costs

         The Company capitalizes the qualifying costs of developing its software products. Capitalization of costs requires that technological feasibility has been established. Development costs incurred prior to the establishment of technological feasibility are expensed as incurred. When the software is fully documented and available for unrestricted sale, capitalization of development costs ceases, and amortization commences based on either a straight-line basis for a period of months (presently 24 months) or the ratio of current gross revenues to the total current and anticipated future gross revenues, whichever is greater. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies.

         Realization of capitalized software costs is subject to the Company's ability to market its software products in the future and generate cash flows sufficient to support future operations. Capitalized software costs totaled $120,000, $821,000, and $298,000 during the years ended March 31, 1996, 1995 and 1994, respectively. Amortization of capitalized software costs totaled $718,000, $218,000 and $427,000 during the years ended March 31, 1996, 1995 and 1994, respectively, and is included in cost of revenue in the accompanying Statements of Operations.

         B. Purchased Software

         The Company capitalizes as Purchased Software the costs associated with software products either purchased from other companies for resale or developed by other companies under contract with the Company. The cost of the software is presently amortized over a period of two years. The amortization period is re-evaluated quarterly with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies. Purchased software costs totaled $928,000, and $75,000 during the years ended March 31, 1996 and 1995, respectively. Amortization of purchased software costs totaled $42,000, during the year ended March 31, 1996, and is included in cost of revenue in the accompanying Statements of Operations.

     5. Income Taxes

         The Company's results of operations were reported as part of Imtech's consolidated group for Federal income tax purposes up to and including the year ended March 31, 1994. Effective for fiscal 1995 and subsequent years the Company has filed separate tax returns and income tax, if any, was calculated on a separate company basis.

     6. Property and Equipment

         Property and equipment are recorded at cost. Depreciation is provided on the straight-line method over the estimated useful lives of the related assets. Property leased under capital leases is amortized over the lesser of its useful life or the lease term. Upon retirement or sale, the cost of the assets disposed of and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in the determination of net income. The estimated useful lives are as follows:

                  Furniture and fixtures.................     5-7 years
                  Equipment..............................     3-5 years
                  Leasehold improvements.................     Life of lease

     7. Management Charges

         Prior to INSCI's relocation to White Plains, New York in August 1993, Imtech provided a variety of administrative services to the Company, including accounting, personnel, data processing, employee relations and other administrative services. In addition, the Company received the benefit of other corporate overhead costs which principally relate to office space, insurance coverage, telephone services, use of equipment, and other various overhead costs related to the management of the Company. Management charges were allocated to the Company based on factors determined by management of the Company to be appropriate for the particular item, including estimated time commitments of managerial personnel, sales volume, number of employees and square footage of space occupied. In the third quarter of fiscal 1995, effective with the Company's move to Westborough, Massachusetts and the hiring of its own financial and administrative staff, the charge by Imtech was discontinued. Management charges, which are included in general and administrative expenses, amounted to $92,000 and $156,000 for the years ended March 31, 1995 and 1994, respectively.

     8. Loss Per Share

         The computation of income (loss) per common and common equivalent share has been calculated on the basis of the weighted average number of common shares outstanding during the period. The effect on loss per share of outstanding options and warrants is antidilutive and has not been included in the calculation of weighted average shares outstanding.

     9. Concentrations of Credit Risk

         Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its temporary cash investments in high grade overnite investments with one financial institution. The Company has not experienced any losses on these investments to date.

         The Company has not experienced significant losses relating to receivables. The Company performs ongoing credit evaluations of its customers and maintains reserves for potential credit risks as determined by management. Accounts receivable consists of geographically and industry dispersed customers.

         The Company maintains its cash balances in one financial institution. These balances are insured by the Federal Deposit Insurance Corporation up to $100,000 per institution. At March 31, 1996, the uninsured amounts held at this financial institution were approximately $336,000.

     10. Impairment of Long-Lived Assets

         In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market or discounted cash flow value is required.

     11. Fair Value of Financial Instruments

         Financial assets for which carrying values approximate fair value include cash, and trade and other receivables. Financial liabilities for which carrying values approximate fair value include trade and other payables, accrued expenses and liabilities as well as notes payable.

         The Company estimates that the carrying values approximate fair value due to the short maturity or market rates of interest. However, considerable judgment is required in interpreting market data to develop estimates of fair value. Therefore, the estimates are not necessarily indicative of the amounts which could be realized or would be paid in a current market exchange. The effect of using different market assumptions and/or estimation methodologies may be material to the estimated fair value amount.

     12. Use of Estimates

         The preparation of financial statements require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     13. Reclassifications

         The financial statements for the fiscal year ended March 31, 1994 have been reclassified to conform with the Company's current presentation. The primary changes have been the reclassification of development expenses from cost of revenue to expenses, and the reclassification of selling, general and administrative expenses into separate captions for reporting.


NOTE C - NON-RECURRING CHARGES

         The Company paid $250,000 in fiscal 1996 to Marine Midland Bank ("Marine") in full settlement of all claims with respect to a dispute over a 1993 sublease of office space from Marine. In addition, in fiscal 1996, the Company recorded a charge of $75,000 for fees paid to Bank of New York Financial Corp. ("BNY") in April 1996 to terminate, at the Company's request, the Company's credit facility with BNY. The Company incurred $500,000 of expenses in fiscal 1995 in conjunction with its move from White Plains, NY to its new headquarters in Westborough, MA. These expenses included the cost of relocating employees and equipment, and employee severance and replacement cost.

NOTE D - PROPERTY AND EQUIPMENT

     Property and equipment consist of the following (in thousands):

                                                        MARCH 31,
                                                        ---------
                                                   1996         1995
                                                   ----         ----
Furniture and fixtures                            $  265       $  265
Leasehold improvements                               101            -
Computer and Telephone                             1,313        1,159
                                                  ------        -----
                                                   1,679        1,424
Less accumulated depreciation and amortization      (846)        (393)
                                                  ------        -----
                                                  $  833       $1,031
                                                  ======       ======

     Depreciation and amortization expense was $454,000, $402,000 and $182,000 for fiscal years 1996, 1995 and 1994, respectively.

NOTE E - RELATED PARTY TRANSACTIONS

         (1) Effective October 1992, the Company signed a three-year consulting agreement with Robert Oxenberg, pursuant to which Mr. Oxenberg provided consulting services to the Company. At the time of this consulting agreement, Mr. Oxenberg was a director of the Company. Mr. Oxenberg resigned as a director of the Company in November 1993. This consulting agreement was terminated in November 1993. In February 1995, Mr. Oxenberg was granted 25,000 options at $1.13. Mr. Oxenberg was granted a ten-year option to acquire 10,000 shares of Common Stock at an exercise price of $7.00 per share. The option was granted under the Company's 1992 Stock Option Plan. Mr. Oxenberg was subsequently re-elected as a director in September 1994 and is currently a director of Imtech. In June 1995, the Company paid $35,000 to Mr. Oxenberg as remuneration for his efforts on behalf of the Company to secure additional financing. In September 1995, the Company signed an agreement with Mr. Oxenberg to assist INSCI to approach potential investment sources. Mr. Oxenberg was paid a retainer of 10,000 stock options at $1.66. Additionally, success fees are paid to Mr. Oxenberg when INSCI enters into a binding arrangement with investors. Success fees are 3.5% of funds raised and 25,000 shares of stock for each $1 million raised.

         (2) In April 1994, the Company loaned John L. Gillis, presently the Company's Executive Vice President and Chief Operating Officer, and his wife, the amount of $150,000 to purchase a residence in Westborough, Massachusetts. The loan carries interest at the prime rate, and all unpaid principal plus all accrued and unpaid interest is due ninety days (subject to extension by the Company) following the closing of the loan. Repayment of the loan has been extended through November 30, 1997, and in May 1996, the Company and Mr. Gillis reached an agreement on a schedule of payments which anticipates repaying the loan principal and interest in full during the course of the next two fiscal years. The loan is collateralized by a pledge of Mr. Gillis' Imtech Class A Common Stock, Imtech and certain INSCI stock options and 500 INSCI Units. This collateral has a present market value materially less than the outstanding balance of the loan. The Company established an allowance for loan loss as the underlying collateral had minimal value. The outstanding loan balance as of March 31, 1996 is $143,619, and is offset by an allowance for loan losses by the same amount. During March 1996, Mr. Gillis paid down the loan through a combination of cash payments and surrender of stock options for $30,665. Interest paid by Mr. Gillis was $24,284.

         (3) In June 1995, the Company engaged Dr. Prince as a consultant prior to Dr. Prince's employment by the Company. A total of $11,538 was paid to Dr. Prince for consulting services rendered to the Company prior to his employment. In conjunction with Dr. Prince's employment the Company paid an additional $25,000 to Dr. Prince and $25,000 to Perth Ventures for consulting fees. In June 1995, the Company commenced an interim office sharing arrangement on a month-to-month basis from Perth Ventures at a monthly charge of $2,000 per month. Dr. Prince, who is President, Chief Executive Officer and Chairman of the Board of Directors of the Company, is 100% owner in and is President of Perth Ventures. Dr. Prince is also an investor in one $25,000 unit of the Company's 10% convertible preferred stock.

         (4) In June 1995, the Company engaged Emerging Technology Ventures, Inc. ("ETVI") to manage its acquisition activities for a one year period. Mr. Francis X. Murphy ("Mr. Murphy"), who is President of ETVI, became a director of the Company in September 1995. ETVI is paid a monthly retainer of $6,000. This agreement was subsequently amended in October 1995 to include management of the Company's strategic alliance activities, and the agreement was extended until October 1996. ETVI was granted an incentive stock option to acquire 400,000 shares of the Company's common stock at an exercise price of $2.31 per share. These options are only exercisable to the extent that transactions which are contemplated in the amended agreement are completed in accordance with the terms of the agreement. For completed transactions ETVI will receive a commission, which is offset against cumulative retainer fees paid and a portion of the stock options granted will vest immediately. As a result of the company acquiring certain assets from the Courtland Group, Inc., ETVI received a fee of $33,750 which was offset against the retainer and had 43,537 options vested from the 400,000 options described above. In addition, in connection with the acquisition of the Image Express software from Customs Solution, Inc., ETVI had an additional 25,000 options vested. The aggregate options vested were valued at $138,000 and have been recorded as part of the acquisition cost.

         (5) In June 1995, the Company engaged Gartner and Associates as financial consultants to advise the Company. Mr. Leonard Gartner ("Mr. Gartner"), principal of Gartner and Associates, became a director of the Company in September 1995. Gartner and Associates was paid a monthly retainer of $4,500 plus expenses during fiscal year 1996. Pursuant to an April 1996 amendment to the agreement, Gartner and Associates will be paid a monthly retainer of $6,000 plus expenses during fiscal year 1997, and will also receive a grant of 40,000 incentive stock options at an exercise price of $4.06. 10,000 of these options vested immediately and the remainder vest at the rate of 7,500 options per quarter during fiscal year 1997.

         (6) In September 1995, Mr. Gartner and Mr. Murphy purchased 100,000 shares and 10,000 shares, respectively, of the Company's common stock from Imtech. These are restricted shares with cost free registration rights.

         (7) In September 1995, the Company entered into an agreement with Technology Providers Ltd. ("TPL") of Sri Lanka under which TPL will provide computer programming services for certain software products under development and for selected customer application projects. TPL is owned by family members of Mr. Krishan A. Canekeratne who is the Company's Senior Vice President of Development. Mr. Canekeratne has no direct ownership interest in TPL. In the opinion of management, the fees paid under this agreement are at fair market value rates.

         (8) In September 1995, the Company granted to its present and former directors the following stock options at an exercise price of $1.44 per share: one year options to purchase 10,000 shares each were granted to Messrs. Grace and Broadway, former directors of the Company, and options vesting over three years to purchase 100,000 shares each to Messrs. Gartner, Murphy and Oxenberg, the non-officer directors elected to the Board of Directors at the Annual Shareholders Meeting in September. In March 1996, the Company granted an incentive stock option vesting over three years to purchase 100,000 shares at an exercise price of $4.38 to Mr. Richard Gerstner, who joined the Board of Directors.

NOTE F - LEASE COMMITMENTS

     For financial reporting purposes, an equipment lease has been capitalized. The related asset and obligation have been recorded at present value using the 18% rate implicit in the lease. The lease is non-cancelable and expires in August 1996. The cost of equipment under the capital lease amounted to $123,000 at March 31, 1996 and March 31, 1995, with related accumulated depreciation of $94,000, and $24,000, respectively.

     The following is a schedule of the present value of future minimum lease payments under the capital lease as of March 31, 1996 (in thousands):

         Payments-year ended March 31, 1997........................      $  27
         Amount representing interest..............................          1
                                                                         -----
         Total capital lease obligations...........................         26
         Current portion of capital lease obligations..............         26
                                                                         -----
         Present value of long-term obligations under capital lease      $   0
                                                                         =====

     The Company entered into a ten-year lease for its Massachusetts headquarters office in October 1994. The Company also entered into a noncancelable lease for office space for its Courtland Imaging division's office in Maryland which expires in February 1998. As of March 31, 1996, future minimum annual rental payments under these operating leases are as follows (in thousands):
                  Year ending:
                     March 31, 1997...............................$  306
                     March 31, 1998...............................$  305
                     March 31, 1999...............................$  263
                     March 31, 2000...............................$  283
                     March 31, 2001...............................$  307
                     Thereafter ..................................$1,149

     Total rent expense, including amounts allocated from Imtech for office space in prior fiscal years, was approximately $268,000, $343,000 and $259,000 for the years ended March 31, 1996, 1995 and 1994, respectively.

NOTE G - REVOLVING CREDIT FACILITY

         In February 1994, the Company and Imtech completed a financing arrangement with BNY Financial Corp. ("BNY") for a three-year shared credit facility. Under the BNY facility, the Company and Imtech were entitled to borrow up to the lesser of $4,500,000 or 85% of their respective eligible accounts receivable and BNY provides management and collection services with respect to such accounts receivable.

         The ability of INSCI to borrow under the financing arrangement was suspended by BNY during fiscal year 1995. In March 1996, the Company and BNY agreed to terminate and settle all claims pursuant to the financing agreement for the sum of $75,000.

NOTE H - NOTE PAYABLE

     On March 28, 1996, the Company issued a non-interest bearing, unsecured note for $100,000, subject to any rights of offset by the Company for one year. This note is payable in twenty-four equal installments commencing April 27, 1996, and is part of the consideration paid for the purchase of the assets of the Courtland Group, Inc. (see Note Q). The Company has recorded the note at its net present value.

NOTE I - INCOME TAXES

     The Company's results of operations were reported as part of Imtech's consolidated group for Federal income tax purposes up to and including the year ended March 31, 1994. At March 31, 1994, Imtech and the Company, on a consolidated basis, had net operating loss ("NOL") carryforwards for Federal income tax purposes of approximately $18,000,000 which are available to offset future taxable income and expire at various dates through the year 2009, of which approximately $10,000,000 is attributable to the Company. Following completion of the Company's initial public offering, the Company is no longer able to be included in Imtech's consolidated tax return and, therefore, the NOL carryforward of Imtech is not available to the Company. At March 31, 1996, the Company had available NOL carryforwards of approximately $14,500,000 resulting from operating losses during fiscal years 1996 and 1995. The NOL carryforwards for tax reporting purposes expire in various amounts through the year 2011. The Company believes that an "Ownership Change" occurred in fiscal year 1996 within the meaning of Section 382 of the IRS Code. Under an ownership change, the Company will be permitted to utilize NOL carryforwards (available on the date of such change) in any year thereafter to reduce its income to the extent that the amount of such income does not exceed the product of (the "Section 382 limit") the fair market value of the Company's outstanding equity at the time of the ownership change and long term tax exempt rate published by the IRS.

         The Company's Section 382 limits in 1997 and beyond will be approximately $900,000 per year and accordingly, the Company will not be able to utilize its full NOL benefits. The Company has fully reserved the tax benefits of these operating losses because the likelihood of realization of the tax benefits cannot be determined

NOTE J - INTERCOMPANY ADVANCES

         As of March 31, 1994, the outstanding balance of the intercompany indebtedness owed by the Company to Imtech was approximately $6,461,000. Using a portion of the IPO proceeds in fiscal 1995 the company applied $2,327,000 to partially repay the principal portion of such indebtedness. The remaining unpaid balance at April 21, 1994 of $4,134,000 was converted into 41,343 shares of the Company's preferred stock. Effective December 15, 1994, Imtech converted 25,000 shares of the Company's preferred stock into 500,000 shares of Common Stock, leaving 16,343 shares of preferred stock outstanding. Effective June 15, 1995, the Company redeemed in full the remaining 16,343 of outstanding preferred stock. The Boards of Directors of the Company and Imtech each has adopted a policy that neither company will make further advances to the other.

NOTE K - PREFERRED STOCK

     In April 1995, the Board of Directors increased the number of authorized shares of preferred stock from 5,000,000 shares to 10,000,000 shares.

     A. 8% Redeemable Convertible Preferred Stock

         The Company had 50,000 shares of authorized Redeemable Convertible Preferred Stock with a par value of $100.00 per share. Under the terms of the preferred stock, the Company was required to pay quarterly cumulative dividends in the amount of eight percent of par value, to the extent of the Company's available cash flow and the extent that the Company's working capital ratio (current assets to current liabilities) had not reduced below .8 to 1 and the Company had positive stockholders' equity. Available cash flow is defined as the Company's net income, less a reserve for reasonably estimated capital expenditures. Commencing June 30, 1995, to the extent that there was available cash flow remaining after the cumulative quarterly dividends had been paid and to the extent that the Company's working capital ratio was not reduced below .8 to 1 and the Company had positive stockholders' equity, the Company will redeem the preferred stock over a period of six years in equal quarterly redemption. To the extent the available cash flow was not sufficient to redeem the preferred stock over this six-year period, then the Company will continue to redeem the preferred stock thereafter on a quarterly basis out of available cash flow until the preferred stock is fully redeemed. Additionally, the holders of the preferred stock may convert the preferred stock into common stock at a conversion rate of 14.29 shares of common stock for each share of preferred stock. On June 15, 1995, the Company fully redeemed all outstanding shares of the 8% Redeemable Convertible Preferred Stock. (See Note K-B)

     B. 10% Convertible Preferred Stock

         On June 15, 1995, the Company completed a private placement of 90-Day Subordinated Notes (the "Notes") which were repayable in cash or in shares of the Company's 10% Convertible Redeemable Preferred Stock ("10% Preferred Stock"). A total of $1,200,000 of Notes were sold with net proceeds to the Company of approximately $950,000. Utilizing the net proceeds of the offering, the Company paid $1,000,000 to Imtech to redeem the outstanding balance of 16,343 shares of its 8% Redeemable Convertible Preferred Stock and to satisfy approximately $186,000 of net accrued dividends.

         In October 1995, the Company notified all holders of the Notes that it was exchanging shares of the Company's 10% Convertible Preferred Stock in the amount of one share for each $1.00 of principal and accrued interest balances due on the Notes. Effective October 15, 1995 the Company exchanged 1,240,000 shares of the Company's 10% Preferred Stock in the amount of one share for each $1.00 of principal and accrued interest due on the Notes for the principal of its 90-Day Subordinated Notes and the accrued interest payable thereon. The Convertible Preferred Stock is convertible at the option of the holders into the Company's common stock. The holder is able to convert an amount equal to the greater of either $.10, or 50% of the average closing bid price of the common stock during the 20 days immediately preceding the date that the conversion notice is given. Conversions are scheduled to occur four (4) times annually through May 1, 1998, however, can be accelerated due to a change in control. Dividends are payable semi-annually on April 15 and October 15 of each year based on amounts accrued as of March 31 and September 30, respectively. Holders have cost free piggyback registration rights until June 15, 1998. An investment firm has an option to acquire $295,750 of 10% convertible preferred stock as well as convert such shares based on the same price and terms as current holders.

         In accordance with the terms of the conversion, a total of 79,050 shares of preferred stock have been surrendered and converted into 39,260 shares of the Company's common stock during the fiscal year ended March 31, 1996.

NOTE L - STOCKHOLDERS' EQUITY

         (1) In November 1993, the Company effected a 1-for-3 reverse common stock split. The Company did not change the number of authorized shares or the par value of the stock. All information in the financial statements gives retroactive effect to the 1-for-3 reverse common stock split.

         (2) On April 21, 1994, the Company received net proceeds of approximately $7,159,000 (before repayment of $2,327,000 of advances to Imtech from its initial public offering ("IPO") of 1,250,000 units ("Units"). Each Unit consists of one share of the Company's common stock and one redeemable common stock purchase warrant. Each warrant entitles the holder thereof to purchase one-half of one share of common stock. Two warrants may be exercised at an aggregate exercise price of $9.00, subject to adjustment under certain circumstances, at any time after the warrants become separately transferable, until 48 months from the date of the offering. The warrants are redeemable by the Company at $.05 per warrant upon 30 days notice mailed within 20 days after the closing bid price of the common stock has equaled or exceeded $11.25 for a period of 20 consecutive trading days. Immediately following the completion of the offering, Imtech owned approximately 58% of the Company's outstanding common stock and 100% of the Company's 41,343 shares of outstanding 8% Redeemable Preferred Stock. Effective December 15, 1994, Imtech converted 25,000 shares of the Company's 8% Redeemable Preferred Stock into 500,000 shares of the Company's common stock. Effective June 15, 1995, the Company redeemed in full the 16,343 outstanding shares of its 8% Redeemable Preferred Stock.

         (3) At the September 1995 annual meeting, the shareholders approved an increase in the number of authorized shares of common stock from 10,000,000 shares to 40,000,000 shares.

         (4) In March 1996, the Company sold 75,054 shares of restricted common stock to two investors for the sum of $200,000.

         (5) In March 1996, the Company issued 89,681 shares of common stock as part of the acquisition costs of the assets of Courtland Group, Inc.

         (6) During fiscal year 1996, in accordance with the terms of its 10% Redeemable Preferred Stock a total of 79,050 shares of 10% Redeemable Preferred Stock were surrendered and converted into 39,260 shares of the Company's common stock. In addition, during the fiscal year ended March 31, 1996, the Company issued 16,082 shares of common stock in lieu of paying cash dividends on its 10% preferred stock.

NOTE M - COMMITMENTS AND CONTINGENCIES

     SEC Investigation

         The Securities and Exchange Commission (the "Commission") issued an order, dated April 13, 1995, authorizing a private investigation of Information Management Technologies Corp. and INSCI Corp., and its officers and directors during the period from March 1993 and continuing until April 13, 1995. The order of investigation inquiring into whether the Company and its then former officers and former directors as well as one current officer and two current directors engaged in violations of Rule 10b-5 of the Securities Exchange Act of 1934 (the "Exchange Act"); failed to file annual reports and other information as required by the rules and regulations of the Commission in violation of Section 13(a) of the Exchange Act and Rules 12b-20, 13a-11 and 13a-13; and failed to maintain proper books and records in violation of Section 13(b)2 of the Exchange Act or falsified or caused to be falsified books and records of the Companies in violation of Sections 13(b)(2)(a), Rule 13b2-1, and Rule 13b2-2 of the Exchange Act.

         In July 1995, the Commission issued a subpoena to the Company for the Company's records and a subpoena to an officer of the Company who testified with respect to matters related to the engagement and subsequent resignation in October 1994 of the Company's then independent certified public accountants, Coopers and Lybrand LLP ("Coopers"). Following the resignation, the Company filed a report on Form 8-K disclosing certain accounting questions brought to the attention of Coopers by the Company relating to adjustments made in the Company's financial statements for the quarter ended September 30, 1994. The Company subsequently reviewed these questions and in the Company's opinion concluded that such matters were accounted for in the proper periods. Management believes that it has responded satisfactorily and are not aware of any further pending issues with the Commission.

      The Company is unaware of any violations with respect to annual reports or other information disclosed by the Company during the time period stated in the order. The Company cannot predict, however, the outcome of the Commission's investigation and whether such investigation will result in any type of formal enforcement action against the Company and/or any of its officers and directors or, if so, whether any such action would have an adverse effect on the Company. An adverse outcome may result in the payment by the Company of potential fines or penalties, restrict the Company's ability to obtain additional required financing, and may result in the delisting of the Company's securities from the NASDAQ stock market. In addition, as described above, the Company is currently under a consent order relating to a prior Commission investigation. If the Company is found to have violated the existing Commission consent order, the Company and/or its officers and directors may be subject to sanctions for civil and criminal contempt and fines and/or penalties.

     Registration Rights

     The Company has granted to the holders of certain warrants and shares of the Company's common stock demand and "piggyback" registration rights with respect to the shares of common stock issued, or issuable, thereunder. Compliance with these registration rights may involve substantial expense to the Company.

       Agreement With Underwriters

     The Company granted three-year warrants to the Underwriters of its April 1994 IPO to purchase up to 125,000 Units at an exercise price of $7.70 per unit, and had granted registration rights relating to the underlying securities. In addition, the Company has agreed to indemnify the Underwriter against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended. In May 1996, the Underwriters surrendered these warrants and waived and terminated any and all anti-dilution rights with respect to the number of shares to be issued pursuant to these warrants, in exchange for new warrants, which expire on April 15, 1998 and have no anti-dilution rights, to purchase 187,500 shares of common stock at an exercise price of $3.50 per share. The Company has granted cost-free registration rights relating to the underlying shares of common stock.

     Employment Agreements

     Effective June 15, 1995, the Company entered into an employment agreement for a period of three years with Dr. E. Ted Prince ("Dr. Prince"), the Company's Chairman of the Board of Directors, President and Chief Executive Officer. Dr. Prince's employment agreement, as amended, provides for a base salary of $200,000 per annum to be paid through the term of the agreement, annual incentive bonuses based upon attainment of defined profitability criteria, 250,000 vested stock options to purchase 250,000 shares of common stock at an exercise price of $2.00 per share, and 950,000 vested stock options to purchase 950,000 shares of common stock at an exercise price of $1.66 per share. With respect to the latter options, if the employment of Dr. Prince is terminated for any reason during the thirty-six month period of the employment agreement, then he must return to the Company a pro-rata portion of the 950,000 options. The portion to be returned would be determined based upon the number of months remaining in the agreement after his termination date as a percent of the original term of thirty-six months. In the event of a change of control of the Company through merger or acquisition, the provisions with respect to return of the stock options would be waived. Dr. Prince achieved a $100,000 management incentive bonus during fiscal year 1996.

         In conjunction with Dr. Prince's employment the Company paid consulting fees of $25,000 to Dr. Prince, and $25,000 to Perth Ventures, Inc. ("Perth Ventures"). Dr. Prince is President of and has a 100% ownership interest in Perth Ventures. The agreement also provides for payment of relocation expenses and a relocation loan if Mr. Prince decides to relocate to Massachusetts. Under the terms of the agreement, Dr. Prince is permitted to continue to work as an independent consultant for Perth Ventures. If the employment of Dr. Prince is terminated for any reason other than voluntary resignation or termination for cause (as defined in the agreement) at any time through June 14, 1998, he will be paid as a severance benefit the salary and benefits due over the remaining term of his employment contract.

         The Company has employment agreements with its other executive officers which also include annual incentive bonuses based upon attainment of defined profitability criteria and other performance related objectives. If an executive officer's employment is terminated for any reason other than voluntary resignation or for cause (as defined in the agreements) then a severance benefit will be paid. The severance benefit varies from officer to officer, but is not greater in any instance than twelve month's salary and benefits. Exclusive of Dr. Prince, certain key members of management have been granted stock options as part of their compensation package. Mr. John L. Gillis and Mr. Krishan Canekeratne have 341,000 and 350,000 options, respectively.

NOTE N - REGISTRATION COSTS

     In November 1992, Imtech filed a registration statement with respect to an initial public offering of shares of its common stock. As a result of the restructuring of the customer support staff, completion of development of enhancements to improve ease of installation and customer support and negotiations to achieve a firm underwriting for the said initial public offering, the Company delayed the completion of the offering. Costs of $330,000 incurred in connection with that registration statement were charged to expense during the second quarter of fiscal 1994.

     Completion of this offering was postponed by management to the first quarter of the fiscal year ending March 31, 1995. Costs incurred in connection with this registration statement totaled approximately $507,000 during the year ended March 31, 1994. Such costs were deferred as of March 31, 1994. These costs and other costs totaling $1,084,000, incurred subsequent to March 31, 1994 in connection with the public offering, were deducted in April 1994 from the proceeds received from the public offering by a charge to additional paid-in capital.

NOTE O - STOCK OPTION PLANS

     1992 Stock Option Plan

     The 1992 Stock Option Plan (the "Plan") was adopted by the directors and approved by the stockholders of the Company in October 1992, and amended effective September 1995. The Plan is intended as an incentive to attract and retain for the benefit of Company key employees (including officers) substantially responsible for management and growth of the Company and to encourage a sense of proprietorship in such persons. The Plan was amended in September 1995 at the annual meeting to increase the number of shares authorized under the Plan from 1,000,000 to 4,000,000 shares.

     The exercise price of each option is determined by the Compensation Committee (the "Committee"), in its discretion, at the time of grant, provided that such exercise price shall not be lower than fair market value at the time of grant in the case of options that are intended to constitute incentive stock options. The aggregate fair market value (determined as of the time the option is granted) of the common stock with respect to which incentive stock options are exercisable for the first time by any optionee during any calendar year shall not exceed $100,000 in the case of incentive options.

     There were 395,804 stock options exercisable at March 31, 1996. At March 31, 1996 there were 922,065 stock options outstanding and 3,074,003 available for grant. The Company has reserved 3,996,068 shares of common stock for future issuance.

     1992 Directors Option Plan

     The Directors Option Plan (the "Directors Plan") was adopted by the Board of Directors and approved by the Company's stockholders in October 1992, and amended effective September 1995. The purpose of the Directors Plan is to make service on the Board more attractive to present and prospective directors. The Plan was amended in September 1995 to increase the number of shares authorized under the Plan from 100,000 to 1,000,000 shares.

     The Directors Plan is administered by a committee made up of at least two members of the Board of Directors. The exercise price per share of any option granted under the Directors Plan shall not be less than the fair market value of such shares on the date of grant. Eligible directors include all members of the Board of Directors who are not also employees of the Company or any parent or subsidiary of the Company. Options expire five years from the date of grant, subject to earlier termination in accordance with the terms of the Directors Plan. All rights to exercise options terminate 90 days following the date the optionee ceases to serve as a director of the Company with certain exceptions.

     There were 45,000 stock options exercisable at March 31, 1996. At March 31, 1996 there were 95,000 stock options outstanding and 905,000 available for grant. The Company has reserved 1,000,000 shares of common stock for future issuance.

         On January 16, 1996, the Company filed with the Securities and Exchange Commission two Form S-8 Registration Statements, registering the 4,000,000 and the 1,000,000 common shares reserved respectively for issuance under the Company's 1992 Stock Option Plan and the Company's 1992 Directors Option Plan.

The following is a summary of option activity under the 1992 Stock Option Plan and the 1992 Directors Option Plan:

                                              1992 STOCK OPTION PLAN          1992 DIRECTORS OPTION PLAN
                                             -------------------------        --------------------------
                                                Number           Price           Number        Price
                                             of shares       per share        of shares    per share
                                             ---------       ---------        ---------    ---------
Outstanding at April 1, 1993                         0               -           25,000        $6.00
           Granted                             305,650           $6.00           10,000         7.00
                                             ---------                          -------
Outstanding at March 31, 1994                  305,650            6.00           35,000    6.00-7.00
           Granted                                   0               -           50,000         1.13
           Canceled                        [a] (60,348)           6.00          (10,000)        6.00
                                             ---------                          -------
Outstanding at March 31, 1995                  245,302            6.00           75,000    1.13-7.00
           Granted                             962,500        .94-6.00           20,000    1.44-4.38
           Canceled                           (281,805)       .94-6.00                -            -
           Exercised                            (3,932)      1.50-1.94                -            -
                                             ---------                          -------
Outstanding at March 31, 1996                  922,065      $ .94-6.00           95,000   $1.13-7.00
                                             =========                          =======

Note [a] - This amount of cancellation has been adjusted downward from 79,150 as previously reported during fiscal 1995 to 60,348 options, a reduction of 18,802 options resulting from a recomputation of the vesting formula.

     1992 Advisory Committee Plan

     The 1992 Advisory Committee Plan was adopted by the Board of Directors and approved by the Company's stockholders in October 1992. In May 1993, the Advisory Committee and the Advisory Committee Plan were terminated, and 30,000 options to purchase the Company's common stock at an exercise price of $18.00 were vested for all Advisory Committee members as of the date of termination of the Committee.

     Other Stock Options

      During 1996, the Company granted stock options to new and continuing Directors and officers of the Company. The aggregate stock options granted during fiscal year 1996 is 3,000,000. At March 31, 1996 there were 2,991,000 options outstanding with exercise prices ranging from $1.44 to $4.38. There were 493,537 stock options exercisable at March 31, 1996. The stock options are for a term up to five years and have vesting schedules based on different criteria including time qualifications and performance standards. The shares underlying the stock options are restricted and are unregistered. The Company plans to register the underlying shares at no cost to the option holders. There were 493,537 stock options exercisable at March 31, 1996.

NOTE P - SEGMENT AND CUSTOMER INFORMATION

     The Company is active in only one business segment: developing, marketing and supporting imaging, document and data management, and archival software products and related services. For the year ended March 31, 1996, sales made to UNISYS and to customer leads furnished by UNISYS accounted for approximately 21% of the Company's total sales. Amounts due from UNISYS were approximately 23% of the accounts receivable balance at March 31, 1996. For the year ended March 31, 1995, UNISYS accounted for approximately 33% of the Company's total sales and 12% of accounts receivable balance. Revenues from sales to Imtech were insignificant, and are accounted for at prices which approximate arm's-length transactions.

NOTE Q:  ACQUISITION

         On March 28, 1996, the Company acquired certain assets from the Courtland Group, Inc., ("Courtland") for $679,000, in cash, a note and common stock, plus the assumption of $96,000 in liabilities. Courtland, based in Columbia, Maryland, develops and sells advanced information retrieval, document management and advanced imaging software products. The acquisition was accounted for under the purchase method of accounting. Proforma unaudited results of operations for this acquisition are presented below for the fiscal year ended March 31, 1996.

                   Proforma Results of Operations (Unaudited)

                           INSCI (as
                            reported)  (C) Courtland   Adjustments     ProForma
                           ---------   -------------   -----------     --------
Revenue                     $ 7,913         $  767      $      -       $  8,680
Cost of Revenue               3,311            407             -          3,718
                            -------         ------      --------       --------
Gross Margin                  4,602            360             -          4,962
Expenses                      6,084            460      [A]  400          6,944
                            -------         ------      --------       --------
Loss from Operations         (1,482)          (100)         (400)        (1,982)
Interest Income-net              30              -      (B)   (4)            26
Income Tax Benefit                -             36           (36)             -
                            -------         ------      --------       --------
Net loss                     (1,452)           (64)         (440)        (1,956)
Preferred Stock Dividend        (27)             -             -            (27)
                            -------         ------      --------       --------
Net Loss Applicable to
  Common Shares             $(1,479)        $  (64)     $   (440)      $ (1,983)
                            =======         ======      ========       ========

Net Loss Per Common Stock                                              $  (0.53)
                                                                       ========
Weighted Average Common
  Shares Outstanding                                                      3,745
                                                                       ========

A. This adjustment reflects software amortization.
B. This adjustment reflects interest expense on the note payable to George Trigilio, Sr.
C. Courtland's activity is for the period from May 1, 1995 to March 31, 1996.

         The Company paid, on closing to Courtland, the sum of $150,000 and issued 58,968 shares of common stock. Additionally, the Company further issued 30,713 shares of its common stock and issued an interest free promissory note of $100,000 to George Trigilio, Sr. The Company also granted cost-free registration rights for the aggregate of 89,681 shares of common stock issued as a part of the purchase price. The Company also assumed certain agreements and leases in connection with the acquisition.

         The Company entered into an aggregate of seven employment and/or consulting agreements with seven former employees and/or shareholders of Courtland, wherein the Company agreed to issue up to an aggregate of $267,221 in shares of common stock of the Company valued at the ten-day average closing price for the ten (10) trading days prior to the close of its 1997 fiscal year, subject to the Company achieving a minimum of $1,500,000 in sales from the Courtland products. The consulting agreements provide that, in the event a minimum of $1,500,000 in sales is not achieved within a one-year period, no shares of common stock will be issued. In the event that greater than $2,000,000 are achieved the Company will issue an additional $194,815 in shares of common stock, valued as stated herein.

      The Company further entered into an employment agreement with George Trigilio, Jr., to employ him as an Executive Vice President of the Company with a minimum annual salary of $100,000 as well as incentive bonuses conditioned upon his performance. In addition, he was granted 300,000 stock options to purchase 300,000 shares of the Company's common stock at an exercise price of $4.38 per share, contingent upon the Company obtaining certain defined sales goals of Courtland products. In addition, he will also be entitled to receive $227,778 in shares of the Company's common stock, and an additional $135,186 in shares of common stock, upon the Company attaining $2,000,000 in sales of Courtland products. The price of a share will be determined based upon the ten day average closing price for the ten (10) trading days prior to the close of the Company's 1997 fiscal year.

NOTE R - SUBSEQUENT EVENTS

         (1) On April 30, 1996 the Company entered into an agreement with Norcross & Company ("Norcross") as a representative of the underwriting group that processed the Company's initial public offering in April 1994. The agreement provided that Norcross, as representative of the selling group, would exchange all issued and outstanding common stock purchase warrants issued upon completion of the Company's initial public offering, in exchange for 187,500 Warrants to purchase at 187,500 shares of the Company's Common Stock at $3.50 per share. The Warrants expire on April 15, 1998.

         The Company granted piggy-back registration rights to the Warrant Holders for the underlying shares of Common Stock to be issued pursuant to the exercise of the Warrants.

         The exchange agreement further provided that Norcross waive all anti-dilution rights that were granted pursuant to the issuance of the original common stock purchase warrants, in exchange for the new common stock purchase warrants that do not contain anti-dilution provisions.

         (2) The Company is at the current time negotiating with a broker-dealer and has received a proposed agreement with respect to an offering under a Regulation D Exemption of the Securities Act for convertible preferred stock of a minimum of $3,000,000 and a maximum of $5,000,000. The proposed terms involve a 30% discount to the trading market average of common stock as quoted on NASDAQ over a ten-day period with a minimum of a six-month lock-up period for any shares converted into common stock. The maximum conversion price per share subject to the 30% discount is $11.50 per share.

         The Company has received a check in the sum of $1,000,000 from an investor and intends to deposit the check in an Escrow Account. The funds will be utilized toward the minimum $3,000,000 of the proposed offering.

         (3) The Company is also discussing with another brokerage firm a proposed private offering and has received a proposed agreement with respect to an offering of convertible preferred stock for a minimum sum of $3,000,000 at $4.00 per unit, each unit consisting of a share of preferred stock convertible into one share of common stock in the event the average price is $6.00 per share for a period 20 out of 30 consecutive trading days. The unit will also contain a warrant to purchase an additional share of common stock for a period of three years at $5.50 per share.

         The Company has not executed any definitive agreement with any of the brokerage firms.

                                                  INSCI Corp.

                                                  SCHEDULE II
                                       VALUATION AND QUALIFYING ACCOUNTS

                                   YEARS ENDED MARCH 31, 1996, 1995 AND 1994

COLUMN A                                    COLUMN B          COLUMN C          COLUMN D           COLUMN E
--------                                    --------          --------          --------           --------
                                                              ADDITIONS
                                            BALANCE AT        CHARGED TO                           BALANCE AT
                                            BEGINNING          COST AND         DEDUCTIONS           END OF
DESCRIPTION                                  OF YEAR           EXPENSES          DESCRIBE             YEAR
--------                                    ----------        ----------        ----------         -----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS
  Year ended March 31, 1994.........        $  279,000        $  194,000        $ (234,000) (a)    $   239,000
  Year ended March 31, 1995.........           239,000                 -          (139,000) (b)        100,000
  Year ended March 31, 1996.........           100,000                 -                 -             100,000

RESERVE FOR RETURNS AND ALLOWANCES
  Year ended March 31, 1994.........        $        -        $        -        $        -         $         -
  Year ended March 31, 1995.........                 -            50,000 (c)             -              50,000
  Year ended March 31, 1996.........            50,000            73,120 (d)       (50,000) (e)         73,120

ALLOWANCE FOR LOSS ON LOAN
  Year ended March 31, 1994.........        $        -        $        -        $        -         $         -
  Year ended March 31, 1995.........                 -           150,000 (f)             -             150,000
  Year ended March 31, 1996.........           150,000                 -            (6,381)            143,619

ACCUMULATION AMORTIZATION OF
CAPITALIZED SOFTWARE DEVELOPMENT
COST
  Year ended March 31, 1994.........        $  821,000        $  427,000        $        -         $ 1,248,000
  Year ended March 31, 1995.........         1,248,000           218,000        (1,182,000) (g)        284,000
  Year ended March 31, 1996.........           284,000           718,000          (466,000) (g)        536,000

ACCUMULATION AMORTIZATION OF
PURCHASED SOFTWARE COSTS
  Year ended March 31, 1994.........        $        -        $        -        $        -         $         -
  Year ended March 31, 1995.........                 -                 -                 -                   -
  Year ended March 31, 1996.........                 -            42,000                 -         $    42,000

(a)  Amounts written off.
(b)  Includes $8,000 written off, $50,000 reclassified to reserve for returns and allowances and an $81,000 reversal of previous additions.
(c)  Includes $50,000 reclassified from allowance for doubtful accounts.
(d)  Includes $73,120 to establish reserve for possible allowances.
(e)  Includes $50,000 reversal of previous additions.
(f)  Includes $150,000 to reserve for probable loss on loan to officer.
(g)  Reflects the removal of fully amortized capitalized software no longer in use.

                                   INSCI CORP
                                  BALANCE SHEET
                                 (in thousands)
                                   (unaudited)

ASSETS                                                              DECEMBER 31,
                                                                       1996
                                                                    ------------
Current assets:
     Cash and cash equivalents                                        $ 4,776
     Accounts receivable, net                                           3,114
     Inventory                                                             93
     Prepaid expenses and other                                           207
                                                                      -------
       Total current assets                                             8,190
Property & equipment                                                    1,938
     Less: accumulated depreciation                                    (1,206)
                                                                      -------
       Total equipment, net                                               732
Capitalized software development costs,
     net of accumulated amortization of $960                              633
Purchased software, net of accumulated amortization of $298               956
Other assets                                                               89
                                                                      -------
Total assets                                                          $10,600
                                                                      =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Note payable                                                    $     15
     Accounts payable                                                     993
     Accrued liabilities                                                1,198
     Customer deposits                                                     20
     Unearned maintenance revenue                                         716
                                                                     --------
       Total current liabilities                                        2,942
Note payable                                                               44
Stockholders' equity :
  Common stock                                                             40
  Preferred stock                                                          39
  Additional paid-in capital                                           23,295
  Accumulated deficit                                                 (15,760)
                                                                     --------
       Total stockholders' equity                                       7,614
                                                                     --------
Total liabilities and stockholders' equity                           $ 10,600
                                                                     ========


                             See accompanying notes

                                             INSCI CORP
                                 CONDENSED STATEMENTS OF OPERATIONS
                              (in thousands, except per share amounts)
                                             (unaudited)


                                                         NINE MONTHS ENDED
                                                            DECEMBER 31,
                                                      1996              1995
                                                     -------         -------
Revenue
    Product                                          $ 4,473         $ 3,078
    Maintenance                                        1,435           1,296
    Services                                           2,472             698
                                                     -------         -------
       Total revenue                                   8,380           5,072
Cost of revenue
    Product                                            1,209           1,149
    Maintenance                                        1,032             730
    Services                                           1,095             479
                                                     -------         -------
       Total cost of revenue                           3,336           2,358
                                                     -------         -------
Gross margin                                           5,044           2,714
Expenses
    Sales and marketing                                2,746           1,645
    Product development                                1,545           1,060
    General and administrative                         1,496           1,202
    Litigation settlement costs                                          250
    Restructure/relocation costs                           -              89
                                                     -------         -------
       Total expenses                                  5,787           4,246
                                                     -------         -------

Income (loss) from operations                           (743)         (1,532)
Interest income (expense)
    Interest income                                       70              39
    Interest expense                                     (10)              -
                                                     -------         -------
       Interest income (expense) net                      60              39
                                                     -------         -------

Net income (loss)                                       (683)         (1,493)

Preferred stock dividend                                (220)            (27)
                                                     -------         -------

Net income (loss) applicable to common shares        $  (903)        $(1,520)
                                                     =======         =======
Net income (loss) per common share                   $ (0.23)        $ (0.42)
                                                     =======         =======

Weighted average common shares outstanding             3,983           3,641
                                                     =======         =======

                                   INSCI CORP
                            STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (unaudited)
                                                            NINE MONTHS ENDED
                                                                DECEMBER 31
                                                             1996         1995
                                                           -------      -------
Cash flows from operating activities:
  Net income (loss)                                        $  (683)     $(1,493)
  Reconciliation of net loss to net cash
  used in operating activities:
    Depreciation and amortization                              360          332
    Amortization of deferred software costs                    680          591
    Changes in assets and liabilities:
      Accounts receivable                                   (1,012)         (68)
      Inventory                                                (81)          (1)
      Prepaid expenses and other assets                        (80)          21
      Note payable                                             (33)            -
      Accounts payable                                         332           23
      Accrued and other liabilities                            134          287
      Customer deposits                                       (237)        (149)
      Unearned maintenance revenue                             142          (57)
                                                           -------      -------
Net cash used in operating activities                         (478)        (514)
Cash flows from investing activities:
    Additions to capitalized software development costs       (675)        (141)
    Capital expenditures                                      (259)        (112)
    Other assets                                                              3
                                                           -------      -------
Net cash used in investing activities                         (934)        (250)
Cash flows from financing activities:
    Proceeds from exercise of stock options                    156             -
    Proceeds from sale of preferred stock                    6,350        1,200
    Payment of preferred stock issuance costs                 (728)        (260)
    Redemption of preferred stock and dividends                          (1,000)
    Payment of capital lease obligations                       (26)         (28)
                                                           -------      -------
Net cash provided by (used in) financing activities          5,752          (88)
                                                           -------      -------

Net change in cash and cash equivalents                      4,340         (852)
Cash and cash equivalents at beginning of year                 436        1,605
                                                           -------      -------
Cash and cash equivalents at end of period                 $ 4,776      $   753
                                                           =======      =======



                             See accompanying notes

                                   INSCI CORP

                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (UNAUDITED)


BASIS OF PRESENTATION

      The financial statements included herein have been prepared by INSCI Corp (the "Company" or "INSCI"), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission (the "Commission"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, the Company believes that the disclosures contained herein are adequate to make the information presented not misleading. The financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's annual reports on Form 10-K, filed on July 1, 1996, for the fiscal year ended March 31, 1996, and with the Company's definitive proxy statement for its 1996 Annual Meeting of Stockholders filed with the Commission on July 29, 1996.

      In the opinion of the management of the Company, the accompanying unaudited financial statements reflect all adjustments (of a normal and recurring nature) which are necessary to present fairly the financial position of the Company as of December 31, 1996 and the results of operations and cash flows for the nine months ended December 31, 1996 and 1995. Operating results for the nine months ended December 31, 1996 are not necessarily indicative of the results that may be expected for the year ended March 31, 1997.

      The computation of income (loss) per common and common equivalent shares has been calculated on the basis of the weighted average number of common shares outstanding during each period. When dilutive, stock options and warrants are included as share equivalents using the modified treasury stock method.

No dealer, sales person or other individual has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus in the accompany Prospectus Supplement in connection with the offer contained in this Prospectus or the accompanying Prospectus Supplement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any agent or dealer. Neither the delivery of the Prospectus and the accompanying Prospectus Supplement, nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the dates as of which information is given in this Prospectus and in the accompanying Prospectus Supplement. This Prospectus and the accompanying Prospectus Supplement do not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

                              Table of Contents

Prospectus Summary ........................................................    2
Risk Factors ..............................................................    5
Use of Proceeds ...........................................................   14
Dividend Policy ...........................................................   14
Capitalization Table ......................................................   15
Selected Financial Data ...................................................   17
Management's Discussion and Analysis of Financial Condition and Results
  of Operations ...........................................................   18
Business ..................................................................   30
Management ................................................................   43
Principal Holders .........................................................   54
Selling Stockholders ......................................................   56
Certain Relationships and Related Transactions ............................   64
Plan of Distribution.......................................................   66
Description of Stock (Common Stock) .......................................   67
Validity of Shares ........................................................   72
Additional Information ....................................................   72
Documents Incorporated by Reference .......................................   73
Indemnification ...........................................................   74
Index to Consolidated Financial Statements.................................  F-1


                              15,923,220 SHARES OF
                                  COMMON STOCK
                                ($.01 PAR VALUE)


                                  {CORP. LOGO}

                                   INSCI CORP.



                                   ----------

                                   PROSPECTUS

                                   ----------





                                February   , 1997

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.          Other Expenses of Issuance and Distribution.(1)

         Registration Fee.............................................  $ 25,748
         Legal Fees and Disbursements.................................  $ 50,000
         Accounting Fees..............................................  $ 32,000
         Miscellaneous................................................  $  6,000
                                                                        --------
                  Total...............................................  $113,748

Item 14.          Indemnification of Directors and Officers.

         Section 145 of the Delaware general Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the "Act").

         As permitted by the DGCL, the registrant's Certificate of Incorporation (the "Charter") provides that, to the fullest extent permitted by the DGCL, no director shall be liable to the registrant or to its stockholders of monetary damages for breach of his fiduciary duty as a director. Delaware law does not permit the elimination of liability (i) for any breach of the director's duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payment or stock redemptions or repurchases, or (iv) for any transaction from which the director derives an improper personal benefit. The effect of this provision in the Charter is to eliminate the rights of the registrant and its stockholders (through stockholders' derivative suits on behalf of the registrant) to recover monetary damages against a director for breach of fiduciary duty as a director thereof )including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

         The registrant's Bylaws (the "Bylaws") provide that the registrant may indemnify any person who was or is a party of is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant) by reason of the fact that he is or was director, officer, employee or agent of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of any other corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful

--------
(1) All of the items except the Registration Fee are estimated. All of the expenses of this offering are being borne by the Company.

Item 15.          Recent Sales of Unregistered Securities

         The registrant has not issued or sold securities within the past three years pursuant to offerings that were not registered under the Securities Act of 1933, as amended (the "Securities Act"), except as follows:

         The following sales were made in reliance upon the exemptions from registration under the 1933 Act pursuant to Sections 3(b) and 4(2) thereof and regulation D promulgated thereunder:

         (i) In April of 1995, the Registrant completed a private placement offering in which it issued $1,240,000 90-Day 10% Subordinated Notes repaid in the form of the Registrant's 10% Convertible Redeemable Preferred Stock. Additionally, D.H. Blair and Company received a three (3) year option to purchase $297,500 90-Day 10% Subordinated Notes as a fee under the placement offering. See the "Selling Shareholder Table" for a complete listing of holders of 10% Convertible Redeemable Preferred Stock and the estimated amount of underlying shares of the Registrant's Common Stock.

         (ii) In September of 1996, the Registrant completed a private placement offering in which it issued 1,350,000 shares of 10% Convertible Preferred Stock. Additionally, 30,000 shares of Common Stock and 112,000 options for a period of three (3) years from the completion of the placement were issued to Amerivett/Dymally Securities Inc. as selling commissions. See the "Selling Shareholder Table" for a complete listing of holders of 10% Convertible Preferred Stock and the estimated amount of underlying shares of the Registrant's Common Stock.

         (iii) In November of 1996, the Registrant completed a private placement offering of Units. The Registrant issued 1,333,334 Units. Additionally, the Registrant issued 133,334 Units to J. Michael Reisert Securities Inc. See the "Selling Shareholder Table" for a complete listing of holders of Units and the estimated amount of underlying shares of the Registrant's Common Stock.

Item 16.          Exhibits

     3.1/       Certificate of Incorporation of the Company.
     3.2/       Bylaws of the Company.
     3.3/       Amendment to Certificate of Incorporation of the Company
                Creating Preferred Stock.
     4.1**      Form of Warrant issued in the Company's 8% Unit Private
                Placement
     5.1**      Opinion of Baratta & Goldstein as to legality.
    10.1/       1992 Stock Option Plan.
    10.2/       1992 Directors Option Plan.
    10.3/       1992 Advisory Committee Plan.
    10.4/       Accounts Financing Agreement between the Registrant and
                Congress Financial
                Corporation, and related documents.
    10.5/       Form of 1991 Option.
    10.6/       Form of 1992 Warrants.
    10.7/       Form of 1992 Convertible Subordinated Note.
    10.8/       Form of 1992 Contingent Warrants.
    10.9/       Form of 1993 Warrant 3/4 Version A.
    10.10/      Form of 1993 Release Agreement.
    10.11/      Form of Management Agreement between the Registrant and Imtech.
    10.12/      Form of Tax Sharing Agreement between the Registrant and Imtech.
    10.13/      Form of Indemnification Agreement with the Registrant's
                Directors.
    10.14/      Marketing Associate Solution Alliance Agreement between UNISYS
                Corporation and Registrant.
    10.16/      Data General Value Added Reseller Discount Purchase Agreement.
    10.17/      Data General Optical Systems and Software Agreement.
    10.18/      Distribution Agreement between Fiserv CIR, Inc. and Registrant.
    10.19/      Lease Agreement relating to the Company's White Plains, New
                York headquarters.
    10.20/      Forms of Customer License Agreements used by the Company.
    10.21/      Forms of Employee Confidentiality Agreements used by the
                Company.
    10.22/      Nondisclosure and Noncompetition Agreement between the
                Registrant, Imtech and Mason Grigsby.
    10.23/      Form of 1993 Warrant - Version B.
    10.24/      Employment Agreement between the Company and John L. Gillis.
    10.25/      Employment Agreement between the Company and Kris Canekeratne.
    10.26/      Form of 1993 Exchange Agreement and Investor Suitability
                Representations.
    10.27/      Form of 1993 Conversion Agreement.
    10.28/      Waivers by Congress Financial Corporation.
    10.29/      Form of Investor's Warrant Agreement.
    10.30/      Form of Representative's Warrant Agreement.
    10.31/      License Agreement between Bull HN Information Systems, Inc.
                and Registrant.
    10.33/      Loan Agreement between BNY Financial Corporation and Registrant.
    10.34/      Preferred Stock Subscription Agreement between the Company and Imtech relating to Preferred Stock.
    10.35/      Business Partner Agreement between International Business
                Machines Corporation and Registrant.
    10.36/      Waiver by BNY Financial Corporation.
    10.37/      Stock Escrow Agreement between Registrant, Imtech and First
                Union National Bank of North Carolina (as Escrow Agent).
    10.39/      Promissory Note to the Company from John L. Gillis and Sandra
                Gillis.
    10.40/      Stock pledge agreement by John L. Gillis and Sandra Gillis in favor of the Registrant.
    10.41/      Amendment to Loan Agreement between BNY Financial Corporation and Registrant.
    10.42/      Lease agreement relating to the Company's Westborough, MA
                headquarters.
    10.43/      Employment agreement with Jack Steinkrauss.
    10.44/      First amendment to employment agreement with John Gillis.
    10.45/      First amendment to employment agreement with Kris Canekeratne.
    10.46/      Agreement for system purchase by The Northern Trust Company.
    10.47/      Preferred stock conversion agreement.
    10.48/      Technology and Reseller Agreement with Elixir Technologies, Inc.
    10.49/      Private Placement Term Sheet and Exhibits for offering of
                90-Day 10% Subordinated Notes. Repayable in Cash or in Shares
                of the Company's Proposed 10% Convertible Preferred Stock
    10.50/      First Amendment to Private Placement Term Sheet and Exhibits.
    10.51/      Employment agreement with Edward J. Prince.
    10.52/      Release by BNY Financial Corporation of the Company's
                guarantee of the obligations of Imtech under the shared credit facility agreement.
    10.53/      Employment Contract with George Trigilio, Jr.
    10.54/      Certificate of Amendment to the Certificate of Incorporation.
    10.55/      Amendment to Employment Contract for Dr. E. Ted Prince, CEO.
    23.1*       Consent of Mahoney Cohen Rashba and Pokart, CPA, PC.
    23.2*       Consent of Grant Thornton LLP
    24.1*       Power of Attorney.`
    27.1*       Financial Data Schedule Year Ended March 31, 1996.
    27.2*       Financial Data Schedule Quarter Ended December 31, 1996.

    /           Previously Filed; Incorporated by Reference.
    *           Filed with this Registration Statement.

Item 17.  Undertakings.

    The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individual or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Not withstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

    (iii) To include any material information with respect tot the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this S-1 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on February 21, 1997.


                                                   INSCI Corp.
                                   ----------------------------------------
                                                  (Registrant)


                           By:     /s/ Dr. E. Ted Prince
                                   ----------------------------------------
                                       Dr. E. Ted Prince, President, Chief
                                       Executive Officer and Director
                                            (Signature and Title)

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:


    SIGNATURE                             TITLE                    DATE
    ---------                             -----                    ----

/s/ Dr. E. Ted Prince               Chairman, President       February 21, 1997
------------------------------        and Director



/s/ Leonard Gartner                 Director                  February 21, 1997
------------------------------



/s/ Richard Gerstner                Director                  February 21, 1997
------------------------------



/s/ Francis X. Murphy               Director                  February 21, 1997
------------------------------



/s/ Robert Oxenberg                 Director                  February 21, 1997
------------------------------



/s/ John Gillis                     Executive Vice President  February 21, 1997
------------------------------



/s/ Roger Kuhn                      Vice President and Chief  February 21, 1997
------------------------------        Financial Officer

                                 EXHIBIT INDEX


EXHIBIT NO.         DESCRIPTION
-----------         -----------

   23.1             Consent of Independent Accountants
   23.2             Consent of Independent Certified Public Accountants
   24.1             Power of Attorney

   27.1             Financial Data Schedule
                    Year Ended March 31, 1996

   27.2             Financial Data Schedule
                    Quarter Ended December 31, 1996